UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Accenture SCA

(Name of Registrant as Specified in Its Charter)

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ACCENTURE SCA

Notice of Extraordinary General Meeting of Shareholders

to be held on June 26, 2015

The shareholders of Accenture SCA, a Luxembourg partnership limited by shares (société en commandite par actions) registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) under the number B 79874, with its registered and principal office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, are invited to attend the:

EXTRAORDINARY GENERAL MEETING.

The Board of Directors of Accenture plc, the general partner and manager of Accenture SCA, has approved a merger (the “Merger”) of Accenture SCA with Accenture Holdings plc, an Irish company and direct subsidiary of Accenture plc. In order to consummate the Merger, shareholders of Accenture SCA will be asked to approve, among other things, the common draft terms of merger (the “Common Draft Terms of Merger”), attached as Annex A to the accompanying information statement, at the extraordinary general meeting of all shareholders of Accenture SCA (the “Extraordinary General Meeting”).

The Extraordinary General Meeting will be held on June 26, 2015, at 12:00 noon, local time, in Luxembourg at the offices of Allen & Overy s.c.s. at 33, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, with the following agenda of proposals to:

1.	approve the Common Draft Terms of Merger, whereupon and assuming the other conditions to the Merger are satisfied, shareholders of Accenture SCA Class I Common Shares (other than Accenture SCA itself) will receive, on a one-for-one basis, ordinary shares of Accenture Holdings plc;

2.	acknowledge that all the legal formalities prescribed by the Luxembourg law dated August 10, 1915 on commercial companies, as amended (the “Luxembourg Companies Act”), in respect of the proposed Merger and namely the provisions of article 267 of the Luxembourg Companies Act have been duly accomplished with respect to Accenture SCA and Accenture Holdings plc;

3.	acknowledge the expiration of the mandate of the general partner and manager of Accenture SCA on the effective date of the Merger and authorize the discharge (quitus) of the general partner and manager of Accenture SCA in respect of the performance of its duties; and

4.	the transaction of such other business as may properly come before the Extraordinary General Meeting and any adjournment thereof.

The foregoing proposals are more fully described in the information statement accompanying this notice.

The general partner and manager has fixed 11:59 p.m., local time, in Luxembourg on April 22, 2015 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Extraordinary General Meeting. This means that only those persons who were registered holders of Accenture SCA’s shares at 11:59 p.m., local time, in Luxembourg on that date will be entitled to receive notice of the meeting and to attend and vote at the meeting. Proof of ownership of shares as of the record date, as well as a form of personal identification, must be presented in order to be admitted to the Extraordinary General Meeting.

The general partner and manager of Accenture SCA is not asking you for a proxy in connection with the Extraordinary General Meeting and you are requested not to send us a proxy. As of the record date, Accenture plc held 95% of the Accenture SCA Class I Common Shares entitled to vote at the Extraordinary General Meeting, and therefore has the power, acting by itself, to approve all matters scheduled to be voted upon at the Extraordinary General Meeting.

Important Notice Regarding the Availability of the Notice of Extraordinary General Meeting of Shareholders and information statement for the Extraordinary General Meeting to Be Held on June 26, 2015: This Notice of Extraordinary General Meeting of Shareholders and information statement are available on the Investor Relations section of Accenture’s website (http://investor.accenture.com). Information on or accessible through the website is not incorporated herein by reference.

The accompanying information statement incorporates documents by reference. Please see “Where You Can Find More Information” beginning on page 85 of the accompanying information statement for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, without charge and upon request directed to our Investor Relations Group by telephone in the United States and Puerto Rico at +1 877-ACN-5659 (+1 877-226-5659) and outside the United States and Puerto Rico at +353 1 407-8203, by e-mail at investor.relations@accenture.com, or by mail at Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA. To ensure timely delivery of these documents, any request should be made by June 24, 2015. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in the accompanying information statement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the transaction or determined if the accompanying information statement is truthful or complete. Any representation to the contrary is a criminal offense.

The accompanying information statement is dated May 18, 2015 and is first being mailed to shareholders of Accenture SCA on or about May 21, 2015.

Accenture SCA, represented

by its general partner and manager

ACCENTURE PLC

Dated: May 18, 2015

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CERTAIN TERMS

Unless otherwise specified or the context requires otherwise, as used in this information statement, the following terms have the meanings ascribed to them below:

•	“Accenture” and the “Accenture group” mean Accenture plc and its direct and indirect subsidiaries.

•	“Accenture Holdings” means Accenture Holdings plc, an Irish public limited company and a subsidiary of Accenture plc.

•	“Class I Common Shares” means Accenture SCA Class I Common Shares.

•	“Class I Common Shareholders” means holders of Class I Common Shares.

•	“Common Draft Terms of Merger” mean the common draft terms of merger, attached as Annex A to this information statement.

•	“Directive” means the Council Directive No 2005/56/EC of the European Parliament and of the Council of October 26, 2005.

•	“Extraordinary General Meeting” means the extraordinary general meeting of all shareholders of Accenture SCA to be held on June 26, 2015.

•	“Irish Companies Acts” means the Irish Companies Acts 1963 to 2013 until such time as the Companies Act 2014 has become effective, after which time means the Irish Companies Act 2014.

•	“Irish Companies Acts 1963 to 2013” means the Companies Acts 1963 to 2013 of Ireland.

•	“Irish Companies Act 2014” means the Companies Act 2014 of Ireland, which consolidated the Irish Companies Acts 1963 to 2013, and is expected to become effective June 1, 2015.

•	“Irish High Court” means the High Court of Ireland.

•	“Irish Regulations” means the European Communities (Cross-Border Mergers) Regulations 2008, as amended, of Ireland.

•	“Luxembourg Companies Act” means the Luxembourg Law Governing Commercial Companies dated August 10, 1915, as amended.

•	“Merger” means the merger of Accenture SCA with Accenture Holdings plc.

•	“Order” means the order of the Irish High Court confirming scrutiny of the legality of the Merger and determining the fairness of the terms and conditions of the Merger to Class I Common Shareholders, and setting the Merger effective date and time.

•	“SEC” means the United States Securities and Exchange Commission.

•	“we,” “our company,” “our” and “us” mean Accenture SCA and its subsidiaries prior to the Merger and Accenture Holdings plc and its subsidiaries after the Merger.

FORWARD LOOKING STATEMENTS

This information statement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to our operations, results of operations and other matters that are based on our current expectations, estimates, assumptions and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements.

Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to, the factors discussed under the section entitled “Risk Factors.” Our forward-looking statements speak only as of the date of this information statement, the date of the applicable incorporated document or as of the date they are made, and we undertake no obligation to update them.

These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements.

The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the Irish High Court for and to satisfy the other conditions to the Merger on the expected timeframe or at all, our ability to realize the expected benefits from the Merger, the occurrence of difficulties in connection with the Merger and any unanticipated costs in connection with the Merger.

The foregoing factors are in addition to those factors discussed under “Risk Factors” and “Proposal Number One: The Merger” and elsewhere in this information statement, as well as those in the documents that we incorporate by reference into this information statement (including, without limitation, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended August 31, 2014 and subsequent filings with the SEC). There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

ACCENTURE SCA

INFORMATION STATEMENT

GENERAL INFORMATION

THE GENERAL PARTNER AND MANAGER OF ACCENTURE SCA IS NOT ASKING YOU FOR A PROXY IN CONNECTION WITH THE EXTRAORDINARY GENERAL MEETING.

The Merger

The Board of Directors of Accenture plc, the general partner and manager of Accenture SCA, has approved a merger of Accenture SCA with Accenture Holdings plc, a direct subsidiary of Accenture plc. In order to consummate the Merger, shareholders of Accenture SCA will be asked to approve, among other things, the Common Draft Terms of Merger at the Extraordinary General Meeting.

Date, Time and Place of the Extraordinary General Meeting

This information statement is provided to the shareholders of Accenture SCA, a Luxembourg partnership limited by shares (société en commandite par actions) with its registered and principal office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg (“Accenture SCA”) and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) under the number B 79874, in connection with the Extraordinary General Meeting to be held at 12:00 p.m., local time, on June 26, 2015 and any adjournments or postponements thereof. The Extraordinary General Meeting will be held at the offices of Allen & Overy s.c.s. at 33, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

Who Can Vote; Votes Per Share at the Extraordinary General Meeting

All persons who are Class I Common Shareholders at 11:59 p.m., local time, in Luxembourg on April 22, 2015 (the “record date”) are shareholders of record for the purposes of the Extraordinary General Meeting and, other than Accenture SCA and its direct and indirect subsidiaries, will be entitled to vote at the Extraordinary General Meeting. As of such time, there were 673,991,390 outstanding Class I Common Shares held by 1,051 shareholders of record (which numbers do not include shares held by Accenture SCA and its direct and indirect subsidiaries). 638,777,161 of those outstanding shares were held by Accenture plc, the general partner and manager of Accenture SCA. These shareholders of record will be entitled to one vote per Class I Common Share of Accenture SCA on all matters submitted to a vote of shareholders, so long as those votes are represented at the Extraordinary General Meeting. Your shares will be represented if you attend and vote at the Extraordinary General Meeting in person or by a proxy designated by you.

Quorum and Voting Requirements

Quorum. There are three proposals to be considered at the Extraordinary General Meeting. In order for the proposals to be approved, at least 50% of the Class I Common Shares issued and outstanding and entitled to vote at the Extraordinary General Meeting as of the record date must be represented in person or by a proxy designated by such holder at the Extraordinary General Meeting. The quorum requirement will be satisfied as Accenture plc, which held 95% of Class I Common Shares entitled to vote as of the record date, will be represented at the Extraordinary General Meeting.

Voting. Each of the proposals must be approved at the Extraordinary General Meeting by the affirmative vote of two-thirds of the Class I Common Shares represented and voting at the Extraordinary General Meeting, with each holder of Class I Common Shares of record and entitled to vote having one vote per share. Abstentions and null votes will not be counted for the determination of such threshold.

Accenture plc held 95% of Class I Common Shares entitled to vote as of the record date and, therefore, has the power, acting by itself, to approve all matters scheduled to be voted upon at the Extraordinary General Meeting. Accenture plc will vote all of the shares that it holds in favor of approving each of the proposals set out in the agenda of the Extraordinary General Meeting. Therefore, the proposals will be passed at the Extraordinary General Meeting.

OVERVIEW

Class I Common Shareholders of Accenture SCA are being asked to approve the Common Draft Terms of Merger at the Extraordinary General Meeting. Upon the approval thereof, and assuming the other conditions to the Merger are satisfied, Class I Common Shareholders (other than Accenture SCA itself) will receive, on a one-for-one basis, ordinary shares of Accenture Holdings, an Irish public limited company and a subsidiary of Accenture plc.

Concurrent to the approval of the Common Draft Terms of Merger, Class I Common Shareholders of Accenture SCA are being asked to acknowledge that all the legal formalities prescribed by the Luxembourg Companies Act, in respect of the proposed Merger have been duly accomplished with respect to Accenture SCA and Accenture Holdings, and to acknowledge the expiration of the mandate of and authorize the discharge (quitus) of the general partner and manager of Accenture SCA of the performance of its duties for Accenture SCA.

There are several steps required to effect the Merger:

Extraordinary General Meeting. On June 26, 2015, we will hold the Extraordinary General Meeting to approve the proposals, including approval of the Common Draft Terms of Merger. Accenture plc, which held 95% of Class I Common Shares entitled to vote as of the record date, will vote all of the shares that it holds in favor of approving the proposals. Therefore, the proposals will be passed at the Extraordinary General Meeting. See “The Extraordinary General Meeting.”

As a condition to the Merger, Accenture Holdings’ shareholders (Accenture plc being the sole beneficial owner of Accenture Holdings) are also required to approve the Merger and Accenture plc will approve the Merger in its capacity as shareholder of Accenture Holdings.

Luxembourg. If we obtain the necessary approvals from Class I Common Shareholders at the Extraordinary General Meeting, we will file the minutes of the Extraordinary General Meeting approving the Merger with the Luxembourg Trade and Companies Register, publish these minutes in the Luxembourg official gazette, and apply to the civil law notary in Luxembourg for a merger certificate confirming that Accenture SCA has completed the pre-merger requirements. The issuance of this certificate is one of the conditions to the Irish High Court granting the Order confirming the Merger. A pre-merger certificate is also required for Accenture Holdings, and the Irish High Court will therefore be requested to confirm that Accenture Holdings has satisfied the pre-merger requirements. This application will be included as part of the overall application to the Irish High Court to confirm the Merger as described further below.

Ireland. On April 10, 2015, Accenture plc, the parent company and the general partner and manager of Accenture SCA, formed Accenture Holdings, an Irish public limited company, as a direct subsidiary of Accenture plc. On April 22, 2015, we filed preliminary papers with the Irish High Court to (1) seek its confirmation that it would determine the fairness of the terms and conditions of the Merger to all persons to whom it is proposed to issue shares in connection therewith and (2) appoint a joint expert acting for Accenture SCA and Accenture Holdings related to the fairness of the exchange ratio that determines the shares to be issued in the Merger. On April 27, 2015, the Irish High Court held a preliminary hearing and issued an order to approve our preliminary application.

Upon the receipt of the certificate from the civil law notary in Luxembourg described above, Accenture Holdings and Accenture SCA will jointly apply to the Irish High Court for an Order confirming scrutiny of the legality of the Merger and determining the fairness of the terms and conditions of the Merger to Class I Common Shareholders, and setting the Merger effective date and time. This Irish High Court application involves a preliminary hearing where the Irish High Court will set a date for the hearing of the substantive application. At the final hearing, the Irish High Court will be requested to issue a pre-merger certificate and make an order confirming that the procedural requirements of the Merger have been complied with in accordance with the Irish Regulations, as well as make a determination of the fairness of the terms and conditions of the Merger to Class I Common Shareholders of Accenture SCA.

Effectiveness. If all of the conditions are satisfied (and we do not abandon the Merger prior to obtaining the Irish High Court’s Order), the Merger will take effect on the effective date prescribed in the Order. We currently anticipate the effective date to be on or about August 26, 2015. Once the Merger takes effect as provided for in the Irish Regulations, it may not be declared null and void and the Order made by the Irish High Court, specifying the date on which the Merger shall take effect, shall constitute conclusive evidence of the effectiveness of the Merger.

In connection with the Merger, the following steps will occur by operation of law:

1.	Accenture SCA will be merged with and into Accenture Holdings, with Accenture Holdings as the surviving entity (Accenture SCA will be dissolved without going into liquidation as a result);

2.	all of the assets and liabilities of Accenture SCA will be transferred to Accenture Holdings;

3.	each Class I Common Shareholder of Accenture SCA (other than Accenture SCA itself) will receive one ordinary share of Accenture Holdings for every Class I Common Share held by such shareholder;

4.	all legal proceedings pending by or against Accenture SCA will be continued with the substitution, for Accenture SCA, of Accenture Holdings as a party; and

5.	contracts, agreements or instruments to which Accenture SCA is a party will be construed and have effect as if Accenture Holdings had been a party thereto instead of Accenture SCA, and Accenture Holdings will have the same rights and be subject to the same obligations to which Accenture SCA is subject to under such contracts, agreements or instruments.

As a result of the Merger, the holders of Class I Common Shares will become holders of ordinary shares of Accenture Holdings, and Accenture SCA will cease to exist.

As of the record date on April 22, 2015, 1,049,032,064 Class I Common Shares were issued and outstanding. Class I Common Shares held by Accenture SCA and its direct and indirect subsidiaries cannot be voted at the Extraordinary General Meeting under Luxembourg law. Accenture plc held 95% of Class I Common Shares entitled to vote as of the record date and will vote in favor of approving the proposals. Therefore, the proposals will be passed at the Extraordinary General Meeting.

After the Merger, you will own an interest in a company that will continue to conduct the same functions as conducted by Accenture SCA before the Merger. The number of ordinary shares you will own in Accenture Holdings will be the same as the number of Class I Common Shares you owned in Accenture SCA immediately prior to the Merger, and your economic and voting rights will remain unchanged as a result of the Merger. As holders of ordinary shares of Accenture Holdings, you will continue to hold the same number of Class X ordinary shares of Accenture plc you held prior to the Merger entitling you to vote, along with holders of Class A ordinary shares of Accenture plc, on matters submitted to a vote of Accenture plc shareholders. In addition, as is the case with your Class I Common Shares, you will continue to be able to have your Accenture Holdings shares redeemed for cash or for Class A ordinary shares of Accenture plc in a manner consistent with the terms on which Accenture SCA shareholders currently can have their shares redeemed.

The following diagram depicts our voting power and abbreviated organizational structure before and after the Merger:

QUESTIONS AND ANSWERS ABOUT THE MERGER

The general partner and manager of Accenture SCA is not asking you for a proxy in connection with the Extraordinary General Meeting.

GENERAL

1.	Q: Why am I receiving this information statement?

A:	SEC rules require that we provide Class I Common Shareholders of Accenture SCA with this information statement in connection with the approval of the proposed Merger and related matters, which will be acted upon at the upcoming Extraordinary General Meeting. As of the record date, Accenture plc held 95% of the Class I Common Shares of Accenture SCA entitled to vote at the Extraordinary General Meeting, and therefore has the power, acting by itself, to approve all matters scheduled to be voted upon at the Extraordinary General Meeting. Accenture plc will vote all of the shares that it holds in favor of approving each of the proposals set out in the agenda of the Extraordinary General Meeting. Therefore, the proposals will be passed at the Extraordinary General Meeting.

2.	Q: What proposals are being voted on at the Extraordinary General Meeting?

A:	The following proposals are being voted on at the Extraordinary General Meeting:

(1)	the approval of the Common Draft Terms of Merger. Upon the approval thereof, and assuming the other conditions to the Merger are satisfied, Class I Common Shareholders (other than Accenture SCA itself) will receive, on a one-for-one basis, ordinary shares of Accenture Holdings;

(2)	the acknowledgement that all the legal formalities prescribed by the Luxembourg Companies Act in respect of the proposed Merger and namely the provisions of article 267 of the Luxembourg Companies Act have been duly accomplished with respect to Accenture SCA and Accenture Holdings;

(3)	the acknowledgement that the expiration of the mandate of the general partner and manager of Accenture SCA on the effective date of the Merger and authorization of the discharge (quitus) of the general partner and manager of Accenture SCA in respect of the performance of its duties; and

(4)	the transaction of such other business as may properly come before the Extraordinary General Meeting and any adjournment thereof.

3.	Q: Who can vote at the Extraordinary General Meeting?

A:	All persons who were registered holders of Class I Common Shares at 11:59 p.m., local time, in Luxembourg on April 22, 2015, the record date for the Extraordinary General Meeting, are shareholders of record for the purposes of the Extraordinary General Meeting and other than Accenture SCA and its direct and indirect subsidiaries, will be entitled to attend and vote, in person or by a proxy designated by such holder, at the Extraordinary General Meeting and any adjournments or postponements thereof.

Each holder of Class I Common Shares entitled to vote will be entitled to one vote per share at the Extraordinary General Meeting. Accenture plc held 95% of Class I Common Shares entitled to vote as of the record date and, therefore, has the power, acting by itself, to approve all matters scheduled to be voted upon at the Extraordinary General Meeting.

4.	Q: Why do you want to merge Accenture SCA with and into Accenture Holdings?

A.	We believe this transaction is in the best interests of Accenture and Accenture SCA shareholders. It will simplify the Accenture group’s structure, reduce administrative burdens, result in economic efficiencies and further consolidate the Accenture group in Ireland, where Accenture SCA’s parent company, Accenture plc, is incorporated. There will be no change in how Accenture goes to market, how we manage our business or how we serve our clients.

See “Proposal Number One: The Merger—Reasons for the Merger” and “Risk Factors.”

5.	Q: When is the Merger expected to be completed?

A:	We currently expect to complete the Merger on or about August 26, 2015. However, until the issuance of the Order of the Irish High Court, which we need in order to complete the Merger, the Merger may be abandoned or delayed by the general partner and manager of Accenture SCA, even if the Merger has been approved by Class I Common Shareholders and all other conditions to the Merger (other than the approval of the Irish High Court) have been satisfied.

See “Proposal Number One: The Merger—Amendment, Termination or Delay.”

6.	Q: Do I have appraisal rights with respect to the Class I Common Shares I own?

A:	No. Class I Common Shareholders do not have appraisal rights.

7.	Q: How will ordinary shares of Accenture Holdings differ from Class I Common Shares of Accenture SCA?

A:	Ordinary shares of Accenture Holdings will be similar to Class I Common Shares. However, there are differences between what your rights will be as a shareholder of Accenture Holdings under Irish law and what they currently are as a shareholder of Accenture SCA under Luxembourg law. We discuss these and other differences in detail under “Description of Ordinary Share Capital of Accenture Holdings” and “Comparison of Rights of Shareholders and Governance.” Accenture Holdings’ memorandum and articles of association, substantially in the form attached to this information statement as Annex B, will govern Accenture Holdings after the effective date of the Merger.

TAX MATTERS RELATED TO CLASS I COMMON SHAREHOLDERS

Please refer to “Material Tax Considerations Relating to the Merger” for a description of the material U.S. federal income tax, Irish tax and Luxembourg tax consequences of the Merger to Accenture SCA shareholders and Accenture Holdings shareholders. Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation. We urge you to consult your personal tax advisors.

8.	Q: Is the Merger taxable to me?

A:	U.S. Federal Income Tax

We believe that U.S. Holders and Non-U.S. Holders (as defined in “Material Tax Considerations Relating to the Merger—Material U.S. Federal Income Tax Considerations”) should not recognize gain or loss for U.S. federal income tax purposes in the Merger. However, this conclusion applies only to U.S. Holders and Non-U.S. Holders who hold their Class I Common Shares as capital assets (as defined in “Material Tax Considerations Relating to the Merger—Material U.S. Federal Income Tax Considerations”). Furthermore, the relevant tax rules are complex and there is little guidance as to their application. Accordingly, this conclusion is not free from doubt. See “Material Tax Considerations Relating to the Merger—Material U.S. Federal Income Tax Considerations.”

Irish Tax

We believe that Non-Irish Holders (as defined in “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations”) will not be subject to Irish capital gains tax (“Irish CGT”) on the cancellation of their Class I Common Shares, or on the receipt of ordinary shares of Accenture Holdings pursuant to the Merger. However, this conclusion applies only to Non-Irish

Holders who hold their Class I Common Shares as capital assets. See “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations—Irish Tax on Chargeable Gains (Irish CGT).”

Luxembourg Tax

We believe that individual Class I Common Shareholders who are not resident in Luxembourg will not be subject to Luxembourg tax as a result of the Merger. See “Material Tax Considerations Relating to the Merger—Material Luxembourg Tax Considerations.”

Tax Residents of Certain Other Jurisdictions

We believe that for holders of Class I Common Shares resident in Australia, the Merger will be a taxable exchange in which gain or loss will be recognized. We further believe that for holders of Class I Common Shares resident in Denmark, France, Italy, Norway, Spain or Sweden, the Merger should not be a taxable event under the tax laws of the country in which such holders are resident. However, tax laws are complex and the tax consequences in any individual case may depend on the facts and circumstances. You should consult your personal tax advisors concerning the applicable tax consequences of the Merger.

9.	Q: Will there be any Irish withholding tax on dividends paid on ordinary shares of Accenture Holdings?

A:	Irish dividend withholding tax (“DWT”) (currently at a rate of 20%) will apply to dividends paid on ordinary shares of Accenture Holdings unless shareholders qualify for an exemption. Shareholders resident in the United States, any European Union member state (other than Ireland) or in any of the other countries listed in Annex C attached to this information statement (together, the “Exempt Territories”) may be entitled to an exemption from DWT. Shareholders must complete the appropriate Irish Revenue Commissioners DWT forms and furnish them to Accenture Holdings’ transfer agent to qualify for an exemption. Shareholders should contact their personal tax advisors or GlobeTax at +1 212-747-9100 or eCertsIreland@GlobeTax.com (please note that minor administrative fees will apply). Accenture Holdings shareholders that are not resident in an Exempt Territory may be subject to DWT. See “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations—Withholding Tax on Dividends (DWT).”

You should be aware that the consequences of and exemptions from DWT may be materially different than those associated with any Luxembourg withholding tax to which you have been subject as a Class I Common Shareholder. You should consult your personal tax advisors as to the tax consequences of receiving dividends on ordinary shares of Accenture Holdings.

10.	Q: Will there be Irish capital acquisition tax on gifts and/or inheritances of ordinary shares of
Accenture Holdings after the Merger?

A:	Irish capital acquisitions tax (“CAT”) (currently levied at a rate of 33% on the value of any taxable gift or inheritance) applies to a gift or inheritance of Irish property irrespective of the place of residence, ordinary residence, or domicile of the donor or recipient. The recipient has primary liability for CAT.

A gift of ordinary shares of Accenture Holdings will be subject to CAT, unless the gift qualifies for an exemption from CAT. Gifts of shares of Accenture Holdings to spouses and charities, as well as gifts to children below a certain threshold, qualify for an exemption and therefore are not subject to CAT. Also, we believe a gift of membership interests in certain non-Irish entities that hold shares of Accenture Holdings will not be a gift of Irish property and therefore will not give rise to CAT, unless the donor or donee is resident or ordinarily resident in Ireland or the donor has been Irish domiciled at any time up to and including the date of the gift. As in the past, if you are contemplating family or charitable transfers, contact us for additional information at LeadershipSCA@Accenture.com or +1 312-842-4222.

An inheritance of ordinary shares of Accenture Holdings held by the decedent at time of death will also be subject to CAT, unless the inheritance qualifies for an exemption from CAT. We believe that because ordinary shares of Accenture Holdings will, upon the death of a holder, automatically be redeemed and you will receive cash or Class A ordinary shares of Accenture plc as described under “Description of Ordinary Share Capital of Accenture Holdings—Share Repurchases, Redemptions and Conversions—Repurchases and Redemptions by Accenture Holdings”, CAT will not be due upon inheritance unless the donor or donee is resident or ordinarily resident in Ireland.

There is uncertainty surrounding the applicability of CAT under these circumstances and there can be no assurance that CAT will not be due in connection with a gift or upon inheritance. See “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations—Capital Acquisitions Tax (CAT).”

You should be aware that Luxembourg has not previously imposed any taxes comparable to CAT that would be applicable on a gift or inheritance of your Class I Common Shares.

11.	Q: Will there be Irish stamp duty on the Merger or on the transfer of ordinary shares of Accenture
Holdings	after the Merger?

A:	We believe that no stamp duty will be payable on the cancellation of Class I Common Shares or the issue of ordinary shares of Accenture Holdings pursuant to the Merger.

Subsequent to the Merger, transfers of ordinary shares of Accenture Holdings, including transfers to family members and charitable organizations, will subject the recipient to Irish stamp duty unless shareholders qualify for an exemption. Irish stamp duty is currently levied at the rate of 1% of the price paid or the market value of the shares acquired, if higher. If, after the Merger, shareholders engage in transfers that would otherwise subject the shareholder or their family members to Irish stamp duty, Accenture will pay the stamp duty.

Redemption of ordinary shares of Accenture Holdings for cash or shares of Accenture plc will not result in Irish stamp duty. See “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations—Stamp Duty.”

You should be aware that Luxembourg has not previously imposed any taxes comparable to Irish stamp duty on a transfer of your Class I Common Shares.

OTHER MATTERS RELATED TO ACCENTURE SCA SHAREHOLDERS

12.	Q: Will the Merger dilute my economic interest?

A:	No. Your economic ownership in Accenture Holdings as compared to your economic ownership in Accenture SCA will not change as a result of the Merger.

13.	Q: If the Merger is approved, do I have to take any action to participate in the Merger?

A:	No. At the effective time of the Merger, you will receive through the transfer agent ordinary shares of Accenture Holdings for every Class I Common Share that you then hold on a one-for-one basis, without any further action on your part.

See “Proposal Number One: The Merger—No Action Required to Cancel Class I Common Shares and Receive Ordinary Shares of Accenture Holdings.”

14.	Q: Will I be able to have my Class I Common Shares redeemed between the date of this
information	statement and the effective time of the Merger?

A:	Yes. Class I Common Shares will continue to be redeemable during this period, subject to the restrictions on redemption contained in Accenture SCA’s articles of association and Luxembourg law and any contractual restrictions on redemption that may be applicable to a holder. Class I Common Shares are redeemable at the option of any holder by giving irrevocable notice of an election for redemption to Accenture SCA. The redemption price is payable in cash or, at the election of the general partner and manager, in Class A ordinary shares of Accenture plc.

15.	Q: Whom should I contact if I have questions about the Extraordinary General Meeting or the Merger?

A:	Please contact us at LeadershipSCA@accenture.com or +1 312-842-4222.

IMPACT ON THE ACCENTURE GROUP

16.	Q: Will the Merger affect the Accenture group’s operations?

A:	No. The Merger will not change how Accenture goes to market, how we manage our business or how we serve our clients.

17.	Q: How will the Merger affect Accenture SCA’s financial reporting?

A:	The Merger will not affect Accenture SCA’s current reporting obligations. Subsequent to the Merger, Accenture Holdings will continue to prepare financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), which are reported in U.S. dollars, and will file reports on Forms 10-K, 10-Q and 8-K with the SEC. We will also prepare and make available to you financial statements prepared in accordance with Irish law.

18.	Q: Will the Merger have any impact on Accenture Holdings’ ability to pay dividends or buy back shares?

A:	No. We do not expect the Merger to have any impact on Accenture Holdings’ ability to pay dividends or buy back shares. Under Irish law, dividends and buy backs of Accenture Holdings shares must be paid out of “distributable reserves” and we expect that Accenture Holdings will have sufficient distributable reserves to make distributions by way of dividends or buy backs on or prior to the date it expects to declare its first dividend and the date on which holders of Accenture Holdings shares can first elect to have their shares redeemed for cash or for Class A ordinary shares of Accenture plc.

19.	Q: Is the Merger a taxable transaction for Accenture SCA or Accenture Holdings?

A:	The Merger is in principle a taxable transaction for Accenture SCA in which a capital gain is recognized for Luxembourg tax purposes. However, gains derived from certain qualifying participations in subsidiaries are exempt from Luxembourg tax under the so-called “participation exemption” to the extent Accenture SCA has held a participation in any such subsidiary of at least 10 percent (or with a cost price of at least €6,000,000) for an uninterrupted period of at least 12 months. As a result, we do not expect any Luxembourg tax to be due as a result of the Merger.

The Merger will not be a taxable transaction for Accenture Holdings.

20.	Q: What effect would a failure to complete the Merger have on Accenture SCA?

A:	If the Merger is not completed, Accenture SCA would continue to exist as a Luxembourg entity. We may consider other alternatives in the event that the Merger is not completed.

EXTRAORDINARY GENERAL MEETING VOTING AND MECHANICS

The general partner and manager of Accenture SCA is not asking you for a proxy in connection with the Extraordinary General Meeting.

21.	Q: How do I vote?

A:

You may vote your shares either by voting in person at the Extraordinary General Meeting or by a proxy designated by you. Any proxy must be received by 11:59 p.m., local time, on June 24, 2015 at the registered and principal office of Accenture SCA at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg. All proxies are irrevocable. Accenture plc held 95% of Class I Common Shares entitled to vote as of the record date and, therefore, has the power, acting by itself, to approve all matters scheduled to be voted upon at the Extraordinary General Meeting. Accenture plc will vote all of the shares that it holds in favor of approving each of the proposals set out in the agenda of the Extraordinary General Meeting. Therefore, the proposals will be passed at the Extraordinary General Meeting.

22.	Q: How do I attend the Extraordinary General Meeting?

A:	All shareholders of Accenture SCA are invited to attend the Extraordinary General Meeting at the offices of Allen & Overy s.c.s. at 33, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, commencing at 12:00 p.m., local time, on June 26, 2015. Proof of ownership of shares as of the record date, as well as a form of personal identification of the shareholder or the proxy designated by such holder, must be presented in order to be admitted to the Extraordinary General Meeting.

23.	Q: What quorum is required for action at the Extraordinary General Meeting?

At the Extraordinary General Meeting to approve the proposals, at least 50% of the Class I Common Shares issued and outstanding and entitled to vote at the Extraordinary General Meeting as of the record date must be represented in person or by a proxy designated by such holder at the Extraordinary General Meeting. The quorum requirement will be satisfied as Accenture plc, which held 95% of Class I Common Shares entitled to vote as of the record date, will be represented at the Extraordinary General Meeting. See “The Extraordinary General Meeting—Record Date; Voting Rights; Vote Required for Approval.”

24.	Q: What vote of Accenture SCA shareholders is required to approve the proposals?

A:	The proposals must be approved at the Extraordinary General Meeting by the affirmative vote of two-thirds of the Class I Common Shares represented and voting at the Extraordinary General Meeting, with each holder of Class I Common Shares of record and entitled to vote having one vote per share.

Accenture plc held 95% of Class I Common Shares entitled to vote as of the record date and, therefore, has the power, acting by itself, to approve all matters scheduled to be voted upon at the Extraordinary General Meeting. Accenture plc will vote all of the shares that it holds in favor of approving each of the proposals set out in the agenda of the Extraordinary General Meeting. Therefore, the proposals will be passed at the Extraordinary General Meeting. See “The Extraordinary General Meeting—Record Date; Voting Rights; Vote Required for Approval.”

SUMMARY

This summary highlights selected information from this information statement. It does not contain all of the information that is important to you. To understand the Merger more fully, and for a more complete legal description of the Merger, you should read carefully the entire information statement, including the Annexes. The Common Draft Terms of Merger, attached as Annex A to this information statement, is the legal document that governs the Merger. The memorandum and articles of association of Accenture Holdings, substantially in the form attached to this information statement as Annex B, will govern Accenture Holdings at completion of the Merger. We encourage you to read those documents carefully.

Extraordinary General Meeting

Purpose of this Information Statement

SEC rules require that we provide Class I Common Shareholders of Accenture SCA with this information statement in connection with the approval of the proposed Merger and related matters, which will be acted upon at the upcoming Extraordinary General Meeting. As of the record date, Accenture plc held 95% of the Class I Common Shares of Accenture SCA entitled to vote at the Extraordinary General Meeting, and therefore has the power, acting by itself, to approve all matters scheduled to be voted upon at the Extraordinary General Meeting. Accenture plc will vote all of the shares that it holds in favor of approving each of the proposals set out in the agenda of the Extraordinary General Meeting. Therefore, the proposals will be passed at the Extraordinary General Meeting.

Time, Place, Date and Purpose of the Extraordinary General Meeting

The Extraordinary General Meeting is scheduled to be held at 12:00 p.m., local time, on June 26, 2015, at the offices of Allen & Overy s.c.s. at 33, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg. At the meeting, Accenture plc, the general partner and manager of Accenture SCA, will ask Class I Common Shareholders to vote on the following proposals:

1.	the approval of the Common Draft Terms of Merger. Upon the approval thereof, and assuming the other conditions to the Merger are satisfied, Class I Common Shareholders (other than Accenture SCA itself) will receive, on a one-for-one basis, ordinary shares of Accenture Holdings;

2.	the acknowledgement that all the legal formalities prescribed by the Luxembourg Companies Act in respect of the proposed Merger and namely the provisions of article 267 of the Luxembourg Companies Act have been duly accomplished with respect to Accenture SCA and Accenture Holdings;

3.	the acknowledgement of the expiration of the mandate of the general partner and manager of Accenture SCA on the effective date of the Merger and authorization of the discharge (quitus) of the general partner and manager of Accenture SCA in respect of the performance of its duties; and

4.	the transaction of such other business as may properly come before the Extraordinary General Meeting and any adjournment thereof.

Record Date

All persons who were registered holders of Class I Common Shares at 11:59 p.m., local time, in Luxembourg on April 22, 2015, the record date for the Extraordinary General Meeting, are shareholders of record for the purposes of the Extraordinary General Meeting and, other than Accenture SCA and its direct and indirect subsidiaries, will be entitled to attend and vote, in person or by a proxy designated by such holder, at the Extraordinary General Meeting and any adjournments or postponements thereof.

Quorum

At the Extraordinary General Meeting, the presence of one or more persons representing at least 50% of the Class I Common Shares outstanding and entitled to vote at the Extraordinary General Meeting as of the record date constitutes a quorum for the conduct of business at the Extraordinary General Meeting. The quorum requirement will be satisfied as Accenture plc, which held 95% of Class I Common Shares entitled to vote as of the record date, will be represented at the Extraordinary General Meeting.

Required Vote

The Merger must be approved by the affirmative vote of two-thirds of the Class I Common Shares represented and voting at the Extraordinary General Meeting, with each holder of Class I Common Shares of record and entitled to vote having one vote per share. Accenture plc held 95% of Class I Common Shares entitled to vote as of the record date and, therefore, has the power, acting by itself, to approve all matters scheduled to be voted upon at the Extraordinary General Meeting. Accenture plc will vote all of the shares that it holds in favor of approving each of the proposals set out in the agenda of the Extraordinary General Meeting. Therefore, the proposals will be passed at the Extraordinary General Meeting.

Summary of Proposal Number One: The Merger

Accenture plc

Accenture plc is an Irish public limited company with no material assets other than Class I Common Shares. Accenture plc’s only business is to hold these shares. Accenture plc is the parent company and the general partner and manager of Accenture SCA and owned 95% of Class I Common Shares entitled to vote at the Extraordinary General Meeting as of the record date. As the general partner and manager of Accenture SCA and as a result of Accenture plc’s majority voting interest in Accenture SCA, Accenture plc controls Accenture SCA’s management and operations and consolidates Accenture SCA’s results in its consolidated financial statements. Accenture plc operates its business through subsidiaries of Accenture SCA.

Accenture plc, together with its consolidated subsidiaries, including Accenture SCA, is one of the world’s leading professional services companies, providing management consulting, technology and outsourcing services to clients across a broad range of industries. Accenture employs more than 323,000 people and has offices and operations in more than 200 cities in 56 countries. Accenture’s revenues before reimbursements were $30.0 billion for the fiscal year ended August 31, 2014.

Parties to the Merger

Accenture SCA. Accenture SCA is a Luxembourg partnership limited by shares (société en commandite par actions) and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) under the number B 79874, with its registered and principal office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg. Accenture SCA is a subsidiary of Accenture plc. Following the Merger, Accenture SCA will cease to exist and contractual rights will be taken over and contractual obligations of Accenture SCA will be assumed by Accenture Holdings.

Accenture Holdings plc. Accenture Holdings is an Irish public limited company, having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland and a company registration number 560222. Accenture Holdings is a wholly owned subsidiary of Accenture plc, except for six shares that are held in trust for Accenture plc by six nominees to satisfy Irish legal requirements (which require a public limited company to have a minimum of seven shareholders). Pursuant to the Merger, Accenture Holdings will be the surviving entity and take over contractual rights and assume contractual obligations of Accenture SCA. Accenture Holdings has not engaged in any business or other activities other than in connection with its formation and the Merger. Following the Merger, Accenture Holdings will continue to be a subsidiary of Accenture plc.

The Merger

Class I Common Shareholders of Accenture SCA are being asked to approve the Common Draft Terms of Merger at the Extraordinary General Meeting. Upon the approval of the Common Draft Terms of Merger, and assuming the other conditions to the Merger are satisfied, Class I Common Shareholders (other than Accenture SCA itself) will receive, on a one-for-one basis, ordinary shares of Accenture Holdings.

There are several steps required to effect the Merger:

Extraordinary General Meeting. On June 26, 2015, we will hold the Extraordinary General Meeting to approve the proposals, including approval of the Common Draft Terms of Merger. Accenture plc, which held 95% of Class I Common Shares entitled to vote as of the record date, will vote all of the shares that it holds in favor of approving the Merger. Therefore, this proposal will be passed at the Extraordinary General Meeting. See “The Extraordinary General Meeting.”

As a condition to the Merger, Accenture Holdings’ shareholders (Accenture plc being the sole beneficial owner of Accenture Holdings) are also required to approve the Merger and Accenture plc will approve the Merger in its capacity as shareholder of Accenture Holdings.

Luxembourg. If we obtain the necessary approvals from Class I Common Shareholders at the Extraordinary General Meeting, we will file the minutes of the Extraordinary General Meeting approving the Merger with the Luxembourg Trade and Companies Register, publish these minutes in the Luxembourg official gazette, and apply to the civil law notary in Luxembourg for a merger certificate confirming that Accenture SCA has completed the pre-merger requirements. The issuance of this certificate is one of the conditions to the Irish High Court granting the Order confirming the Merger. A pre-merger certificate is also required for Accenture Holdings, and the Irish High Court will therefore be requested to confirm that Accenture Holdings has satisfied the pre-merger requirements. This application will be included as part of the overall application to the Irish High Court to confirm the Merger as described further below.

Ireland. On April 10, 2015, Accenture plc formed Accenture Holdings, an Irish public limited company, as a direct subsidiary of Accenture plc. On April 22, 2015, we filed preliminary papers with the Irish High Court to (1) seek its confirmation that it would determine the fairness of the terms and conditions of the Merger to all persons to whom it is proposed to issue shares in connection therewith and (2) appoint a joint expert acting for Accenture SCA and Accenture Holdings related to the fairness of the exchange ratio that determines the shares to be issued in the Merger. On April 27, 2015, the Irish High Court held a preliminary hearing and issued an order to approve our preliminary application.

Upon the receipt of the certificate from the civil law notary in Luxembourg described above, Accenture Holdings and Accenture SCA will jointly apply to the Irish High Court for an Order confirming scrutiny of the legality of the Merger and determining the fairness of the terms and conditions of the Merger to Class I Common Shareholders, and setting the Merger effective date and time. This Irish High Court application involves a preliminary hearing where the Irish High Court will set a date for the hearing of the substantive application. At the final hearing, the Irish High Court will be requested to issue a pre-merger certificate and make an order confirming that the procedural requirements of the Merger have been complied with in accordance with the Irish Regulations, as well as make a determination of the fairness of the terms and conditions of the Merger to Class I Common Shareholders of Accenture SCA.

Effectiveness. If all of the conditions are satisfied (and we do not abandon the Merger prior to obtaining the Irish High Court’s Order), the Merger will take effect on the effective date prescribed in the Order. We currently anticipate the effective date to be on or about August 26, 2015. Once the Merger takes effect as provided for in the Irish Regulations, it may not be declared null and void and the Order made by the Irish High Court, specifying the date on which the Merger shall take effect, shall constitute conclusive evidence of the effectiveness of the Merger.

In connection with the Merger, the following steps will occur by operation of law:

1.	Accenture SCA will be merged with and into Accenture Holdings, with Accenture Holdings as the surviving entity (Accenture SCA will be dissolved without going into liquidation as a result);

2.	all of the assets and liabilities of Accenture SCA will be transferred to Accenture Holdings;

3.	each Class I Common Shareholder of Accenture SCA (other than Accenture SCA itself) will receive one ordinary share of Accenture Holdings for every Class I Common Share held by such shareholder;

4.	all legal proceedings pending by or against Accenture SCA will be continued with the substitution, for Accenture SCA, of Accenture Holdings as a party; and

5.	contracts, agreements or instruments to which Accenture SCA is a party will be construed and have effect as if Accenture Holdings had been a party thereto instead of Accenture SCA, and Accenture Holdings will have the same rights and be subject to the same obligations to which Accenture SCA is subject to under such contracts, agreements or instruments.

As a result of the Merger, the holders of Class I Common Shares will become holders of ordinary shares of Accenture Holdings, and Accenture SCA will cease to exist.

Accenture plc held 95% of Class I Common Shares entitled to vote as of the record date and will vote in favor of approving the proposals. Therefore, the proposals will be passed at the Extraordinary General Meeting.

After the Merger, you will own an interest in a company that will continue to conduct the same functions as conducted by Accenture SCA before the Merger. The number of ordinary shares you will own in Accenture Holdings will be the same as the number of Class I Common Shares you owned in Accenture SCA immediately prior to the Merger, and your economic and voting rights will remain unchanged as a result of the Merger. As holders of ordinary shares of Accenture Holdings, you will continue to hold the same number of Class X ordinary shares of Accenture plc you held prior to the Merger entitling you to vote, along with holders of Class A ordinary shares of Accenture plc, on matters submitted to a vote of Accenture plc shareholders. In addition, as is the case with your Class I Common Shares, you will continue to be able to have your Accenture Holdings shares redeemed for cash or for Class A ordinary shares of Accenture plc in a manner consistent with the terms on which Accenture SCA shareholders currently can have their shares redeemed.

Upon completion of the Merger, we will remain subject to SEC reporting requirements and will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. As required by Irish law, in connection with annual general meetings of Accenture Holdings commencing with its 2016 annual general meeting, the Accenture Holdings Irish statutory accounts will also be made available to shareholders.

Reasons for the Merger

We believe this transaction is in the best interests of Accenture and Accenture SCA shareholders. It will simplify the Accenture group’s structure, reduce administrative burdens, result in economic efficiencies and further consolidate the Accenture group in Ireland, where Accenture SCA’s parent company, Accenture plc, is incorporated. There will be no change in how Accenture goes to market, how we manage our business or how we serve our clients.

See “Proposal Number One: The Merger—Reasons for the Merger” and “Risk Factors.”

We cannot assure you that the anticipated benefits of the Merger will be realized. In addition to the potential benefits described above, the Merger will expose us and you to some risks. These risks include the following:

•	we may be subject to criticism and negative publicity related to our incorporation in Ireland after the consummation of the Merger;

•	your rights as a shareholder will change as a result of the Merger due to differences between Irish law and Luxembourg law and certain differences between the organizational documents of Accenture Holdings and Accenture SCA;

•	we may choose to abandon or delay the Merger;

•	the Merger may be determined to be taxable to U.S. Holders for U.S. federal income tax purposes;

•	the transfer of ordinary shares of Accenture Holdings after the Merger will be subject to Irish stamp duty, subject to any exemptions and reliefs;

•	dividends paid after the Merger will be subject to DWT in Ireland, subject to exemptions for tax residents of the United States, any European Union member state (excluding Ireland) or a country that has signed a tax treaty with Ireland (see Annex C attached to this information statement) provided that, in each case, they file a valid Irish Revenue Commissioners DWT form (“DWT Form”); and

•	Irish capital acquisitions tax will apply to a gift or inheritance of ordinary shares of Accenture Holdings after the Merger, subject to any exemptions and reliefs.

Accenture plc, the general partner and manager of Accenture SCA, which has considered both the potential advantages of the Merger and its associated risks, has approved the Common Draft Terms of Merger. The general partner and manager of Accenture SCA recommends that Class I Common Shareholders vote “FOR” each of the proposals.

See “Risk Factors” for more information.

Tax Considerations of the Merger

U.S. Federal Income Tax. We believe that U.S. Holders and Non-U.S. Holders (as defined in “Material Tax Considerations Relating to the Merger—Material U.S. Federal Income Tax Considerations”) should not recognize gain or loss for U.S. federal income tax purposes in the Merger. However, this conclusion applies only to U.S. Holders and Non-U.S. Holders who hold their Class I Common Shares as capital assets (as defined in “Material Tax Considerations Relating to the Merger—Material U.S. Federal Income Tax Considerations”). Furthermore, the relevant tax rules are complex and there is little guidance as to their application. Accordingly, this conclusion is not free from doubt. See “Material Tax Considerations Relating to the Merger—Material U.S. Federal Income Tax Considerations.”

Irish Tax. We believe that Non-Irish Holders (as defined in “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations”) will not be subject to Irish CGT on the cancellation of their Class I Common Shares, or on the receipt of ordinary shares of Accenture Holdings pursuant to the Merger. However, this conclusion applies only to Non-Irish Holders who hold their Class I Common Shares as capital assets. See “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations—Irish Tax on Chargeable Gains (Irish CGT).”

Luxembourg Tax. We believe that individual Class I Common Shareholders who are not resident in Luxembourg will not be subject to Luxembourg tax as a result of the Merger. See “Material Tax Considerations Relating to the Merger—Material Luxembourg Tax Considerations.”

Tax Residents of Other Jurisdictions. We believe that for holders of Class I Common Shares resident in Australia, the Merger will be a taxable exchange in which gain or loss will be recognized. We further believe that for holders of Class I Common Shares resident in Denmark, France, Italy, Norway, Spain or Sweden, the Merger should not be a taxable event under the tax laws of the country in which such holders are resident. However, tax laws are complex and the tax consequences in any individual case may depend on the facts and circumstances. You should consult your personal tax advisors concerning the applicable tax consequences of the Merger.

You should consult your personal tax advisors concerning the tax consequences of receiving, holding, disposing of, and receiving dividends on, ordinary shares of Accenture Holdings received pursuant to the Merger.

Rights of Shareholders

Many of the principal attributes of Class I Common Shares and ordinary shares of Accenture Holdings will be similar. However, there are differences between what your rights will be as a shareholder under Irish law and what they currently are as a shareholder under Luxembourg law. In addition, there are differences between the organizational documents of Accenture Holdings and Accenture SCA. We discuss these differences in detail under “Description of Ordinary Share Capital of Accenture Holdings” and “Comparison of Rights of Shareholders and Governance.” Accenture Holdings’ memorandum and articles of association, substantially in the form attached to this information statement as Annex B, will govern Accenture Holdings after the effective date of the Merger.

Redemption

As is the case for Class I Common Shareholders, holders of ordinary shares of Accenture Holdings will have the ability, subject to the restrictions on redemption contained in Accenture Holdings’ articles of association and the Irish Companies Acts and any contractual restrictions on redemption that may be applicable to a holder, to require that Accenture Holdings redeem all or a portion of such holder’s ordinary shares of Accenture Holdings for cash or Class A ordinary shares of Accenture plc on a one-for-one basis. See “Description of Ordinary Share Capital of Accenture Holdings—Share Repurchases, Redemptions and Conversions.”

Stock Exchange Listing

Class I Common Shares are not listed on any stock exchange. We do not intend to list ordinary shares of Accenture Holdings on the Irish Stock Exchange or any other stock exchange. The Merger will not affect the stock exchange listing of Accenture plc’s shares.

Accounting Treatment of the Merger

Under U.S. GAAP, the Merger represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost. Accordingly, the assets and liabilities of Accenture Holdings will be reflected at their carrying amounts in the accounts of Accenture SCA at the time of the Merger.

Summary of Proposal Number Two and Proposal Number Three

Class I Common Shareholders are being asked at the Extraordinary General Meeting to acknowledge that all the legal formalities prescribed by the Luxembourg Companies Act, in respect of the proposed Merger and namely the provisions of article 267 of the Luxembourg Companies Act have been duly accomplished with respect to Accenture SCA and Accenture Holdings, and to acknowledge the expiration of the mandate of the general partner and manager of Accenture SCA on the effective date of the Merger and authorize the discharge (quitus) of the general partner and manager in respect of the performance of its duties. See “Proposal Number Two: Acknowledgement of All Formalities under the Luxembourg Companies Act” and “Proposal Number Three: Expiration and Discharge of the General Partner and Manager.”

Recommendation of the General Partner and Manager

Accenture plc, the general partner and manager of Accenture SCA, recommends that Class I Common Shareholders vote “FOR” each of the proposals at the Extraordinary General Meeting.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected historical consolidated financial data for Accenture SCA as of and for the fiscal years ended August 31, 2014, 2013, 2012, 2011 and 2010 and the six months ended February 28, 2015 and 2014. We derived the income statement data for the fiscal years ended August 31, 2014, 2013 and 2012 and the balance sheet data as of August 31, 2014 and 2013 from our audited consolidated financial statements incorporated by reference herein. The income statement data for the fiscal years ended August 31, 2011 and 2010 and the balance sheet data as of August 31, 2012, 2011 and 2010 have been derived from our audited consolidated financial statements not incorporated by reference herein. We derived the income statement data for the six months ended February 28, 2015 and 2014, and the balance sheet data for February 28, 2015 from our unaudited consolidated financial statements incorporated by reference herein. The consolidated financial statements for interim periods reflect all adjustments of a normal, recurring nature that are, in the opinion of management, necessary for a fair presentation of results for interim periods. Historical financial information may not be indicative of Accenture Holdings’ future performance.

The selected historical financial data presented below should be read in conjunction with the financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Accenture SCA’s Annual Report on Form 10-K for the year ended August 31, 2014 and Quarterly Report on Form 10-Q for the six months ended February 28, 2015 and other financial information incorporated by reference in this information statement.

We have not included data for Accenture Holdings because this entity was not in existence during any of the periods shown below.

	Year ended August 31,					Six months ended February 28,
	2014	2013(1)	2012	2011	2010	2015	2014
(in millions of U.S. dollars, except per common share data)						(unaudited)
Income Statement Data:
Revenues before reimbursements (“net revenues”)	$30,002	$28,563	$27,862	$25,507	$21,551	$15,389	$14,489
Revenues	31,875	30,394	29,778	27,353	23,094	16,275	15,367
Operating income	4,301	4,339	3,872	3,470	2,915	2,209	2,042
Net income	3,176	3,555	2,825	2,553	2,060	1,635	1,534
Net income attributable to Accenture SCA	3,122	3,508	2,785	2,515	2,033	1,611	1,512
Dividends per common share	1.86	1.62	1.35	0.90	1.125	1.02	0.93

(1)	Includes the impact of $274 million in reorganization benefits and $243 million in U.S. federal tax benefits recorded during fiscal 2013. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations for Fiscal 2013 Compared to Fiscal 2012—Reorganization (Benefits) Costs, net” and “—Provision for Income Taxes,” included in Accenture SCA’s Annual Report on Form 10-K for the year ended August 31, 2014 incorporated by reference in this information statement.

	As of August 31,					As of February 28, 2015
	2014	2013	2012	2011	2010
(in millions of U.S. dollars)						(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$4,921	$5,632	$6,641	$5,701	$4,838	$4,061
Total assets	17,930	16,867	16,665	15,732	12,835	16,992

Unaudited Summary Pro Forma Financial Information

Pro forma financial statements for Accenture Holdings are not presented in this information statement because no significant pro forma adjustments giving effect to the Merger are required to be made to Accenture SCA’s historical income statement for the fiscal year ended August 31, 2014 and the six months ended February 28, 2015, or Accenture SCA’s historical balance sheet as of February 28, 2015. Those historical financial statements are included in Accenture SCA’s Annual Report on Form 10-K for the year ended August 31, 2014 and Quarterly Report on Form 10-Q for the period ended February 28, 2015, which are incorporated by reference in this information statement.

RISK FACTORS

Before you decide how to vote, you should consider carefully the following risk factors related to the Merger, in addition to the other information contained in this information statement and the documents incorporated by reference herein, including, without limitation, our Annual Report on Form 10-K for the year ended August 31, 2014, our Quarterly Report on Form 10-Q for the six months ended February 28, 2015 and subsequent filings with the SEC.

We may be subject to criticism and negative publicity related to our incorporation in Ireland after the consummation of the Merger.

Some companies that conduct substantial business in the United States but which have a parent domiciled in certain other jurisdictions have been criticized as improperly avoiding U.S. taxes or creating an unfair competitive advantage over other U.S. companies. We are currently incorporated in Luxembourg, never conducted business under a U.S. parent company and Accenture pays U.S. taxes on all of its U.S. operations. Nonetheless, we could be subject to criticism in connection with our incorporation in Ireland after the consummation of the Merger.

Your rights as a shareholder will change as a result of the Merger due to differences between Irish law and Luxembourg law.

Because of differences between Irish law and Luxembourg law, your rights as a shareholder will change, and we will become subject to new legal requirements if the Merger is completed. In addition, there are differences between the organizational documents of Accenture Holdings and Accenture SCA. These differences arise primarily due to the different legal form of Accenture SCA, a partnership limited by shares, compared to Accenture Holdings, a company with limited liability. We discuss these and other differences in detail under “Description of Ordinary Share Capital of Accenture Holdings” and “Comparison of Rights of Shareholders and Governance.” Accenture Holdings’ memorandum and articles of association, substantially in the form attached to this information statement as Annex B, will govern Accenture Holdings after the effective date of the Merger.

We may choose to abandon or delay the Merger. In addition, we may not be able to receive the requisite governmental approvals to consummate the Merger.

We currently expect to complete the Merger on or about August 26, 2015. However, the general partner and manager of Accenture SCA may delay the Merger for a significant time or may abandon the Merger after the Extraordinary General Meeting and prior to the issuance of the Order of the Irish High Court because, among other reasons, of a determination by the general partner and manager of Accenture SCA that completing the Merger is no longer in our best interest or the best interests of our shareholders or may not result in the benefits we expect. Additionally, we may not be able to obtain the requisite court or other approvals. See “Proposal Number One: The Merger—Conditions to the Consummation of the Merger” and “Proposal Number One: The Merger—Amendment, Termination or Delay.”

It is possible that the Merger may be determined to be taxable to U.S. Holders for U.S. federal income tax purposes.

We believe that the receipt by U.S. Holders (as defined in “Material Tax Considerations Relating to the Merger—Material U.S. Federal Income Tax Considerations”) of ordinary shares of Accenture Holdings pursuant to the Merger should constitute a tax-free exchange under Sections 351 and 731 of the Internal Revenue Code of 1986, as amended (the “Code”). However, this conclusion applies only to U.S. Holders who hold their Class I Common Shares as capital assets (as defined in “Material Tax Considerations Relating to the Merger—Material U.S. Federal Income Tax Considerations”). Furthermore, one requirement for the Merger to qualify as a tax-free exchange is that Accenture Holdings must be treated as a corporation for purposes of Section 351 of the Code.

Accenture Holdings will be treated as a corporation for purposes of Section 351 of the Code with respect to the transfer by U.S. Holders in the Merger only if certain tests set forth in the U.S. Treasury Regulations under Section 367(a) of the Code are satisfied. We believe that these tests should be satisfied and therefore that Accenture Holdings should be treated as a corporation for purposes of Section 351 of the Code.

However, the rules governing Section 367(a) of the Code are complex, and there is little guidance as to their application. Consequently, we cannot ensure that the tax consequences of the Merger will not be different than those described above, and it is possible that the Internal Revenue Service (“IRS”) may assert, or that a court may sustain, that we have not satisfied the tests under Section 367(a) of the Code and the U.S. Treasury Regulations thereunder.

If it is determined that we have not satisfied the tests under Section 367(a) of the Code and the U.S. Treasury Regulations thereunder, each U.S. Holder will recognize gain (but not loss) for U.S. federal income tax purposes. See “Material Tax Considerations Relating to the Merger—Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences to U.S. Holders—The Merger.”

After the Merger, a transfer of your ordinary shares of Accenture Holdings will be subject to Irish stamp duty, subject to the availability of any exemptions and reliefs.

Subsequent to the Merger, transfers of ordinary shares of Accenture Holdings, including transfers to family members and charitable organizations, will subject the recipient to Irish stamp duty unless shareholders qualify for an exemption. Irish stamp duty is currently levied at the rate of 1% of the price paid or the market value of the shares acquired, if higher. If, after the Merger, shareholders engage in transfers that would otherwise subject the shareholder or their family members to Irish stamp duty, Accenture will pay the stamp duty.

Redemption of ordinary shares of Accenture Holdings for cash or shares of Accenture plc will not result in Irish stamp duty. See “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations—Stamp Duty.”

You should consult your personal tax advisors as to the tax consequences of disposing of ordinary shares of Accenture Holdings received pursuant to the Merger.

Dividends you receive after the Merger will be subject to DWT, subject to exemptions.

As an Irish tax resident company, we will be required to deduct DWT (currently at the rate of 20%) from dividends paid on ordinary shares of Accenture Holdings unless shareholders qualify for an exemption. Shareholders resident in “Exempt Territories,” as set forth in Annex C to this information statement (including shareholders that are resident in European Union member states (other than Ireland), the United States and other countries with which Ireland has a tax treaty) will generally not be subject to DWT provided that, in each case, they file a valid DWT Form. However, shareholders residing in other countries will generally be subject to DWT. See “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations—Withholding Tax on Dividends (DWT).”

You should consult your personal tax advisors as to the tax consequences of receiving dividends on ordinary shares of Accenture Holdings.

Ordinary shares of Accenture Holdings received by means of a gift or inheritance will be subject to Irish capital acquisitions tax, subject to any exemptions and reliefs.

A gift of ordinary shares of Accenture Holdings will be subject to CAT, unless the gift qualifies for an exemption from CAT. Gifts of shares of Accenture Holdings to spouses and charities, as well as gifts to children below a certain threshold, qualify for an exemption and therefore are not subject to CAT. Also, we believe a gift of membership interests in certain non-Irish entities that hold shares of Accenture Holdings will not be a gift of

Irish property and therefore will not give rise to CAT, unless the donor or donee is resident or ordinarily resident in Ireland or the donor has been Irish domiciled at any time up to and including the date of the gift. As in the past, if you are contemplating family or charitable transfers, contact us for additional information at LeadershipSCA@Accenture.com or +1 312-842-4222.

An inheritance of ordinary shares of Accenture Holdings held by the decedent at time of death will also be subject to CAT, unless the inheritance qualifies for an exemption from CAT. We believe that because ordinary shares of Accenture Holdings will, upon the death of a holder, automatically be redeemed and you will receive cash or Class A ordinary shares of Accenture plc as described under “Description of Ordinary Share Capital of Accenture Holdings—Share Repurchases, Redemptions and Conversions—Repurchases and Redemptions by Accenture Holdings”, CAT will not be due upon inheritance unless the donor or donee is resident or ordinarily resident in Ireland.

There is uncertainty surrounding the applicability of CAT under these circumstances and there can be no assurance that CAT will not be due in connection with a gift or upon inheritance. See “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations—Capital Acquisitions Tax (CAT).”

We recommend that you consult your personal advisors to consider your estate planning needs, including transfers of Class I Common Shares to family members and charitable organizations.

PROPOSAL NUMBER ONE: THE MERGER

Class I Common Shareholders of Accenture SCA are being asked to approve the Common Draft Terms of Merger at the Extraordinary General Meeting. Upon the approval thereof, and assuming the other conditions to the Merger are satisfied, Class I Common Shareholders (other than Accenture SCA itself) will receive, on a one-for-one basis, ordinary shares of Accenture Holdings.

A cross-border merger of companies from different states within the European Economic Area (“EEA”) is governed by the Directive, which provides a set of procedures for the merger of companies from different states within the EEA. Because the Merger comes within the scope of the Directive, it must comply with both the Irish Regulations and the Luxembourg Companies Act, which implemented the Directive in Ireland and Luxembourg, respectively. Although the Directive is binding in respect of the ends it must achieve, each EEA state has a degree of autonomy regarding the means with which it will implement the Directive domestically. Some differences therefore arise between the measures implementing the Directive across EEA jurisdictions, including between Ireland and Luxembourg.

The Merger is to be structured as a “merger by acquisition” under the Irish Regulations and the Luxembourg Companies Act, the result of which is that all the assets of Accenture SCA will be acquired by Accenture Holdings and all of the liabilities of Accenture SCA will be assumed by Accenture Holdings, and Accenture SCA will be dissolved without going into liquidation. There are several steps required to effect the Merger:

Extraordinary General Meeting. On June 26, 2015, we will hold the Extraordinary General Meeting to approve the proposals, including approval of the Common Draft Terms of Merger. Accenture plc, which held 95% of Class I Common Shares entitled to vote as of the record date, will vote all of the shares that it holds in favor of approving each of the proposals. Therefore, the proposals will be passed at the Extraordinary General Meeting. See “The Extraordinary General Meeting.”

As a condition to the Merger, Accenture Holdings’ shareholders (Accenture plc being the sole beneficial owner of Accenture Holdings) are also required to approve the Merger and Accenture plc will approve the Merger in its capacity as shareholder of Accenture Holdings.

Luxembourg. If we obtain the necessary approvals from Class I Common Shareholders at the Extraordinary General Meeting, we will file the minutes of the Extraordinary General Meeting approving the Merger with the Luxembourg Trade and Companies Register, publish these minutes in the Luxembourg official gazette, and apply to the civil law notary in Luxembourg for a merger certificate confirming that Accenture SCA has completed the pre-merger requirements. The issuance of this certificate is one of the conditions to the Irish High Court granting the Order confirming the Merger. A pre-merger certificate is also required for Accenture Holdings, and the Irish High Court will therefore be requested to confirm that Accenture Holdings has satisfied the pre-merger requirements. This application will be included as part of the overall application to the Irish High Court to confirm the Merger as described further below.

Ireland. On April 10, 2015, Accenture plc formed Accenture Holdings, an Irish public limited company, as a direct subsidiary of Accenture plc. On April 22, 2015, we filed preliminary papers with the Irish High Court to (1) seek its confirmation that it would determine the fairness of the terms and conditions of the Merger to all persons to whom it is proposed to issue shares in connection therewith and (2) appoint a joint expert acting for Accenture SCA and Accenture Holdings related to the fairness of the exchange ratio that determines the shares to be issued in the Merger. On April 27, 2015, the Irish High Court held a preliminary hearing and issued an order to approve our preliminary application.

Upon the receipt of the certificate from the civil law notary in Luxembourg described above, Accenture Holdings and Accenture SCA will jointly apply to the Irish High Court for an Order confirming scrutiny of the legality of the Merger and determining the fairness of the terms and conditions of the Merger to Class I Common

Shareholders, and setting the Merger effective date and time. This Irish High Court application involves a preliminary hearing where the Irish High Court will set a date for the hearing of the substantive application. At the final hearing, the Irish High Court will be requested to issue a pre-merger certificate and make an order confirming that the procedural requirements of the Merger have been complied with in accordance with the Irish Regulations, as well as make a determination of the fairness of the terms and conditions of the Merger to Class I Common Shareholders of Accenture SCA.

Effectiveness. If all of the conditions are satisfied (and we do not abandon the Merger prior to obtaining the Irish High Court’s Order), the Merger will take effect on the effective date prescribed in the Order. We currently anticipate the effective date to be on or about August 26, 2015. Once the Merger takes effect as provided for in the Irish Regulations, it may not be declared null and void and the Order made by the Irish High Court, specifying the date on which the Merger shall take effect, shall constitute conclusive evidence of the effectiveness of the Merger.

In connection with the Merger, the following steps will occur by operation of law:

1.	Accenture SCA will be merged with and into Accenture Holdings, with Accenture Holdings as the surviving entity (Accenture SCA will be dissolved without going into liquidation as a result);

2.	all of the assets and liabilities of Accenture SCA will be transferred to Accenture Holdings;

3.	each Class I Common Shareholder of Accenture SCA (other than Accenture SCA itself) will receive one ordinary share of Accenture Holdings for every Class I Common Share held by such shareholder;

4.	all legal proceedings pending by or against Accenture SCA will be continued with the substitution, for Accenture SCA, of Accenture Holdings as a party; and

5.	contracts, agreements or instruments to which Accenture SCA is a party will be construed and have effect as if Accenture Holdings had been a party thereto instead of Accenture SCA, and Accenture Holdings will have the same rights and be subject to the same obligations to which Accenture SCA is subject to under such contracts, agreements or instruments.

As a result of the Merger, the holders of Class I Common Shares will become holders of ordinary shares of Accenture Holdings, and Accenture SCA will cease to exist.

After the Merger, you will own an interest in a company that will continue to conduct the same functions as conducted by Accenture SCA before the Merger. The number of ordinary shares you will own in Accenture Holdings will be the same as the number of Class I Common Shares you owned in Accenture SCA immediately prior to the Merger, and your economic and voting rights will remain unchanged as a result of the Merger. As holders of ordinary shares of Accenture Holdings, you will continue to hold the same number of Class X ordinary shares of Accenture plc you held prior to the Merger entitling you to vote, along with holders of Class A ordinary shares of Accenture plc, on matters submitted to a vote of Accenture plc shareholders. In addition, as is the case with your Class I Common Shares, you will continue to be able to have your Accenture Holdings shares redeemed for cash or for Class A ordinary shares of Accenture plc in a manner consistent with the terms on which Accenture SCA shareholders currently can have their shares redeemed.

The completion of the Merger will change the form of our company and the governing companies law that applies to us from Luxemburg law to Irish law. Although many of the principal attributes of Class I Common Shares and ordinary shares of Accenture Holdings will be similar, there are differences between what your rights will be as a shareholder under Irish law and what they currently are as a shareholder under Luxembourg law. In addition, there are differences between the organizational documents of Accenture Holdings and Accenture SCA. We discuss these differences in detail under “Description of Ordinary Share Capital of Accenture Holdings” and “Comparison of Rights of Shareholders and Governance.”

Reasons for the Merger

We believe this transaction is in the best interests of Accenture and Accenture SCA shareholders. It will simplify the Accenture group’s structure, reduce administrative burdens, result in economic efficiencies and further consolidate the Accenture group in Ireland, where Accenture SCA’s parent company, Accenture plc, is incorporated. There will be no change in how Accenture goes to market, how we manage our business or how we serve our clients.

We cannot assure you that the anticipated benefits of the Merger will be realized. In addition to the potential benefits described above, the Merger will expose us and you to some risks. These risks include the following:

•	we may be subject to criticism and negative publicity related to our incorporation in Ireland after the consummation of the Merger;

•	your rights as a shareholder will change as a result of the Merger due to differences between Irish law and Luxembourg law and certain differences between the organizational documents of Accenture Holdings and Accenture SCA;

•	we may choose to abandon or delay the Merger;

•	the Merger may be determined to be taxable to U.S. Holders for U.S. federal income tax purposes;

•	the transfer of ordinary shares of Accenture Holdings after the Merger will be subject to Irish stamp duty, subject to any exemptions and reliefs;

•	dividends paid after the Merger will be subject to DWT in Ireland, subject to exemptions for tax residents of the United States, any European Union member state (excluding Ireland) or a country that has signed a tax treaty with Ireland (see Annex C attached to this information statement) provided that, in each case, they file a valid DWT Form; and

•	Irish capital acquisitions tax will apply to a gift or inheritance of ordinary shares of Accenture Holdings after the Merger, subject to any exemptions and reliefs.

See “Risk Factors.”

Accenture plc, the general partner and manager of Accenture SCA, which has considered both the potential advantages of the Merger and its associated risks, has approved the Common Draft Terms of Merger. The general partner and manager of Accenture SCA recommends that Class I Common Shareholders vote “FOR” each of the proposals.

Amendment, Termination or Delay

Subject to U.S. securities law, Irish law and Luxembourg law constraints, the Common Draft Terms of Merger may be amended, modified or supplemented at any time before or after its approval by Class I Common Shareholders at the Extraordinary General Meeting. However, after approval of the Common Draft Terms of Merger by Class I Common Shareholders, no amendment, modification or supplement to the Merger may be made or effected that legally requires further approval by Class I Common Shareholders without obtaining such approval.

The general partner and manager of Accenture SCA may terminate, abandon or delay the Merger, at any time prior to the issuance of the Order of the Irish High Court, without obtaining the approval of Class I Common Shareholders, even though the Merger may have been approved by such shareholders and all other conditions to the Merger may have been satisfied. Under Luxembourg law, the Luxembourg courts generally have no power to approve, amend, terminate or delay the Merger.

Conditions to the Consummation of the Merger

The Merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	the Merger is approved by written resolution of the ordinary shareholders of Accenture Holdings (Accenture plc is the sole beneficial owner and therefore, this resolution will be passed);

•	the Merger is approved by the requisite vote of Class I Common Shareholders at the Extraordinary General Meeting (Accenture plc held 95% of Class I Common Shares entitled to vote as of the record date and will vote in favor of approving the Merger; therefore, this proposal will be passed at the Extraordinary General Meeting);

•	a joint expert appointed in Ireland by Accenture SCA and Accenture Holdings issues a report on the fairness of the exchange ratio of the shares to Class I Common Shareholders and ordinary shareholders of Accenture Holdings;

•	at least one month prior to the date of the Extraordinary General Meeting, the Common Draft Terms of Merger, the Luxembourg statutory accounts and related management reports of Accenture SCA for the fiscal years ended August 31, 2014, 2013 and 2012, the interim Luxembourg accounts of Accenture SCA for the seven months ended March 31, 2015, the management report of Accenture SCA and the directors’ explanatory report of Accenture Holdings, and the report of the joint expert will be made available to Class I Common Shareholders at the registered and principal office of Accenture SCA at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg;

•	a Luxembourg notary public certifies the existence and legality of the actions and formalities incumbent on Accenture SCA, including the Common Draft Terms of Merger;

•	the Common Draft Terms of Merger are published in the Luxembourg official gazette at least one month prior to the date of the Extraordinary General Meeting;

•	the minutes of the Extraordinary General Meeting are published in the Luxembourg official gazette;

•	the requisite Order confirming scrutiny of the legality of the Merger and determining the fairness of the terms and conditions of the Merger to Class I Common Shareholders, and setting the Merger effective date and time has been obtained;

•	there is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the consummation of the Merger; and

•	all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Merger are obtained on terms acceptable to Accenture SCA, Accenture plc and/or Accenture Holdings, and are in full force and effect.

Upon the completion of the Merger, Accenture SCA will be struck from the Luxembourg Trade and Company Register after the Companies Registration Office (the official public registry for companies in Ireland) notifies the effectiveness of the Merger to the Luxembourg Trade and Company Register.

U.S. Federal Securities Law Consequences

The issuance of ordinary shares of Accenture Holdings to Class I Common Shareholders in connection with the Merger will not be registered under the Securities Act. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to grant the Order confirming scrutiny of the legality of the Merger and setting the Merger effective date and time, the Irish High Court will consider the fairness of the terms and conditions of the Merger to holders of Class I Common Shares, such that ordinary shares of Accenture Holdings issued pursuant to the Merger will constitute an exempt issuance within the meaning of Section 3(a)(10) of the Securities Act.

Class A ordinary shares of Accenture plc that may be delivered to holders of ordinary shares of Accenture Holdings upon redemption of such Accenture Holdings shares will continue to be issued pursuant to an effective registration statement filed within the SEC.

Upon consummation of the Merger, ordinary shares of Accenture Holdings will be deemed to be registered under Section 12(g) of the Exchange Act, by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement.

Effective Date and Time of the Merger

The Merger will take effect on the date and time prescribed in the Order of the Irish High Court confirming the scrutiny of the legality of the Merger and determining the fairness of the terms and conditions of the Merger to Class I Common Shareholders, and setting the Merger effective date and time. The Order of the Irish High Court specifying the date of effectiveness of the Merger is conclusive evidence of the effectiveness of the Merger.

We intend to propose to the Irish High Court that the Merger take effect on August 26, 2015. The determination of the effective date is entirely within the Irish High Court’s discretion; however, we are not aware of any reason why it would not grant the requested date.

In the event the conditions to the Merger are not satisfied, the Merger may be abandoned or delayed, even after approval by Class I Common Shareholders. In addition, until the issuance of the Order of the Irish High Court, the Merger may be abandoned or delayed by the general partner and manager of Accenture SCA without obtaining the approval of Class I Common Shareholders, even though the Merger may have been approved by such shareholders and all other conditions to the Merger may have been satisfied. See “—Amendment, Termination or Delay.”

Management of Accenture Holdings

Management of Accenture Holdings is delegated to its board of directors. The board of directors may further delegate management of certain aspects of Accenture Holdings’ business to committees of the board of directors or to members of management. However, the directors will remain responsible, as a matter of Irish law, for the proper management of the business and affairs of Accenture Holdings. See “Description of Ordinary Share Capital of Accenture Holdings.”

Because Accenture plc will continue to have a controlling interest in Accenture Holdings, it will have the ability to appoint members to and control our board of directors.

Exculpation and Indemnification

Accenture Holdings’ articles of association contain indemnification and expense advancement provisions for persons who are not a director, secretary or assistant secretary of Accenture Holdings. Accenture Holdings’ articles of association also confer a more limited indemnity on its directors, secretary and assistant secretaries for certain costs and discharge the liability of such director, secretary or assistant secretary where judgment is given in their favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director, secretary or assistant secretary acted honestly and reasonably and ought fairly to be excused.

Any provision that seeks to have the company indemnify a director, secretary or assistant secretary of an Irish company over and above this is void under Irish law, whether contained in its articles of association or any contract between the director and the company. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

In accordance with Irish law, Accenture Holdings maintains directors and officers liability insurance, as well as other types of insurance, for its directors and officers. In addition, an Accenture group company will enter into indemnification agreements with each of Accenture Holdings’ directors, secretary and assistant secretaries providing for the indemnification of, and advancement of expenses to, these persons.

Interests of Certain Persons in the Merger

No person who has been a director or executive officer of Accenture plc, the general partner and manager of Accenture SCA, at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Merger, except for any interest arising from his or her ownership of securities of Accenture SCA, as the case may be. No such person is receiving any extra or special benefit not shared on a pro rata basis by all other holders of Class I Common Shares.

Regulatory Matters

Other than as disclosed in this information statement and the compliance with U.S. Federal and state securities laws and Luxembourg and Irish corporate law, we are not aware of any further governmental approvals or actions that are required to complete the Merger. We do not believe that any significant regulatory approvals will be required to effect the Merger.

No Action Required to Cancel Class I Common Shares and Receive Ordinary Shares of Accenture Holdings

Assuming the Merger becomes effective, Accenture SCA will be dissolved and fully paid and non-assessable ordinary shares of Accenture Holdings will be issued to you without any further action on your part. All ordinary shares of Accenture Holdings will be issued in uncertificated form. Our transfer agent will make an electronic entry in your name and your ownership of ordinary shares of Accenture Holdings will be reflected in your account, which you will be able to access in the same way as today.

Dividend Policy

Accenture SCA currently pays semi-annual dividends on its Class I Common Shares and Accenture Holdings currently expects to pay semi-annual dividends on its ordinary shares. However, future dividends on ordinary shares of Accenture Holdings, if any, will be at the discretion of its board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the board of directors may deem relevant, as well as our ability to pay dividends under Irish law. We may, from time to time, enter into financing agreements that contain financial covenants and restrictions, some of which may limit the ability of Accenture Holdings to pay dividends.

In addition, under Irish law, dividends and distributions may only be made from “distributable reserves.” Distributable reserves, broadly, means the accumulated realized profits of Accenture Holdings less accumulated realized losses of Accenture Holdings, and also include distributable reserves created by a reduction of capital (i.e., by cancelling amounts standing to the credit of undistributable reserves of a company and crediting that amount to the profit and loss account of the company to be treated as realized profits available for distribution). In addition, no dividend may be made unless the net assets of Accenture Holdings are equal to, or in excess of, the aggregate of Accenture Holdings’ called up share capital (i.e., the value of the Accenture Holdings’ issued shares that remain fully or partially unpaid, and whose holders have been called upon to pay the amount outstanding) plus undistributable reserves and the distribution does not reduce Accenture Holdings’ net assets below such aggregate. Undistributable reserves include undenominated capital and any accumulated unrealized profits (not previously utilized by any capitalization) greater than any accumulated unrealized losses (not previously written off in a reduction or reorganization of capital). We expect that Accenture Holdings will have sufficient distributable reserves to make distributions by way of dividends on or prior to the date it expects to declare its first dividend and the date on which holders of Accenture Holdings shares can first elect to have their shares redeemed for cash or for Class A ordinary shares of Accenture plc. See “—Redemption.”

Redemption

As is the case for Class I Common Shareholders, holders of ordinary shares of Accenture Holdings will have the ability, subject to the restrictions on redemption contained in Accenture Holdings’ articles of association and the Irish Companies Acts and any contractual restrictions on redemption that may be applicable to a holder, to require that Accenture Holdings redeem all or a portion of such holder’s ordinary shares of Accenture Holdings for cash or Class A ordinary shares of Accenture plc on a one-for-one basis. See “Description of Ordinary Share Capital of Accenture Holdings—Share Repurchases, Redemptions and Conversions.”

Accounting Treatment of the Merger

Under U.S. GAAP, the Merger represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost. Accordingly, the assets and liabilities of Accenture Holdings will be reflected at their carrying amounts in the accounts of Accenture SCA at the time of the Merger.

Effect of the Merger on SEC Filing Obligations and SEC Registrant Status

Under SEC rules, companies organized outside of the United States that qualify as “foreign private issuers” remain subject to SEC regulation, but are exempt from certain requirements that apply to U.S. reporting companies. Accenture SCA is not a “foreign private issuer,” and we do not expect that Accenture Holdings will be a “foreign private issuer” following the Merger.

Upon completion of the Merger, we will remain subject to SEC reporting requirements and the mandates of the Sarbanes-Oxley Act, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. As required by Irish law, in connection with annual general meetings of Accenture Holdings commencing with its 2016 annual general meeting, the Accenture Holdings Irish statutory accounts will also be made available to shareholders.

Required Vote; Recommendation

The proposal shall be approved by a vote of Class I Common Shareholders representing two-thirds of the Class I Common Shares represented and voting at the Extraordinary General Meeting, with each holder of Class I Common Shares of record, other than Accenture SCA and its direct and indirect subsidiaries, being entitled to one vote per share, and with a quorum requirement of at least 50% of the outstanding Class I Common Shares issued and outstanding and entitled to vote. Abstentions and null votes will not be counted for the determination of such threshold.

Accenture plc, the general partner and manager of Accenture SCA, recommends that Class I Common Shareholders vote “FOR” the proposal. Accenture plc held 95% of Class I Common Shares entitled to vote as of the record date and, therefore, has the power, acting by itself, to satisfy the quorum requirement and to approve all matters scheduled to be voted upon at the Extraordinary General Meeting. Accenture plc will vote all of the shares that it holds in favor of approving proposal number one. Therefore, the proposal to approve the Common Draft Terms of Merger will be passed at the Extraordinary General Meeting.

PROPOSAL NUMBER TWO: ACKNOWLEDGEMENT OF ALL FORMALITIES UNDER THE LUXEMBOURG COMPANIES ACT

Class I Common Shareholders of Accenture SCA are being asked at the Extraordinary General Meeting to acknowledge that all the legal formalities prescribed by the Luxembourg Companies Act, in respect of the proposed Merger and namely the provisions of article 267 of the Luxembourg Companies Act have been duly accomplished with respect to Accenture SCA and Accenture Holdings.

Article 267 of the Luxembourg Companies Act as applicable to the Merger requires the preparation of the following documents and that every Class I Common Shareholder be entitled to inspect such documents at the registered office of Accenture SCA at least one month before the date of the Extraordinary General Meeting called to decide on the Common Draft Terms of Merger:

•	the Common Draft Terms of Merger;

•	the Luxembourg statutory accounts and related management reports of Accenture SCA for the fiscal years ended August 31, 2014, 2013 and 2012;

•	the interim Luxembourg accounts of Accenture SCA for the seven months ended March 31, 2015;

•	the management report of Accenture SCA and the directors’ explanatory report of Accenture Holdings; and

•	the report of the joint expert appointed in Ireland by Accenture SCA and Accenture Holdings on the fairness of the exchange ratio of the shares to Class I Common Shareholders and ordinary shareholders of Accenture Holdings.

A full copy or, if so desired, a partial copy, of such documents may be obtained by any Class I Common Shareholder upon request and free of charge. Such request should be directed to our Investor Relations Group by telephone in the United States and Puerto Rico at +1 877-ACN-5659 (+1 877-226-5659) and outside the United States and Puerto Rico at +353 1 407-8203, by e-mail at investor.relations@accenture.com, or by mail at Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA. Where a Class I Common Shareholder has consented to the use by the company of electronic means for conveying information, such copies may be provided by electronic mail.

Required Vote; Recommendation

The proposal shall be approved by a vote of Class I Common Shareholders representing two-thirds of the Class I Common Shares represented and voting at the Extraordinary General Meeting, with each holder of Class I Common Shares of record, other than Accenture SCA and its direct and indirect subsidiaries, being entitled to one vote per share, and with a quorum requirement of at least 50% of the outstanding Class I Common Shares issued and outstanding and entitled to vote. Abstentions and null votes will not be counted for the determination of such threshold.

Accenture plc, the general partner and manager of Accenture SCA, recommends that Class I Common Shareholders vote “FOR” the proposal. Accenture plc held 95% of Class I Common Shares entitled to vote as of the record date and, therefore, has the power, acting by itself, to satisfy the quorum requirement and to approve all matters scheduled to be voted upon at the Extraordinary General Meeting. Accenture plc will vote all of the shares that it holds in favor of approving proposal number two. Therefore, proposal number two will be passed at the Extraordinary General Meeting.

PROPOSAL NUMBER THREE: EXPIRATION AND DISCHARGE OF THE GENERAL PARTNER AND MANAGER

Class I Common Shareholders of Accenture SCA are being asked at the Extraordinary General Meeting to acknowledge the expiration of the mandate of the general partner and manager of Accenture SCA on the effective date of the Merger and authorize the discharge (quitus) of the general partner and manager of Accenture SCA in respect of the performance of its duties.

The mandate of the general partner and manager of Accenture SCA expires automatically as of the effective date, and as a consequence of, the Merger, and the request at the Extraordinary General Meeting for the discharge is made as a result of such expiration.

Under Luxembourg law, such discharge represents a waiver by Accenture SCA of any right it may have had to institute legal proceedings against the general partner and manager of Accenture SCA in respect of any and all matters relating to general partner and manager’s management of Accenture SCA, other than in respect of matters that were not known to Class I Common Shareholders at the time of the vote on the discharge.

Required Vote; Recommendation

The proposal shall be approved by a vote of Class I Common Shareholders representing two-thirds of the Class I Common Shares represented and voting at the Extraordinary General Meeting, with each holder of Class I Common Shares of record, other than Accenture SCA and its direct and indirect subsidiaries, being entitled to one vote per share, and with a quorum requirement of at least 50% of the outstanding Class I Common Shares issued and outstanding and entitled to vote. Abstentions and null votes will not be counted for the determination of such threshold.

Accenture plc, the general partner and manager of Accenture SCA, recommends that Class I Common Shareholders vote “FOR” the proposal. Accenture plc held 95% of Class I Common Shares entitled to vote as of the record date and, therefore, has the power, acting by itself, to satisfy the quorum requirement and to approve all matters scheduled to be voted upon at the Extraordinary General Meeting. Accenture plc will vote all of the shares that it holds in favor of approving proposal number three. Therefore, proposal number three will be passed at the Extraordinary General Meeting.

MATERIAL TAX CONSIDERATIONS RELATING TO THE MERGER

Material U.S. Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax considerations relevant to Class I Common Shareholders of the Merger and of holding the ordinary shares of Accenture Holdings after the Merger (in each case, a “Holder” or “Holders”). This summary does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax.

This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this summary.

This summary addresses only those Holders who hold their Class I Common Shares and ordinary shares of Accenture Holdings as “capital assets” within the meaning of Section 1221 of the Code. Further, unless otherwise indicated, this summary does not address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of such Holder’s particular circumstances or that may be applicable to such Holder if subject to special treatment under the U.S. federal income tax laws, including:

•	a dealer in stocks and securities, or foreign currencies;

•	a trader in securities that elects the mark-to-market method of accounting for your securities;

•	a Holder that is subject to the alternative minimum tax provisions of the Code;

•	a Holder who has been, but is no longer, a citizen or resident of the United States;

•	a U.S. Holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a Holder who holds Class I Common Shares or ordinary shares of Accenture Holdings as part of a hedge, straddle, a constructive sale or conversion transaction; or

•	a Holder who owns, actually or constructively, five percent or more of the outstanding ordinary shares of Accenture Holdings after the Merger (any such Holder described above, an “Excluded Holder”).

This summary assumes, as we believe to be the case, that Accenture International S.à.r.l. is not and has not been, and Accenture Holdings will not become, a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Code.

Neither Accenture SCA nor Accenture Holdings will request a ruling from the IRS as to the U.S. federal income tax consequences of the Merger, post-Merger ownership and disposition of ordinary shares of Accenture Holdings or any other matter. There can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described below.

As used in the remainder of this summary, the term “U.S. Holder” means a Holder (other than an Excluded Holder) who is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (including any entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds Class I Common Shares or ordinary shares of Accenture Holdings, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Class I Common Shares or ordinary shares of Accenture Holdings, you should consult your advisors.

A “Non-U.S. Holder” is a Holder (other than a partnership or an Excluded Holder) that is not a U.S. Holder.

ALL HOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISORS CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES. THIS SUMMARY IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER AND IS INTENDED ONLY AS A GENERAL GUIDE.

Material U.S. Federal Income Tax Consequences to U.S. Holders

The Merger

We believe that the receipt by U.S. Holders of ordinary shares of Accenture Holdings pursuant to the Merger should constitute a tax-free exchange under Sections 351 and 731 of the Code. One requirement for the Merger to qualify as a tax-free exchange is that Accenture Holdings must be treated as a corporation for purposes of Section 351 of the Code. Accenture Holdings will be treated as a corporation for purposes of Section 351 of the Code with respect to the transfer by U.S. Holders in the Merger only if certain tests set forth in the U.S. Treasury Regulations under Section 367(a) of the Code are satisfied. We believe that these tests should be satisfied and therefore that Accenture Holdings should be treated as a corporation for purposes of Section 351 of the Code. Provided that the requirements under Section 367(a) of the Code and the U.S. Treasury Regulations thereunder are satisfied, U.S. Holders will not recognize gain or loss in the Merger. The tax basis of ordinary shares of Accenture Holdings received by U.S. Holders in the Merger will be equal to the tax basis of their Class I Common Shares held prior to the Merger. The holding period of the ordinary shares of Accenture Holdings received by U.S. Holders will be more than one year.

However, the rules governing Section 367(a) of the Code are complex, and there is little guidance as to their application. Consequently, we cannot ensure that the tax consequences of the Merger will not be different than those described above, and it is possible that the IRS may assert, or that a court may sustain, that we have not satisfied the tests under Section 367(a) of the Code and the U.S. Treasury Regulations thereunder.

If it is determined that we have not satisfied the tests under Section 367(a) of the Code and the U.S. Treasury Regulations thereunder, each U.S. Holder will recognize gain (but not loss) for U.S. federal income tax purposes in an amount equal to the difference between such U.S. Holder’s proportionate share of the fair market value, at the effective time of the Merger, of Accenture Inc., a subsidiary of Accenture SCA, and such U.S. Holder’s proportionate share of Accenture SCA’s basis in its Accenture Inc. shares (adjusted to reflect any partner-level basis adjustments). Any such gain will be long-term capital gain. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, generally are eligible for preferential rates of U.S. federal income taxation. A U.S. Holder will have an aggregate tax basis in the ordinary shares of Accenture Holdings received in the exchange equal to such U.S. Holder’s basis in Class I Common Shares surrendered, increased by the amount of gain recognized by such U.S. Holder in the Merger, as determined under the relevant U.S. income tax rules applicable to partnerships. The rules regarding a U.S. Holder’s holding period of such ordinary shares of Accenture Holdings are unclear. U.S. Holders are urged to consult their tax advisors regarding the potential application of certain “split holding period” rules to them and the treatment of any gain or loss realized on a future disposition of their ordinary shares of Accenture Holdings as long-term or short-term capital gain or loss.

Ownership of Ordinary Shares of Accenture Holdings

Following the consummation of the Merger, Accenture Holdings will be classified as a corporation for U.S. federal income tax purposes, in contrast to Accenture SCA, which has been classified as a partnership for these purposes. As a result of Accenture SCA’s classification as a partnership for U.S. federal income tax purposes, U.S. Holders included dividends in their taxable income in the calendar year the partnership year ended. The November 2014 dividend will be included in Accenture SCA’s taxable year ending on the date of the Merger. In contrast, dividends from Accenture Holdings will be taxed in the year in which such dividends are received, as discussed below. Thus, for example, as a result of the Merger, each U.S. Holder that reports income on the calendar year will be taxed in 2015 on the November 2014 dividend as well as the May 2015 dividend and the November 2015 dividend (if declared).

Distributions on Ordinary Shares of Accenture Holdings. Cash distributions on ordinary shares of Accenture Holdings (including any Irish tax withheld) will be taxable as dividends to the extent paid out of Accenture Holdings’ current or accumulated earnings and profits (as determined under U.S. federal income tax principles). It is anticipated that any distributions from Accenture Holdings will be from earnings and profits and thus will be treated as dividends. U.S. Holders will include dividends paid by Accenture Holdings in their gross income as ordinary income on the day of actual or constructive receipt. Such dividends will not be eligible for the dividends-received deduction allowed to corporations under the Code. U.S. Holders should note that income recognized with respect to November dividends will no longer be deferred to the subsequent calendar year.

With respect to non-corporate U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that, among other things, (1) is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision, and (2) is not a PFIC. The United States Treasury Department has determined that the current income tax treaty between the United States and Ireland meets these requirements, and Accenture Holdings believes it is eligible for the benefits of that treaty. As a result of the rules described above, we believe Accenture Holdings will be a qualified foreign corporation. Non-corporate U.S. Holders must hold their ordinary shares of Accenture Holdings for a minimum holding period, during which they are at the risk of loss, in order to be eligible for the reduced rates of taxation, regardless of Accenture Holdings’ status as a qualified foreign corporation. U.S. Holders that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Subject to certain conditions and limitations, Irish withholding taxes on dividends, if any, may constitute foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. Subject to certain conditions and limitations, for purposes of calculating the foreign tax credit, distributions paid on ordinary shares of Accenture Holdings that are treated as dividends for U.S. federal income tax purposes may be treated as income from sources outside the United States, in which case such income would generally constitute passive category income. Further, in certain circumstances, if a U.S. Holder has held ordinary shares of Accenture Holdings for less than a specified minimum period during which such U.S. Holder is not protected from risk of loss, or is obligated to make payments related to the dividends, such U.S. Holder may not claim a foreign tax credit for foreign taxes imposed on dividends paid on the ordinary shares of Accenture Holdings. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Any distribution in excess of Accenture Holdings’ current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, will first constitute, with respect to each share, a tax-free return of capital, causing a reduction in the adjusted basis of the ordinary shares of Accenture Holdings (thereby increasing the amount of gain, or decreasing the amount of loss, recognized on a subsequent disposition of the shares), and the balance in excess of adjusted basis will be taxable as capital gain recognized on a sale or exchange. Consequently, such distributions in excess of Accenture Holdings’ current and accumulated earnings and profits would generally not give rise to foreign source income and a U.S. Holder generally could not use the foreign tax credit arising from any Irish withholding tax imposed on such distributions unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes. U.S. Holders should expect that any distribution from Accenture Holdings will generally be treated as a dividend (as discussed above).

Sale, Exchange or Other Taxable Disposition of Ordinary Shares of Accenture Holdings. For U.S. federal income tax purposes, a U.S. Holder will recognize taxable gain or loss on any sale or other taxable disposition of ordinary shares of Accenture Holdings in an amount equal to the difference between the amount realized for the shares and the U.S. Holder’s tax basis in the shares. Such gain or loss will generally be capital gain or loss. Capital gains of non-corporate U.S. Holders derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized will generally be treated as U.S. source gain or loss.

Treatment of Certain Irish Taxes. U.S. tax law does not allow a credit against income tax for any stamp duty or Irish capital acquisitions tax (as described under the heading “—Material Irish Tax Considerations”) imposed on a U.S. Holder. However, a U.S. Holder may be entitled to an income tax deduction or estate tax credit for such taxes, subject to applicable limitations under the Code. U.S. Holders should consult their tax advisors regarding the tax treatment of these Irish taxes.

Material U.S. Federal Income Tax Consequences to Non-U.S. Holders

The Merger

In general, the receipt by Non-U.S. Holders of ordinary shares of Accenture Holdings following the cancellation of their Class I Common Shares in the Merger will not be subject to U.S. federal income or withholding tax on any realized gain with respect to the Merger.

Ownership of Ordinary Shares of Accenture Holdings

Non-U.S. Holders of ordinary shares of Accenture Holdings will generally not be subject to U.S. federal income or withholding tax on dividend income from Accenture Holdings and will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of ordinary shares of Accenture Holdings, unless:

•	such gain or dividend income is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States or, if a treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such Holder in the United States; or

•	in the case of capital gain of an individual Non-U.S. Holder, such Non-U.S. Holder is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of ordinary shares of Accenture Holdings and the proceeds from the sale, exchange or redemption of such shares that are paid within the United States (and in certain cases, outside the United States), unless the Holder is an exempt recipient such as a corporation or is not a U.S. Holder. A backup withholding tax may apply to such payments if the Holder fails to provide a taxpayer identification number or certification of other exempt or non-U.S. status or fails to report in full dividend and interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

To avoid backup withholding tax on a subsequent disposition of ordinary shares of Accenture Holdings, or dividends paid on those shares, a Non-U.S. Holder may be required to provide a taxpayer identification number, certify the Non-U.S. Holder’s non-U.S. status or otherwise establish an exemption. Non-U.S. Holders of ordinary shares of Accenture Holdings should consult their personal tax advisors concerning the application of information reporting and backup withholding in their particular situations, the availability of exemptions, and the procedure for obtaining any available exemption. Any amount withheld from a payment to a Non-U.S. Holder under the backup withholding rules may be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax, provided that the required information is timely furnished to the IRS.

Material Irish Tax Considerations

Scope of Discussion

The following is a summary of the material Irish tax considerations of the Merger to certain Non-Irish Holders (as defined below) and the ownership and disposal of ordinary shares of Accenture Holdings received by such Non-Irish Holders upon the consummation of the Merger. A “Non-Irish Holder” is an individual beneficial owner of Class I Common Shares or ordinary shares of Accenture Holdings that is neither resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold Class I Common Shares or ordinary shares of Accenture Holdings in connection with a trade carried on by such person through an Irish branch or agency. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each Non-Irish Holder. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this information statement. Changes in law and/or administrative practice may result in a change in the tax considerations described below, possibly with retrospective effect.

The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and shareholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the Merger and of the acquisition, ownership and disposal of ordinary shares of Accenture Holdings. The summary applies only to Non-Irish Holders who hold their Class I Common Shares and will own ordinary shares of Accenture Holdings as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees and Non-Irish Holders who acquired their Class I Common Shares or who have, or who are deemed to have, acquired their ordinary shares of Accenture Holdings by virtue of an Irish office or employment (performed or carried on to any extent in Ireland). Shareholders who are not Non-Irish Holders should consult their tax advisors about the Irish tax consequences of the Merger and of the acquisition, ownership and disposal of ordinary shares of Accenture Holdings.

Irish Tax on Chargeable Gains (Irish CGT)

We believe that Non-Irish Holders will not be subject to Irish CGT on the cancellation of their Class I Common Shares, or on the receipt of ordinary shares of Accenture Holdings pursuant to the Merger. Any subsequent disposal of ordinary shares of Accenture Holdings by Non-Irish Holders will not be subject to Irish CGT.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the greater of the price paid or market value of the shares acquired. Where Irish stamp duty arises it is generally a liability of the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.

We believe that no stamp duty will be payable on the cancellation of Class I Common Shares or the issue of ordinary shares of Accenture Holdings pursuant to the Merger.

Transfers of ordinary shares of Accenture Holdings, including transfers to family members and charitable organizations, will be subject to Irish stamp duty, subject to any exemptions and reliefs. If Non-Irish Holders engage in transfers that would otherwise subject the Non-Irish Holder or their family members to Irish stamp duty, Accenture will pay the stamp duty. Redemption of ordinary shares of Accenture Holdings for cash or shares of Accenture plc will not result in stamp duty.

Withholding Tax on Dividends (DWT)

Distributions made by Accenture Holdings will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 20%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by Accenture Holdings to its shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a particular shareholder, Accenture Holdings is responsible for withholding DWT prior to making such distribution.

Non-Irish Holders resident in the United States, any European Union member state or any other Exempt Territory are likely to be entitled to an exemption from DWT, provided such Non-Irish Holder is beneficially entitled to the dividend. Among other requirements, such shareholders must furnish valid DWT Forms to Accenture Holdings’ transfer agent at least seven business days before the record date for any dividend to receive such dividends without suffering DWT. Non-Irish Holders should contact their personal tax advisors or GlobeTax at +1 212-747-9100 or eCertsIreland@GlobeTax.com. It is strongly recommended that such shareholders who are residents of Exempt Territories, including the United States, and who receive ordinary shares of Accenture Holdings pursuant to the Merger complete the appropriate DWT Forms and provide them to Accenture Holdings’ transfer agent as soon as possible after receiving their shares.

If any shareholder who is resident in an Exempt Territory, including the United States, receives a dividend from which DWT has been withheld, the shareholder may be entitled to claim a refund of DWT from the Irish Revenue Commissioners provided the shareholder is beneficially entitled to the dividend.

Other ordinary shareholders of Accenture Holdings that are not described above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners provided the shareholder is beneficially entitled to the dividend.

Income Tax on Dividends Paid on Ordinary Shares of Accenture Holdings

A Non-Irish Holder that is entitled to an exemption from DWT will have no Irish income tax or universal social charge liability on a dividend from Accenture Holdings.

A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax or universal social charge liability. The DWT deducted by Accenture Holdings discharges the Irish income tax and universal social charge liability.

Capital Acquisitions Tax (CAT)

CAT principally comprises gift tax and inheritance tax on property situated in Ireland for CAT purposes or otherwise within the territorial scope of CAT, and ordinary shares of Accenture Holdings are, in principle, property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% on the value of any taxable gift or inheritance above certain tax-free thresholds. The recipient has primary liability for CAT. The appropriate tax-free threshold depends upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Children have a lifetime tax-free threshold of €225,000 in respect of taxable gifts or inheritances received from their parents.

A gift of ordinary shares of Accenture Holdings will be subject to CAT, unless the gift qualifies for an exemption from CAT. Gifts of shares of Accenture Holdings to spouses and certain charities, as well as gifts to children below a certain threshold, qualify for an exemption and therefore are not subject to CAT in accordance with the rules described in the preceding paragraph. Also, we believe a gift of membership interests in certain non-Irish entities that hold shares of Accenture Holdings will not be a gift of Irish property and therefore will not give rise to CAT, unless the donor or donee is resident or ordinarily resident in Ireland or the donor has been Irish domiciled at any time up to and including the date of the gift. As in the past, if you are contemplating family or charitable transfers, contact us for additional information at LeadershipSCA@Accenture.com or +1 312-842-4222.

An inheritance of ordinary shares of Accenture Holdings held by the decedent at time of death will also be subject to CAT, unless the inheritance qualifies for an exemption from CAT. We believe that because ordinary shares of Accenture Holdings will, upon the death of a holder, automatically be redeemed and you will receive cash or Class A ordinary shares of Accenture plc as described under “Description of Ordinary Share Capital of Accenture Holdings—Share Repurchases, Redemptions and Conversions—Repurchases and Redemptions by Accenture Holdings”, CAT will not be due upon inheritance unless the donor or donee is resident or ordinarily resident in Ireland.

There is uncertainty surrounding the applicability of CAT under these circumstances and there can be no assurance that CAT will not be due in connection with a gift or upon inheritance.

Accenture Holdings shareholders should consult their personal tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

ALL HOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THE MERGER AND OF THE ACQUISITION, OWNERSHIP, DISPOSAL OF, AND RECEIPT OF DIVIDENDS ON, ORDINARY SHARES OF ACCENTURE HOLDINGS. THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. FURTHERMORE, WE RECOMMEND THAT ALL HOLDERS CONSULT THEIR PERSONAL ADVISORS TO CONSIDER THEIR ESTATE PLANNING NEEDS, INCLUDING TRANSFERS OF CLASS I COMMON SHARES TO FAMILY MEMBERS AND CHARITABLE ORGANIZATIONS.

Material Luxembourg Tax Considerations

We believe that individual Class I Common Shareholders who are not resident in Luxembourg will not be subject to Luxembourg tax as a result of the Merger.

Material Tax Considerations in Other Jurisdictions

We believe that for holders of Class I Common Shares resident in Australia, the Merger will be a taxable exchange in which gain or loss will be recognized. We further believe that for holders of Class I Common Shares resident in Denmark, France, Italy, Norway, Spain or Sweden, the Merger should not be a taxable event under the tax laws of the country in which such holders are resident. However, tax laws are complex and the tax consequences in any individual case may depend on the facts and circumstances. We encourage all holders to consult their tax advisors regarding the applicable tax consequences of the Merger.

DESCRIPTION OF ORDINARY SHARE CAPITAL OF ACCENTURE HOLDINGS

The following description of ordinary share capital of Accenture Holdings is a summary. This summary is qualified in its entirety by reference to Accenture Holdings’ articles of association, a deed poll to be executed by Accenture Holdings for the benefits of its shareholders (the “Deed Poll”), the form of which is attached as Annex B to this information statement, and the Irish Companies Acts. The complete text of Accenture Holdings’ memorandum and articles of association, which will be substantially in the form attached as Annex B to this information statement, are prepared in accordance with the provisions of the Irish Companies Act 2014. You should read those laws and documents carefully. The Irish Companies Acts 1963 to 2013 and the Irish Companies Act 2014 can be accessed online for free at http://www.irishstatutebook.ie or can be purchased in hardcopy format from the Irish Government Publications Office by calling +353 1-647-6834 or by e-mailing publications@opw.ie.

The Irish Companies Acts 1963 to 2013 contain numerous separate enactments implemented over a 50-year period and are due to be consolidated into a single piece of legislation, the Irish Companies Act 2014, which is expected to become effective June 1, 2015. The Irish Companies Act 2014 is a consolidation, as opposed to an overhaul, of the existing Irish Companies Acts 1963 to 2013 and will introduce limited changes to the existing law as described in this information statement. For the sake of completeness, a brief description of any relevant changes being introduced by the Irish Companies Act 2014 is included in this information statement, and where reference is made in this information statement to a specific section of the Irish Companies Acts 1963 to 2013, the corresponding reference in the Irish Companies Act 2014 is also included.

There are differences between Accenture SCA’s articles of association and Accenture Holdings’ memorandum and articles of association. See “Comparison of the Rights of Shareholders and Governance.”

Except where otherwise indicated, the description below reflects Accenture Holdings’ articles of association and the Deed Poll as those documents will be in effect as of the effective time of the Merger.

Capital Structure

Authorized Share Capital

The authorized share capital of Accenture Holdings is €44,000, comprised of 40,000 deferred shares with a nominal value of €1.00 per share and 4,000,000,000 ordinary shares with a nominal value of €0.000001 per share.

The deferred shares are issued solely to ensure that Accenture Holdings satisfies Irish law minimum share capital requirements for public limited companies at all times, and carry no voting rights or income rights and have only limited rights on a return of capital equal to the nominal value of those shares. In contrast, ordinary shares of Accenture Holdings carry full voting, income and return of capital rights, as further described in this information statement and in detail in Accenture Holdings’ articles of association.

Accenture Holdings may issue shares subject to the maximum authorized share capital contained in its memorandum and articles of association. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares or deferred shares, as applicable) by a simple majority of the votes cast at a general meeting (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of Accenture Holdings may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of the Irish Companies Acts, the directors of Accenture Holdings may issue new ordinary or deferred shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Accenture Holdings’ shareholders have passed an ordinary resolution providing the board of directors with such an authority for a period of 18 months from the date of incorporation of Accenture Holdings on April 10, 2015. It is intended that this authority will be renewed by shareholders at each annual general meeting, which is in accordance with the customary practice of Irish public limited companies.

The rights and restrictions to which the ordinary shares are subject are prescribed in Accenture Holdings’ articles of association and the Deed Poll. Irish law does not recognize fractional shares held of record. Accordingly, Accenture Holdings’ articles of association do not provide for the issuance of fractional ordinary shares of Accenture Holdings, and the official Irish register of Accenture Holdings will not reflect any fractional shares. Whenever an alteration or reorganization of the share capital of Accenture Holdings would result in any Accenture Holdings shareholder becoming entitled to fractions of a share, Accenture Holdings’ board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions. For the purpose of any such sale, Accenture Holdings’ board of directors may authorize some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Under Irish law and the articles of association of Accenture Holdings, there are no limitations on the right of non-residents of Ireland or owners who are not citizens of Ireland to hold or vote shares of Accenture Holdings.

Issued Share Capital

Based on the number of Class I Common Shares outstanding as of April 22, 2015, Accenture Holdings would issue 1,020,202,244 ordinary shares with a nominal value of €0.000001 per share at the effective time of the Merger. All shares issued as part of the Merger will be issued as fully paid up and non-assessable.

At the effective time of the Merger, there will be 40,000 deferred shares of €1.00 each in issue, all of which will be beneficially held by Accenture plc. The deferred shares carry no voting rights, no income rights and only limited rights on a return of capital equal to the nominal value of those shares.

Pre-emption Rights

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory pre-emption right. As provided by Irish law, Accenture Holdings has opted out of these pre-emption rights by passing a special resolution, with such authority to expire 18 months after Accenture Holdings’ incorporation on April 10, 2015. It is intended that Accenture Holdings will follow the customary practice of Irish public limited company by having this authority renewed by shareholders at each annual general meeting, which would require the approval of not less than 75% of the votes of Accenture Holdings’ shareholders cast at a general meeting at which a quorum is present. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Accenture Holdings on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan.

Share Warrants and Share Options

The articles of association of Accenture Holdings provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Accenture Holdings is subject, Accenture Holdings’ board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as Accenture Holdings’ board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as Accenture Holdings’ board of directors may deem advisable and to cause warrants or other appropriate instruments evidencing such options to be issued. At the present, we do not intend to list Accenture Holdings on a

“recognized stock exchange” or “regulated market” within the meaning of Irish law. The Irish Companies Acts further provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Accenture Holdings’ board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally mean accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction (i.e., by cancelling amounts standing to the credit of undistributable reserves of a company and crediting that amount to the profit and loss account of the company to be treated as realized profits available for distribution). In addition, no distribution or dividend may be made unless the net assets of Accenture Holdings are equal to, or in excess of, the aggregate of Accenture Holdings’ called-up share capital (i.e., the value of the Accenture Holdings’ issued shares that remain fully or partially unpaid, and whose holders have been called upon to pay the amount outstanding) plus undistributable reserves and the distribution does not reduce Accenture Holdings’ net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which Accenture Holdings’ accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Accenture Holdings’ accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Accenture Holdings has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant accounts” of Accenture Holdings. The “relevant accounts” are either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of Accenture Holdings’ unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Accenture Holdings’ articles of association authorize the directors to pay interim dividends (i.e., dividends declared otherwise than at a general meeting of the company after approval by shareholders, such as a semi-annual dividend) without shareholder approval to the extent they appear justified by profits. Accenture Holdings’ board of directors may also recommend a dividend to be approved and declared by the Accenture Holdings shareholders at a general meeting. Accenture Holdings’ board of directors may direct that the payment be made by distribution of assets, shares or cash, and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of ordinary shares of Accenture Holdings will participate pro rata in respect of any dividend which may be declared in respect of ordinary shares by Accenture Holdings. The holders of the deferred shares do not have any right to receive a dividend.

We expect that Accenture Holdings will have sufficient distributable reserves to make distributions by way of dividends on or prior to the date it expects to declare its first dividend and the date on which holders of Accenture Holdings shares can first elect to have their shares redeemed for cash or for Class A ordinary shares of Accenture plc.

The directors of Accenture Holdings may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Accenture Holdings in relation to the ordinary shares of Accenture Holdings. All Accenture Holdings shares issued pursuant to the Merger shall be deemed to be fully paid up such that no deductions should be made in respect of dividends on such shares.

For information about the Irish tax considerations relating to dividend payments, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations—Withholding Tax on Dividends (DWT).”

Share Repurchases, Redemptions and Conversions

Overview

Accenture Holdings’ articles of association provide that any ordinary share that Accenture Holdings has agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by Accenture Holdings will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by Accenture Holdings.” Except where otherwise noted, references elsewhere in this information statement to repurchasing or buying back ordinary shares of Accenture Holdings refer to the redemption of ordinary shares by Accenture Holdings or the purchase of ordinary shares of Accenture Holdings by a subsidiary of Accenture Holdings, in each case in accordance with Accenture Holdings’ memorandum and articles of association and Irish law as described below.

Repurchases and Redemptions by Accenture Holdings

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. See also “—Dividends.” Accenture Holdings may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Accenture Holdings. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Pursuant to Accenture Holdings’ articles of association described above, shareholder approval will not be required to redeem ordinary shares of Accenture Holdings.

Holders of ordinary shares of Accenture Holdings will have the ability, subject to the restrictions on redemption contained in Accenture Holdings’ articles of association (as described below) and the Irish Companies Acts and any contractual restrictions on redemption that may be applicable to a holder, to require that Accenture Holdings redeem all or a portion of such holder’s ordinary shares of Accenture Holdings. In that case, Accenture Holdings is obligated, subject to the availability of distributable reserves, to redeem any ordinary shares of Accenture Holdings. The redemption price per share generally equals the average of the high and low sale prices of a Class A ordinary share of Accenture plc as reported on the New York Stock Exchange (or certain other exchange on which they may be listed from time to time) on the trading day on which Accenture Holdings receives an irrevocable notice of redemption from a holder of ordinary shares of Accenture Holdings if received prior to close of trading for that day, or on the following trading day if Accenture Holdings receives the irrevocable notice of redemption later than the close of trading on that day. Accenture Holdings may, at its option, pay the redemption price in cash or by delivering Class A ordinary shares of Accenture plc on a one-for-one basis, subject to adjustment for dividends and share splits.

Under Accenture Holdings’ articles of association, Accenture Holdings may refuse to honor a redemption request:

(1)	at any time or during any period, including, without limitation, a “blackout period,” if Accenture Holdings determines, based on the advice of its counsel (including its or Accenture plc’s general counsel), that there is material non-public information that may affect the average price per share of a Class A ordinary share of Accenture plc at such time or during such period;

(2)	if such redemption would be prohibited under applicable law or regulation; or

(3)	from the date of the announcement of a tender offer by Accenture Holdings or any of its affiliates for ordinary shares, or any securities convertible into, or exchangeable or exercisable for, ordinary shares, until the expiration of 10 business days after the termination of such tender offer, provided that nothing in Accenture Holdings’ articles of association shall prevent a holder of ordinary shares from tendering ordinary shares in any such tender offer.

In addition to a holder’s right to require Accenture Holdings to redeem its shares, the board of directors of Accenture Holdings can, as is the case currently for the general partner of Accenture SCA, redeem a holder’s ordinary shares of Accenture Holdings at any time for Class A ordinary shares of Accenture plc using the same valuation as described in the second preceding paragraph, where the board of directors receives a satisfactory opinion from an internationally recognized counsel or professional tax advisor that such redemption should be tax-free with respect to such holder.

Ordinary shares of Accenture Holdings will not transmit to the holder’s estate on its death. Instead, Accenture Holdings will automatically redeem such holder’s shares, with effect deemed to occur on the date of death, and pursuant to the Deed Poll, the holder’s estate will receive cash or, at the discretion of Accenture Holdings, Class A ordinary shares of Accenture plc, delivered through the Depository Trust Company or similar provider of depositary services using the same valuation as described in the third preceding paragraph, in each case, net of a nominal payment of cash consideration in accordance with the provisions of Accenture Holdings’ articles of association. Accenture Holdings will hold the nominal cash consideration in trust for the benefit of the holder’s estate.

In connection with the redemption of a holder’s ordinary shares of Accenture Holdings, if such a holder also holds Class X ordinary shares of Accenture plc, Accenture plc will redeem a corresponding number of such holder’s Class X ordinary shares of Accenture plc at a per share cash purchase price equal to the par value of a Class X ordinary share of Accenture plc, which is US$0.0000225 per share.

In circumstances where Accenture Holdings elects to satisfy any redemption right exercised by a holder of ordinary shares of Accenture Holdings with Class A ordinary shares of Accenture plc, the Class A ordinary shares delivered to such a holder will be validly issued, fully paid and non-assessable.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Accenture Holdings (which includes, for the purpose of this calculation, shares in Accenture Holdings held by its subsidiaries) at any time must not exceed 10% of the nominal value of the issued share capital of Accenture Holdings. Accenture Holdings may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Accenture Holdings or reissued subject to certain conditions.

The shares held by subsidiaries of Accenture Holdings will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Accenture Holdings. While a subsidiary holds shares of Accenture Holdings, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of ordinary shares of Accenture Holdings by a subsidiary must be funded out of distributable reserves of the subsidiary.

Share Purchases by Subsidiaries of Accenture Holdings

Under Irish law, a subsidiary of Accenture Holdings may purchase ordinary shares of Accenture Holdings as off-market purchases. For a subsidiary of Accenture Holdings to make an off-market purchase, the proposed purchase contract must be authorized by special resolution of the shareholders of Accenture Holdings before the contract is entered into. The special resolution is not effective if any shareholder of ordinary shares of Accenture Holdings to which the resolution relates exercises the voting rights carried by any of these shares in voting on the resolution and the resolution would not have been passed if such holder had not done so. The purchase contract must be on display at the registered office of Accenture Holdings from the date of the notice of the meeting at which the special resolution is to be proposed to the date of the meeting itself. Any shareholder authority for subsidiary off-market purchases shall specify the date on which the authority is to expire which shall not be later than 18 months after the date on which the special resolution granting the authority is passed.

Conversion

Ordinary shares of Accenture Holdings are not convertible.

Liens on Shares, Calls on Shares and Forfeiture of Shares

Accenture Holdings’ articles of association provide that Accenture Holdings will have a first and paramount lien on every share for all moneys payable, whether presently due or not, in respect of all of Accenture Holdings’ issued shares. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the articles of association of an Irish public limited company such as Accenture Holdings and will only be applicable to shares of Accenture Holdings that have not been fully paid up. All Accenture Holdings shares issued as part of the Merger will be fully paid up.

Accenture Holdings’ articles of association further provide that Accenture Holdings will have a lien on payments to be made in respect of a share where Accenture Holdings has a withholding tax or stamp duty obligation in respect of such share.

Bonus Shares

Under Accenture Holdings’ articles of association, Accenture Holdings’ board of directors may resolve to capitalize any amount credited to any reserve (including the undenominated capital) or credited to the profit and loss account and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, Accenture Holdings may, by an ordinary resolution, consolidate its issued share capital into a smaller number of shares, and divide or subdivide its issued share capital into a larger number of shares.

Reduction of Share Capital

Accenture Holdings may, by ordinary resolution, reduce its authorized but unissued share capital. Accenture Holdings also may, by a special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Irish Companies Acts.

Annual Meetings of Shareholders

Accenture Holdings will be required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Accenture Holdings’ fiscal year end. Accenture Holdings was incorporated on April 10, 2015, and plans to hold its first annual general meeting in the first quarter of calendar year 2016 if the Merger is consummated.

Notice of an annual general meeting must be given to all ordinary shareholders of Accenture Holdings and to the auditors of Accenture Holdings. The articles of association of Accenture Holdings provide for a minimum notice period of 21 clear days in writing (i.e., 21 calendar days excluding the day when the notice is given or deemed to be given and the day of the event for which it is given or on which it is to take effect).

The only matters which must, as a matter of the Irish Companies Acts, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the declaration of a dividend, the review by members of the company’s business and the appointment of new auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

At any annual general meeting, only such business may be conducted as has been brought before the meeting (1) by or at the direction of Accenture Holdings’ board of directors, (2) in certain circumstances, at the direction of the Irish High Court, (3) as required by law or (4) such business that the chairman of the meeting determines is properly within the scope of the meeting. The business to be conducted at any annual general meeting must be set forth in the notice of the meeting.

Extraordinary General Meetings of Shareholders

Extraordinary general meetings of Accenture Holdings may be convened by (1) Accenture Holdings’ board of directors, (2) on requisition of the shareholders holding not less than 10% of the paid up share capital of Accenture Holdings carrying voting rights, (3) on requisition of Accenture Holdings’ auditors or (4) in exceptional cases, by order of the Irish High Court. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all ordinary shareholders of Accenture Holdings and to the auditors of Accenture Holdings. Under Accenture Holdings’ articles of association, the minimum notice period is 21 clear days’ notice in writing for an extraordinary general meeting.

In the case of an extraordinary general meeting convened by shareholders of Accenture Holdings, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, Accenture Holdings’ board of directors has 21 calendar days to convene a meeting of ordinary shareholders of Accenture Holdings to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If Accenture Holdings’ board of directors does not convene the meeting within such 21 day period, the requisitioning shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Accenture Holdings’ receipt of the requisition notice.

If Accenture Holdings’ board of directors becomes aware that the net assets of Accenture Holdings are not greater than half of the amount of Accenture Holdings’ called-up share capital, the directors of Accenture Holdings must convene an extraordinary general meeting of ordinary shareholders of Accenture Holdings not later than 28 calendar days from the date that they learn of this fact to consider how to address the situation.

Quorum for General Meetings

The articles of association of Accenture Holdings provide that no business shall be transacted at any general meeting (i.e., an annual general meeting or an extraordinary general meeting) unless a quorum is present. A quorum requires the presence of at least one person holding or representing by proxy (whether or not such holder actually exercises his voting rights in whole, in part or at all at the meeting) more than 50% of the total issued voting rights of ordinary shares of Accenture Holdings. Abstentions will be counted as present for purposes of determining whether there is a quorum.

Voting

Under Accenture Holdings’ articles of association, each Accenture Holdings shareholder is entitled to one vote for each ordinary share of Accenture Holdings that he or she holds as of the record date for the meeting. The holders of Accenture Holdings deferred shares are not entitled to a vote. Accenture Holdings may not exercise any voting rights in respect of any shares held as treasury shares. The shares held by subsidiaries of Accenture Holdings will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares.

Irish law distinguishes between “ordinary business” and “special business.” Most matters are deemed “special” with the exception of declaring a dividend, the consideration of the statutory financial statements and the reports of the directors and auditors, the review by the shareholders of the company’s affairs, the fixing of the remuneration of auditors and the election of directors, all of which are deemed to be “ordinary business.”

Accenture Holdings’ articles of association provide that, except where a greater majority is required by the Irish Companies Acts (such as any matters that require special resolutions of the shareholders) as described below, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

At any meeting of Accenture Holdings, all resolutions will be decided on a poll. Every shareholder entitled to vote has one vote for each share held unless otherwise provided in Accenture Holdings’ articles of association. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with Accenture Holdings’ articles of association.

Holders of ordinary shares of Accenture Holdings, other than in respect of shares held by Accenture plc and any of Accenture Holdings’ subsidiaries, will continue to hold, with effect from the Merger, the same number of Class X ordinary shares of Accenture plc held prior to the Merger entitling them to vote, along with holders of Class A ordinary shares of Accenture plc, on matters submitted to a vote of Accenture plc shareholders. A corresponding number of Class X ordinary shares of Accenture plc may be redeemed at par value upon any redemption of ordinary shares of Accenture Holdings.

The Irish Companies Acts require special resolutions of the shareholders at a general meeting to approve certain matters. Special resolutions require the approval of not less than 75% of the votes cast by shareholders present at a general meeting in person or by a proxy. Examples of matters requiring special resolutions include:

(1)	amending the objects or memorandum of association of Accenture Holdings;

(2)	amending the articles of association of Accenture Holdings;

(3)	approving a change of name of Accenture Holdings;

(4)	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

(5)	opting out of pre-emption rights on the issuance of new Accenture Holdings shares;

(6)	re-registration of Accenture Holdings from a public limited company to a private company;

(7)	variation of class rights attaching to classes of Accenture Holdings shares (where the articles of association do not provide otherwise);

(8)	reduction of Accenture Holdings’ issued share capital;

(9)	sanctioning a compromise/scheme of arrangement involving Accenture Holdings;

(10)	resolving that Accenture Holdings be wound up by the Irish courts;

(11)	resolving in favor of a shareholders’ voluntary winding-up; and

(12)	re-designation of Accenture Holdings shares into different share classes.

Neither Irish law nor any constitutional document of Accenture Holdings places limitations on the right of non-resident or foreign owners to vote or hold ordinary shares of Accenture Holdings.

Action by Written Consent

The Irish Companies Acts provide that shareholders may approve a resolution without a meeting if (1) all shareholders sign the written resolution and (2) the company’s articles of association permit written resolutions of shareholders. Accenture Holdings’ articles of association provide shareholders with the right to take action by unanimous written consent as permitted by Irish law.

Variation of Rights Attaching to a Class of Shares

Under Accenture Holdings’ articles of association and the Irish Companies Acts, any variation of class rights attaching to any Accenture Holdings shares must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

The provisions of the articles of association of Accenture Holdings relating to general meetings also apply to general meetings of the holders of any class of shares except that the necessary quorum is determined with reference to the shares of such class.

Inspection of Books and Records

Under Irish law, Accenture Holdings’ shareholders have the right to: (1) receive a copy of the memorandum and articles of association of Accenture Holdings and any act of the Irish Government that alters the memorandum and articles of association of Accenture Holdings; (2) inspect and obtain copies of the minutes of general meetings and resolutions of Accenture Holdings; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Accenture Holdings; (4) receive copies of balance sheets and directors’ and auditors’ reports of Accenture Holdings that have previously been made available to shareholders prior to an annual general meeting; and (5) receive balance sheets of any subsidiary of Accenture Holdings that have previously been made available to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Accenture Holdings will also have the right to inspect all books, records and vouchers of Accenture Holdings. The auditors’ report must be made available to the shareholders with Accenture Holdings’ financial statements prepared in accordance with Irish law, 21 clear days before the annual general meeting and must be read to the shareholders at Accenture Holdings’ annual general meeting.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the Irish Regulations, which govern the merger of an Irish company limited by shares and a company incorporated in the EEA, which includes all member states of the European Union, Norway, Iceland and Liechtenstein, and where the other company is the surviving entity, a shareholder (1) of the non-surviving company who voted against the special resolution approving the transaction or (2) of a company in which 90% of the shares are held by the other party to the transaction, has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the acquisition agreement.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. An Accenture Holdings shareholder therefore must make such a notification to Accenture Holdings if, as a result of a transaction, the shareholder will be interested in 5% or more of the relevant share capital of Accenture Holdings, or if, as a result of a transaction, a shareholder who was interested in 5% or more of the relevant share capital of Accenture Holdings ceases to be so interested. Where a shareholder is interested in 5% or more of the relevant share capital of Accenture Holdings (i.e., voting shares), any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Accenture Holdings. The relevant percentage figure is calculated by reference to the aggregate nominal value of the Accenture Holdings shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of Accenture Holdings (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. Accenture Holdings must be notified within five calendar days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any ordinary shares of Accenture Holdings it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated. The 5% disclosure thresholds described above will be reduced to 3% under the Irish Companies Act 2014.

The Irish Companies Acts require that any reference to an “interest” in shares in a company be read as including a reference to any interest of any kind whatsoever in shares, and accordingly there shall be disregarded any restraints or restrictions to which the exercise of any right attached to the interests is or may be subject.

The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of ordinary share capital of Accenture Holdings. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures should be notified to the company within five calendar days of the alteration of the shareholder’s interests that give rise to the requirement to notify.

In addition to these disclosure requirements, Accenture Holdings, under the Irish Companies Acts and also under its articles of association, may by notice in writing require a person whom Accenture Holdings knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Accenture Holdings’ relevant share capital (1) to indicate whether or not it is the case and (2) where such person holds or has during that time held an interest in the shares of Accenture Holdings, to give such further information as may be required by Accenture Holdings, including particulars of such person’s own past or present interests in ordinary shares of Accenture Holdings. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Accenture Holdings on a person who is or was interested in shares of the company and that person fails to give the company any of the requested information within the reasonable time specified, Accenture Holdings may apply to the Irish High Court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(1)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(2)	no voting rights shall be exercisable in respect of those shares;

(3)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(4)	no payment shall be made of any sums due from Accenture Holdings on those shares, whether in respect of capital or otherwise.

The Irish High Court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

Anti-takeover Provisions

No Irish or European Union takeover provisions will apply to Accenture Holdings as Accenture Holdings is not listed on a “recognized stock exchange” or “regulated market” within the meaning of Irish law.

Corporate Governance

The articles of association of Accenture Holdings allocate authority over the day-to-day management of Accenture Holdings to Accenture Holdings’ board of directors. Accenture Holdings’ board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit. However, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Accenture Holdings. Committees may meet and adjourn as they determine proper. Unless otherwise determined by Accenture Holdings’ board of directors, the quorum necessary for the transaction of business at any committee meeting shall be two members of such committee.

The quorum necessary for the transaction of business at any meeting of the board of directors shall be two directors or a majority of directors then in office, whichever is the higher number.

Accenture Holdings’ articles of association also permit its board of directors to act by unanimous written consent.

Legal Name; Formation; Fiscal Year; Registered Office

The current legal and commercial name of Accenture Holdings is Accenture Holdings plc. Accenture Holdings was incorporated in Ireland on April 10, 2015 as a public limited company, under the name Hesta Public Limited Company (registration number 560222). Accenture Holdings’ fiscal year ends on August 31, and Accenture Holdings’ registered address is 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland.

Election of Directors

The Irish Companies Acts provide for a minimum of two directors. Accenture Holdings’ articles of association provide that, subject to any ordinary resolution passed by shareholders increasing the number of directors, the number of directors will be not less than two and not more than ten.

Directors shall be appointed (at a general meeting or otherwise) as follows:

(1)	by shareholders by ordinary resolution at the annual general meeting in each year or at any extraordinary general meeting at which a resolution seeking the appointment of a director is proposed, in each case where such director has been nominated:

(a)	by a recommendation of Accenture Holdings’ board of directors; or

(b)	with respect to election at an extraordinary general meeting requisitioned in accordance with Section 132 of the Irish Companies Acts 1963 to 2013 (or Section 178 of the Irish Companies Act 2014), by a shareholder or shareholders who hold ordinary shares or other shares carrying the general right to vote at general meetings of Accenture Holdings and who make such nomination in the written requisition of the extraordinary general meeting;

(2)	by Accenture Holdings’ board of directors in accordance with the articles of association;

(3)	by Accenture Holdings’ shareholders representing 50% or more of ordinary shares of Accenture Holdings then in issue by notice in writing to Accenture Holdings; or

(4)	so long as there is in office a sufficient number of directors to constitute a quorum of Accenture Holdings’ board of directors, the directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in Accenture Holdings’ board of directors or as an addition to the existing directors but so that the total number of directors shall not any time exceed the maximum number provided for in the articles of association.

Each director appointed in any of the manners described above will remain a director, subject to the provisions of the Irish Companies Acts and Accenture Holdings’ articles of association, until such director retires, resigns or is removed in accordance with Accenture Holdings’ articles of association.

A director may appoint in writing any person to be his or her alternative, subject to approval by a resolution of the board of directors. Any alternate shall be entitled to receive a notice of, and attend and vote at the board meetings. The appointing director can revoke the appointment of the alternate at any time.

Removal of Directors

Under the Irish Companies Acts and notwithstanding anything contained in Accenture Holdings’ memorandum and articles of association or in any agreement between Accenture Holdings and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 calendar days’ notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Accenture Holdings in respect of his or her removal.

In addition, Accenture Holdings’ articles of association provide that Accenture Holdings shareholders representing 50% or more of ordinary shares of Accenture Holdings then in issue may remove a director at any time by notice in writing to Accenture Holdings.

Accenture Holdings’ board of directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any maximum number of directors so fixed. Accenture Holdings may by ordinary resolution elect another person in place of a director removed from office and without prejudice to the powers of the directors under the articles of association. Accenture Holdings in a general meeting may elect any person to be a director to fill a vacancy or an additional director, subject to the maximum number of directors set out in the articles of association.

Duration; Dissolution; Rights upon Liquidation

Accenture Holdings’ duration is unlimited. Accenture Holdings may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Accenture Holdings may also be dissolved by way of court order on the application of a creditor or by the Companies Registration Office (the official public registry for companies in Ireland) as an enforcement measure where Accenture Holdings has failed to file certain returns. The Director of Corporate Enforcement in Ireland may also seek to have Accenture Holdings wound-up where the affairs of Accenture Holdings have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that Accenture Holdings should be wound up.

Accenture Holdings’ articles of association provide that the ordinary shareholders of Accenture Holdings are entitled to participate pro rata in a winding-up.

Uncertificated Shares

Unless Accenture Holdings’ board of directors resolves otherwise, holders of ordinary shares of Accenture Holdings will not be entitled to receive a share certificate in respect of any ordinary shares.

Stock Exchange Listing

Ordinary shares of Accenture Holdings are not listed on a stock exchange and Accenture Holdings does not intend to effect any such listing.

No Sinking Fund

Ordinary shares of Accenture Holdings have no sinking fund provisions.

No Liability for Further Calls or Assessments

Ordinary shares of Accenture Holdings to be issued in connection with the Merger will be duly and validly issued and fully paid and non-assessable.

Transfer and Registration of Shares

Accenture Holdings’ secretary maintains the share register, registration in which will be determinative of membership in Accenture Holdings. A shareholder of Accenture Holdings who holds shares beneficially will not be the holder of record of such shares. Instead, the depositary or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depositary or other nominee will not be registered in Accenture Holdings’ official share register, as the depositary or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on Accenture Holdings’ official share register any transfer of shares (1) from a person who holds such shares directly to any other person, (2) from a person who holds such shares beneficially to a person who holds such shares directly or (3) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depositary or other nominee that is the record owner of the transferred shares. Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Accenture Holdings’ official Irish share register.

Accenture Holdings’ articles of association provide that, except for a transfer taking the form of a redemption, or a transfer to Accenture plc or a subsidiary thereof, no transfer of ordinary shares of Accenture Holdings can be made unless Accenture Holdings’ board of directors shall have given its prior approval to a contemplated transfer. Accenture Holdings’ articles of association further provide that any transfer not made in compliance with the terms of the articles of association shall, with respect to Accenture Holdings, be deemed to be null and void.

Except for a transfer taking the form of a redemption, a transfer to Accenture plc or a subsidiary of Accenture plc or as otherwise approved by Accenture Holdings board of directors, if a holder of ordinary shares of Accenture Holdings wants to transfer all or part of its ordinary shares or all or part of the rights attached thereto, in any form whatsoever, it must submit an application beforehand to Accenture Holdings by any means approved by Accenture Holdings’ board of directors. A transfer application shall contain the name of the contemplated transferee, the contemplated sale price or consideration as well as any other relevant information. The decision by Accenture Holdings’ board of directors will be made known to the applicant as soon as reasonably practicable after it shall have been taken. The decision of Accenture Holdings’ board of directors in respect of the application may be made known to the applicant by any means approved by Accenture Holdings’ board of directors.

Any transfer of ordinary shares of Accenture Holdings that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to Accenture Holdings’ secretary. If, after the Merger, shareholders engage in transfers that would otherwise subject the shareholder or their family members to Irish stamp duty, Accenture will pay the stamp duty. Accenture Holdings’ articles of association include customary provisions that allow Accenture Holdings, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Accenture Holdings is (on behalf of itself or its affiliates) entitled to (1) seek reimbursement from the buyer, (2) set off the amount of the stamp duty against future dividends payable to the buyer and (3) claim a lien against the ordinary shares of Accenture Holdings on which it has paid stamp duty. Notwithstanding these customary rights, Accenture has agreed to pay the stamp duty for transfers that would otherwise subject the shareholder or their family members to Irish stamp duty and not seek reimbursement, set off the amount against future dividends or claim a lien against the ordinary shares on which the stamp duty was paid. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in ordinary shares of Accenture Holdings has been paid unless one or both of such parties is otherwise notified by Accenture Holdings.

Accenture Holdings’ articles of association delegate to Accenture Holdings’ secretary or assistant secretary the authority to execute an instrument of transfer on behalf of a transferring party.

Tax Matters

Accenture Holdings’ board of directors may, in its sole discretion, make any tax elections with respect to Accenture Holdings, provided that Accenture Holdings’ board of directors reasonably determines that any such election would not have an adverse tax impact on any holder of Accenture Holdings’ shares.

COMPARISON OF RIGHTS OF SHAREHOLDERS AND

GOVERNANCE

Your rights as a holder of Class I Common Shares are governed by the Luxembourg Companies Act and Accenture SCA’s articles of association. As a result of the Merger, Accenture SCA will be dissolved, and the holders of Class I Common Shares will become the holders of an equivalent number of ordinary shares of Accenture Holdings, a public limited company organized under the laws of Ireland. The rights of the shareholders of Accenture Holdings will be governed by applicable Irish law, including the Irish Companies Acts, and by Accenture Holdings’ memorandum and articles of association.

The Irish Companies Acts 1963 to 2013 are due to be consolidated into a single piece of legislation, the Irish Companies Act 2014, which is expected to become effective June 1, 2015. The Irish Companies Act 2014 is a consolidation of the existing Irish Companies Acts 1963 to 2013 and will introduce limited changes to the existing law as described in this information statement. For the sake of completeness, a brief description of any relevant changes being introduced by the Irish Companies Act 2014 is included in this information statement, and where reference is made in this information statement to a specific section of the Irish Companies Acts 1963 to 2013, the corresponding reference in the Irish Companies Act 2014 is also included.

Many of the principal attributes of Class I Common Shares and ordinary shares of Accenture Holdings will be similar. However, there are differences between the rights of shareholders of Accenture SCA under Luxembourg law and the rights of shareholders of Accenture Holdings under Irish law following the Merger. In addition, there are differences between Accenture SCA’s articles of association and Accenture Holdings’ memorandum and articles of association as they will be in effect after the completion of the Merger. These differences are more particularly described below, but the material differences are generally characterized as follows:

•	Accenture SCA is a partnership limited by shares, whereas Accenture Holdings is a company with limited liability. Accenture SCA is required to have a general partner that holds an unlimited share. Accenture Holdings will be generally managed by its board of directors with two share classes comprised of ordinary shares and deferred shares. Deferred shares do not carry any voting rights.

•	Certain mandatory provisions under Luxembourg law that are not mandatory provisions of Irish law have not been included in the rights attaching to Accenture Holdings shares and Accenture Holdings’ articles of association, and certain mandatory provisions under Irish law that are not mandatory provisions of Luxembourg law have been included in the rights attaching to Accenture Holdings shares and Accenture Holdings’ articles of association.

•	Certain standard provisions under Irish law customarily applied to the rights attaching to shares and the articles of association of Irish companies have been included in the rights attaching to Accenture Holdings shares and Accenture Holdings’ articles of association even if there is no Luxembourg law equivalent.

The following is a summary comparison of the rights of Accenture SCA shareholders under the Luxembourg Companies Act and the Accenture SCA articles of association and the rights such shareholders will have as shareholders of Accenture Holdings under the Irish Companies Acts and Accenture Holdings’ memorandum and articles of association effective following the Merger. The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of Accenture SCA’s articles of association and Accenture Holdings’ memorandum and articles of association as will be in effect after the effective time of the Merger, the form of which is attached as Annex B to this information statement. Accenture SCA’s articles of association are incorporated by reference herein. See “Where You Can Find More Information.” We encourage you to read those documents carefully. You are also urged to carefully read the relevant provisions of the Luxembourg Companies Act, the Irish Companies Acts 1963 to 2013 and the Irish Companies Act 2014 for a more complete understanding of the differences between being a shareholder of

Accenture SCA and a shareholder of Accenture Holdings. The Irish Companies Acts 1963 to 2013 and the Irish Companies Act 2014 can be accessed online for free at http://www.irishstatutebook.ie or can be purchased in hardcopy format from the Irish Government Publications Office by calling +353 1-647-6834 or by e-mailing publications@opw.ie.

	Accenture SCA	Accenture Holdings
Issued and Authorized Share Capital	The authorized share capital of Accenture SCA is set at €50,000,000,000, consisting of 40,000,000,000 Class I Common Shares, with a par value per share of €1.25.

The authorized share capital of Accenture Holdings is €44,000, comprised of 40,000 deferred shares with a nominal value of €1.00 per share and 4,000,000,000 ordinary shares with a nominal value of €0.000001 per share.

The deferred shares are issued solely to ensure that Accenture Holdings satisfies Irish law minimum share capital requirements for public limited companies at all times, and carry no voting rights or income rights and have only limited rights on a return of capital equal to the nominal value of those shares. In contrast, ordinary shares of Accenture Holdings carry full voting, income and return of capital rights, as further described in this information statement and in detail in Accenture Holdings’ articles of association.

As of April 22, 2015, the record date for the Extraordinary General Meeting, Accenture SCA had an issued and outstanding nominal share capital of €1,311,290,080 divided into one unlimited share (action de commandité) held by Accenture plc, the general partner and manager of Accenture SCA, and 1,049,032,063 limited shares (actions de commanditaires) held by the limited shareholders, including Accenture plc, which held 638,777,160 of such limited shares.

Both the unlimited share and the limited shares, together referred to as Class I Common Shares, have a par value of €1.25 each. As of April 22, 2015, Accenture plc held approximately 95% of the outstanding Accenture SCA shares (excluding Class I Common Shares held by Accenture SCA as treasury shares and Class I Common Shares held by Accenture International S.à.r.l., a direct subsidiary of Accenture SCA).

Based on the number of Class I Common Shares outstanding as of April 22, 2015, Accenture Holdings would issue 1,020,202,244 ordinary shares with a nominal value of €0.000001 per share at the effective time of the Merger. All shares issued as part of the Merger will be issued as fully paid up and non-assessable.

At the effective time of the Merger, there will be 40,000 deferred shares of €1.00 each in issue, all of which will be beneficially held by Accenture plc. The deferred shares carry no voting rights, no income rights and only limited rights on a return of capital equal to the nominal value of those shares.

	Accenture SCA	Accenture Holdings

In addition, pursuant to a delegation given to the general partner and in accordance with the specific provisions in the articles of association of Accenture SCA, the general partner could decide to increase the subscribed and issued share capital, subject to the overall share capital.

The authorization to issue new shares within the authorized capital had been granted to the general partner for a maximum period of five years starting from the date of the last deed amending the articles of association in that respect.

The shareholders of Accenture SCA last renewed the authorization to issue new shares within the authorized share capital at the extraordinary general meeting held in Luxembourg on November 16, 2009. Such authorization expired on November 16, 2014, and it is currently not expected to be renewed. A renewal of such authorization would require a resolution at an extraordinary general meeting.

Accenture Holdings may issue shares subject to the maximum authorized share capital contained in its memorandum and articles of association. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares or deferred shares, as applicable) by a simple majority of the votes cast at a general meeting (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of Accenture Holdings may be divided into shares of such nominal value as the resolution shall prescribe.

The rights and restrictions to which the ordinary shares are subject are prescribed in Accenture Holdings’ articles of association. Irish law does not recognize fractional shares held of record. Accordingly, Accenture Holdings’ articles of association do not provide for the issuance of fractional ordinary shares of Accenture Holdings, and the official Irish register of Accenture Holdings will not reflect any fractional shares. Whenever an alteration or reorganization of the share capital of Accenture Holdings would result in any Accenture Holdings shareholder becoming entitled to fractions of a share, Accenture Holdings’ board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.

Under Irish law and the memorandum and articles of association of Accenture Holdings, there are no limitations on the right of non-residents of Ireland or owners who are not citizens of Ireland to hold or vote shares of Accenture Holdings.

Pre-emption Rights	Under Luxembourg law, Accenture SCA shareholders generally have pre-emption rights to subscribe for any new shares issued by Accenture SCA for cash consideration. The general partner historically had the authority to waive entirely or partially or to	Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the

	Accenture SCA	Accenture Holdings
	limit, or to set conditions in respect of any preferential subscription rights of the existing shareholders of Accenture SCA and to determine the amount of issue premium (if any) to be paid by the subscribers in the context of a capital increase. Such authorization expired on November 16, 2014, and it is currently not expected to be renewed. A renewal of such authorization would require a resolution at an extraordinary general meeting.	company on a pro rata basis, commonly referred to as the statutory pre-emption right. As provided by Irish law, Accenture Holdings has opted out of these pre-emption rights by passing a special resolution, with such authority to expire 18 months after Accenture Holdings’ incorporation on April 10, 2015. It is intended that Accenture Holdings will follow the customary practice of Irish public limited company by having this authority renewed by shareholders at each annual general meeting, which would require the approval of not less than 75% of the votes of Accenture Holdings’ shareholders cast at a general meeting at which a quorum is present. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Accenture Holdings on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan.

Share Warrants and Share Options	The general partner had previously been authorized to cause Accenture SCA to issue warrants, convertible bonds or assimilated instruments or bonds with warrants or subscription rights or to issue any financial instruments convertible into Class I Common Shares under the terms and conditions to be set by the general partner of Accenture SCA. Such authorization expired on November 16, 2014, and it is currently not expected to be renewed.	The articles of association of Accenture Holdings provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Accenture Holdings is subject, Accenture Holdings’ board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as Accenture Holdings’ board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as Accenture Holdings’ board of directors may deem advisable and to cause warrants or other appropriate instruments evidencing such options to be issued. At the present, we do not intend to list Accenture Holdings on a “recognized stock exchange” or “regulated market”

	Accenture SCA	Accenture Holdings
within the meaning of Irish law. The Irish Companies Acts further provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Accenture Holdings’ board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization.

Dividends	Under Luxembourg law, distributions of dividends may only be made from distributable profits and/or distributable reserves. Accenture SCA’s general partner proposes to distribute dividends, and such distribution has then to the approved by Class I Common Shareholders at the annual general meeting. Distributable profits and/or distributable reserves generally mean realized profits including carried forward profits less accumulated losses (including carried forward losses) less reserves that as a matter of law or as a matter of a shareholder resolution have been determined not to be distributable. Accenture SCA is required under Luxembourg law to transfer 5% of its annual net profits to a non-distributable legal reserve until the reserve amounts to 10% of Accenture SCA’s nominal issued share capital. In addition, interim dividends may be distributed outside annual general meetings by the general partner of Accenture SCA under the following schematic conditions: (1) interim accounts are drawn up by the general partner, (2) these interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and sums to be allocated to the legal reserve, (3) the decision to distribute interim dividends must be taken by the general partner within two months from the date of the interim accounts, and (4) Accenture

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally mean accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction (i.e., by cancelling amounts standing to the credit of undistributable reserves of a company and crediting that amount to the profit and loss account of the company to be treated as realized profits available for distribution). In addition, no distribution or dividend may be made unless the net assets of Accenture Holdings are equal to, or in excess of, the aggregate of Accenture Holdings’ called-up share capital (i.e., the value of the Accenture Holdings’ issued shares that remain fully or partially unpaid, and whose holders have been called upon to pay the amount outstanding) plus undistributable reserves and the distribution does not reduce Accenture Holdings’ net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which Accenture Holdings’ accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Accenture Holdings’ accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Accenture Holdings has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant accounts” of Accenture Holdings. The “relevant accounts” are either the last set of unconsolidated annual audited financial statements or other financial statements

Accenture SCA	Accenture Holdings
SCA’s external auditor confirms that the interim dividend distribution is made in accordance with applicable law.

properly prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of Accenture Holdings’ unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Accenture Holdings’ articles of association authorize the directors to pay interim dividends (i.e., dividends declared otherwise than at a general meeting of the company after approval by shareholders, such as a semi-annual dividend) without shareholder approval to the extent they appear justified by profits. Accenture Holdings’ board of directors may also recommend a dividend to be approved and declared by the Accenture Holdings shareholders at a general meeting. Accenture Holdings’ board of directors may direct that the payment be made by distribution of assets, shares or cash, and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of ordinary shares of Accenture Holdings will participate pro rata in respect of any dividend which may be declared in respect of ordinary shares by Accenture Holdings. The holders of the deferred shares do not have any right to receive a dividend.

We expect that Accenture Holdings will have sufficient distributable reserves to make distributions by way of dividends on or prior to the date it expects to declare its first dividend and the date on which holders of Accenture Holdings shares can first elect to have their shares redeemed for cash or for Class A ordinary shares of Accenture plc.

The directors of Accenture Holdings may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Accenture Holdings in relation to ordinary shares of Accenture Holdings. All Accenture Holdings shares issued pursuant to the Merger shall be

	Accenture SCA	Accenture Holdings

deemed to be fully paid up such that no deductions should be made in respect of dividends on such shares.

For information about the Irish tax considerations relating to dividend payments, see “Material Tax Considerations Relating to the Merger—Material Irish Tax Considerations—Withholding Tax on Dividends (DWT).”

Share Repurchases and Redemptions

Subject to any contractual restrictions on redemption that may be applicable and subject to any restrictions that may be applicable to a holder under Accenture SCA’s articles of association and/or the Luxembourg Companies Act (as discussed below), Class I Common Shares are, subject to the satisfaction of certain procedural requirements and the availability of distributable reserves, redeemable at the option of any holder by giving irrevocable notice of an election for redemption to Accenture SCA. The redemption price per share generally equals the average of the high and low sale prices of a Class A ordinary share of Accenture plc as reported on the New York Stock Exchange (or certain other exchange on which they may be listed from time to time) on the trading day on which Accenture SCA receives an irrevocable notice of redemption from a Class I Common Shareholder if received prior to close of trading for that day, or on the following trading day if Accenture SCA receives the irrevocable notice of redemption later than the close of trading on that day. The redemption price is payable in cash or, at the election of Accenture SCA represented by the general partner, in Class A ordinary shares of Accenture plc.

Under the Luxembourg Companies Act, there needs to be sufficient distributable reserves in order to redeem shares. In addition, under Accenture SCA’s articles of association, except for a transfer taking the form of a redemption by Accenture SCA of its own shares or a transfer to Accenture plc or a subsidiary thereof, no transfer of Class I Common Shares by a limited shareholder shall be made, unless the general partner shall have given its prior approval to a

Accenture Holdings’ articles of association provide that any ordinary share that Accenture Holdings has agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by Accenture Holdings will technically be effected as a redemption of those shares.

Holders of ordinary shares of Accenture Holdings will have the ability, subject to the restrictions on redemption contained in Accenture Holdings’ articles of association (as described below) and the Irish Companies Acts and any contractual restrictions on redemption that may be applicable to a holder, to require that Accenture Holdings redeem all or a portion of such holder’s ordinary shares of Accenture Holdings. In that case, Accenture Holdings is obligated, subject to the availability of distributable reserves, to redeem any ordinary shares of Accenture Holdings. The redemption price per share generally equals the average of the high and low sale prices of a Class A ordinary share of Accenture plc as reported on the New York Stock Exchange (or certain other exchange on which they may be listed from time to time) on the trading day on which Accenture Holdings receives an irrevocable notice of redemption from a holder of ordinary shares of Accenture Holdings if received prior to close of trading for that day, or on the following trading day if Accenture Holdings receives the irrevocable notice of redemption later than the close of trading on that day. Accenture Holdings may, at its option, pay the redemption price in cash or by delivering Class A ordinary shares of Accenture plc on a one-for-one

Accenture SCA	Accenture Holdings

contemplated transfer. If a limited shareholder wants to transfer all or part of its Class I Common Shares or the rights attached thereto, it must submit an application beforehand to Accenture SCA by any means approved by the general partner. Such transfer application shall contain the name of the contemplated transferee, the contemplated sale price or consideration as well as any other relevant information. The decision of Accenture SCA will be made known to the applicant as soon as reasonably practicable after it shall have been made. Such decision must be made known to the limited shareholder by any means approved by the general partner. The term “transfer” covers (1) any sale, transfer, pledge, hypothecation, redemption or other disposition whether direct or indirect, whether or not for value, including short sales of securities of Accenture SCA, option transactions (whether physical or cash settled) with respect to securities of Accenture SCA, use of equity or other derivative financial instruments relating to securities of Accenture SCA and other hedging arrangements with respect to securities of Accenture SCA, or (2) any act of selling, transferring, pledging, hypothecating, redeeming, disposing in any of the circumstances set out under item (1).

basis, subject to adjustment for dividends and share splits.

Under Accenture Holdings’ articles of association, Accenture Holdings may refuse to honor a redemption request:

(1)    at any time or during any period, including, without limitation, a “blackout period,” if Accenture Holdings determines, based on the advice of its counsel (including its or Accenture plc’s general counsel), that there is material non-public information that may affect the average price per share of a Class A ordinary share of Accenture plc at such time or during such period;

(2)    if such redemption would be prohibited under applicable law or regulation; or

(3)    from the date of the announcement of a tender offer by Accenture Holdings or any of its affiliates for ordinary shares, or any securities convertible into, or exchangeable or exercisable for, ordinary shares, until the expiration of 10 business days after the termination of such tender offer, provided that nothing in Accenture Holdings’ articles of association shall prevent a holder of ordinary shares from tendering ordinary shares in any such tender offer.

In addition to a holder’s right to require Accenture SCA to redeem its shares, the general partner of Accenture SCA can redeem a holder’s Class 1 Common Shares at any time for cash or Class A ordinary shares of Accenture plc using the same valuation as described in the second preceding paragraph, where the board of directors receives a satisfactory opinion from an internationally recognized counsel or professional tax advisor that such redemption should be tax-free with respect to such holder.	In addition to a holder’s right to require Accenture Holdings to redeem its shares, the board of directors of Accenture Holdings can, as is the case currently for the general partner of Accenture SCA, redeem a holder’s ordinary shares of Accenture Holdings at any time for Class A ordinary shares of Accenture plc using the same valuation as described in the second preceding paragraph, where the board of directors receives a satisfactory opinion from an internationally recognized counsel or professional tax advisor that such redemption should be tax-free with respect to such holder.

Accenture SCA	Accenture Holdings
There are no automatic redemption provisions upon death.	Ordinary shares of Accenture Holdings will not transmit to the holder’s estate on its death. Instead, Accenture Holdings will automatically redeem such holder’s shares, with effect deemed to occur on the date of death, and pursuant to the Deed Poll, the holder’s estate will receive cash or, at the discretion of Accenture Holdings, Class A ordinary shares of Accenture plc, delivered through the Depository Trust Company or similar provider of depositary services using the same valuation as described in the third preceding paragraph, in each case, net of a nominal payment of cash consideration in accordance with the provisions of Accenture Holdings’ articles of association. Accenture Holdings will hold the nominal cash consideration in trust for the benefit of the holder’s estate.

Under Irish law, a subsidiary of Accenture Holdings may purchase ordinary shares of Accenture Holdings as off-market purchases. For a subsidiary of Accenture Holdings to make an off-market purchase, the proposed purchase contract must be authorized by special resolution of the shareholders of Accenture Holdings before the contract is entered into. The special resolution is not effective if any shareholder of ordinary shares of Accenture Holdings to which the resolution relates exercises the voting rights carried by any of these shares in voting on the resolution and the resolution would not have been passed if such holder had not done so. The purchase contract must be on display at the registered office of Accenture Holdings from the date of the notice of the meeting at which the special resolution is to be proposed to the date of the meeting itself. Any shareholder authority for subsidiary off-market purchases shall specify the date on which the authority is to expire which shall not be later than 18 months after the date on which the special resolution granting the authority is passed.

See “Description of Ordinary Share Capital of Accenture Holdings—Share Repurchases, Redemptions and Conversions” for additional information.

	Accenture SCA	Accenture Holdings
	Redeemed shares may be cancelled or held as treasury shares.	Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Accenture Holdings (which includes, for the purpose of this calculation, shares in Accenture Holdings held by its subsidiaries) at any time must not exceed 10% of the nominal value of the issued share capital of Accenture Holdings.

	Accenture SCA may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Accenture SCA subject to certain conditions.	Accenture Holdings may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Accenture Holdings or reissued subject to certain conditions.

	While a subsidiary holds shares of Accenture SCA, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of Class I Common Shares by a subsidiary must be funded out of distributable reserves of the subsidiary.	While a subsidiary holds shares of Accenture Holdings, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of ordinary shares of Accenture Holdings by a subsidiary must be funded out of distributable reserves of the subsidiary.

Consolidation and Division; Subdivision	Accenture SCA’s articles of association do not provide for Accenture SCA to consolidate and divide its issued share capital by a smaller number of shares. However, the shareholders of Accenture SCA could, by an extraordinary resolution and the consent of the general partner, decide to consolidate and divide its issued share capital into a smaller number of shares, or subdivide its issued share capital into a larger number of shares. Such an extraordinary resolution would need to be passed before a Luxembourg notary public.	Under its articles of association, Accenture Holdings may, by an ordinary resolution, consolidate its issued share capital into a smaller number of shares, and divide or subdivide its issued share capital into a larger number of shares.

Reduction of Share Capital	As provided for by the Luxembourg Companies Act, Accenture SCA may reduce its share capital by passing an extraordinary resolution of its shareholders before a Luxembourg notary public.	Accenture Holdings may, by ordinary resolution, reduce its authorized but unissued share capital. Accenture Holdings also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Irish Companies Acts.

	Accenture SCA	Accenture Holdings
Liens on Shares, Calls on Shares and Forfeiture of Shares	There are no provisions in Accenture SCA’s articles of association concerning liens on shares, calls on shares and forfeiture of shares.

Accenture Holdings’ articles of association provide that Accenture Holdings will have a first and paramount lien on every share for all moneys payable, whether presently due or not, in respect of all of Accenture Holdings’ issued shares. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the articles of association of an Irish public limited company such as Accenture Holdings and will only be applicable to shares of Accenture Holdings that have not been fully paid up. All Accenture Holdings shares issued as part of the Merger will be fully paid up.

Accenture Holdings’ articles of association further provide that Accenture Holdings will have a lien on payments to be made in respect of a share where Accenture Holdings has a withholding tax or stamp duty obligation in respect of such share.

Variation of Rights Attaching to a Class or Series of Shares	Class I Common Shares is comprised of the general partner’s unlimited share and the limited shares. All of Class I Common Shares have the same rights, although the unlimited share gives a veto right to the holder of the unlimited share in respect of certain important shareholder decisions such as amendments of the articles of association. Under Luxembourg law, any variation of rights other than those requiring unanimous approval (see “—Voting Rights”) would require a two-thirds majority vote of the shares represented and voting at the meeting.	Under Accenture Holdings’ articles of association and the Irish Companies Acts, any variation of class rights attaching to any Accenture Holdings shares must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

Certificated Shares	Class I Common Shares are issued in registered form. The Class I Common Shares are not certificated but a certificate witnessing the registration of the relevant holder in the share register of Accenture SCA and the number of Class I Common Shares held by it shall be issued by Accenture SCA on request of the holder.	Unless Accenture Holdings’ board of directors resolves otherwise, holders of ordinary shares of Accenture Holdings will not be entitled to receive a share certificate in respect of any ordinary shares.

	Accenture SCA	Accenture Holdings
Calling of Special Meetings of Shareholders	The Luxembourg Companies Act provides that the general partner may call extraordinary meetings of shareholders. In addition, special general meetings can be called upon the request of a shareholder or shareholder group holding at least 10% of the outstanding share capital of a company and must be held within a month of its calling by shareholders.	Extraordinary general meetings of Accenture Holdings may be convened by (1) Accenture Holdings’ board of directors, (2) on requisition of the shareholders holding not less than 10% of the paid up share capital of Accenture Holdings carrying voting rights, (3) on requisition of Accenture Holdings’ auditors or (4) in exceptional cases, by order of the Irish High Court. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business shall be conducted as is set forth in the notice thereof.

Under Accenture SCA’s articles of association, notice of any general meeting (i.e., an annual general meeting or an extraordinary general meeting) must be sent by registered mail at least eight calendar days prior to the meeting to each shareholder at the shareholder’s notice address or record or, failing which, the residence address on record in the share register of Accenture SCA or by two publications in each of the Luxembourg press and in the Luxembourg official gazette, whereby the first publication shall be made so that the second publication shall be made at least eight calendar days prior to the meeting and with there being at least an eight-day interval between the first and the second publications for the meeting.

Notice of an extraordinary general meeting must be given to all ordinary shareholders of Accenture Holdings and to the auditors of Accenture Holdings. Under Accenture Holdings’ articles of association, the minimum notice period is 21 clear days’ notice in writing for an extraordinary general meeting.

In the case of an extraordinary general meeting convened by shareholders of Accenture Holdings, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, Accenture Holdings’ board of directors has 21 calendar days to convene a meeting of ordinary shareholders of Accenture Holdings to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If Accenture Holdings’ board of directors does not convene the meeting within such 21 day period, the requisitioning shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Accenture Holdings’ receipt of the requisition notice.

	Accenture SCA	Accenture Holdings
Election of Directors

In accordance with the Luxembourg Companies Act, Luxembourg partnerships limited by shares such as Accenture SCA have no directors but a general partner (associé commandité) who is vested with the broadest powers to perform all acts of administration and disposition in the interest of the partnership limited by shares which are not expressly reserved by the Luxembourg Companies Act or Accenture SCA’s articles of association to the shareholders or to the supervisory board (if any) of Accenture SCA. Accenture SCA does not currently have a supervisory board.

The general partner and manager of Accenture SCA is Accenture plc. The board of directors of Accenture plc has delegated authority to the Accenture SCA General Partner Committee to perform the duties of the general partner and manager and to see to the management of Accenture SCA.

The Irish Companies Acts provide for a minimum of two directors. Accenture Holdings’ articles of association provide that, subject to any ordinary resolution passed by shareholders increasing the number of directors, the number of directors will be not less than two and not more than ten.

Directors shall be appointed (regardless of whether at a general meeting or otherwise) as follows:

(1)    by shareholders by ordinary resolution at the annual general meeting in each year or at any extraordinary general meeting at which a resolution seeking the appointment of a director is proposed, in each case where such director has been nominated:

(a)    by a recommendation of Accenture Holdings’ board of directors; or

(b)    with respect to election at an extraordinary general meeting requisitioned in accordance with Section 132 of the Irish Companies Acts 1963 to 2013 (or Section 178 of the Irish Companies Act 2014), by a shareholder or shareholders who hold ordinary shares or other shares carrying the general right to vote at general meetings of Accenture Holdings and who make such nomination in the written requisition of the extraordinary general meeting;

(2)    by Accenture Holdings’ board of directors in accordance with the articles of association;

(3)    by Accenture Holdings’ shareholders representing 50% or more of ordinary shares of Accenture Holdings then in issue by notice in writing to Accenture Holdings; or

	Accenture SCA	Accenture Holdings

(4)    so long as there is in office a sufficient number of directors to constitute a quorum of Accenture Holdings’ board of directors, the directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in Accenture Holdings’ board of directors or as an addition to the existing directors but so that the total number of directors shall not any time exceed the maximum number provided for in the articles of association.

Each director appointed in any of the manners described above will remain a director, subject to the provisions of the Irish Companies Acts and Accenture Holdings’ articles of association, until such director retires, resigns or is removed in accordance with Accenture Holdings’ articles of association.

Vacancies; Removal of Directors/General Partner	Vacancies The concept of vacancy is not applicable as Accenture SCA is managed by Accenture plc, the general partner and manager of Accenture SCA.

Vacancies

Accenture Holdings’ board of directors may fill any vacancy occurring on the its board of directors. Each director appointed in this matter will remain a director, subject to the provisions of the Irish Companies Acts and the memorandum and articles of association, until such director retires, resigns or is removed in accordance with Accenture Holdings’ articles of association.

Removal of general partner

Removal of the general partner can only be made at an extraordinary general meeting at which there is a quorum of at least 50% of Accenture SCA’s outstanding Class I Common Shares and a two-thirds vote of Class I Common Shares represented and voting at the meeting, in addition to the consent of the general partner.

Removal of directors

Under the Irish Companies Acts and notwithstanding anything contained in Accenture Holdings’ memorandum and articles of association or in any agreement between Accenture Holdings and a director, the shareholders of Accenture Holdings may, by an ordinary resolution, remove a director from office before the expiration of his or her term, at a meeting held on no less than 28 calendar days’ notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Accenture Holdings in respect of his or her removal.

	Accenture SCA	Accenture Holdings

In addition, Accenture Holdings’ articles of association provide that Accenture Holdings shareholders representing 50% or more of ordinary shares of Accenture Holdings then in issue may remove a director at any time by notice in writing to Accenture Holdings.

Director /General Partner Nominations by Shareholders

Under the Luxembourg Companies Act, a shareholder or a shareholder group representing at least 10% of a company’s outstanding share capital may request an agenda or matter, including removal of existing general partner and nomination of a new general partner, to be put to a resolution of the shareholders. In such case, the general partner has the obligation to convene a shareholder meeting to be held within a month.

The general partner must be designated by the articles of association of Accenture SCA. A nomination of a new general partner can only be made at an extraordinary general meeting at which there is a quorum of at least 50% of Accenture SCA’s outstanding Class I Common Shares and a two-thirds vote of Class I Common Shares represented and voting at the meeting, in addition to the consent of the general partner.

The Irish Companies Acts provide that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals.

Accenture Holdings’ articles of association do not permit director nominations to be submitted by shareholders at the annual general meetings of Accenture Holdings.

Quorum of the Board	Quorum requirements are not applicable as the management of Accenture SCA is performed by Accenture plc, the general partner of Accenture SCA.

The quorum necessary for the transaction of business at any meeting of the board of directors shall be two directors or a majority of directors then in office, whichever is the higher number.

Accenture Holdings’ articles of association also permit its board of directors to act by unanimous written consent.

Fiduciary Duties of Directors/ General Partner	Under Luxembourg law, the general partner, if acting in such capacity, is an agent of Accenture SCA and as an agent owes fiduciary duties principally to Accenture SCA.	The directors of Accenture Holdings have certain statutory and fiduciary duties owed to Accenture Holdings. The principal directors’ duties include the common law fiduciary duties of good faith, acting honestly and responsibly and exercising due care and skill.

Conflicts of Interests of Directors

As a matter of the Luxembourg Companies Act, a director is under a duty to avoid any conflicts of interest. In principle, the same rules would apply to a general partner.

There are no provisions in Accenture SCA’s articles of association concerning conflicts of interest.

As a matter of Irish law, a director is under a duty to avoid any conflicts of interest, and directors who have a personal interest in a contract or proposed contract with Accenture Holdings are required to declare the nature of their interest at the first meeting of Accenture Holdings’ board of

	Accenture SCA	Accenture Holdings

the directors at which the director is present and at which the question of entering into the proposed contract is first taken into consideration, unless such interest cannot reasonably be regarded as likely to give rise to a conflict of interest. Accenture Holdings is required to maintain a register of declared interests, which must be available for shareholder inspection.

Liability and Indemnification of Directors and Officers

The general partner is the liable partner (associé—gérant commandité), who is liable for all of Accenture SCA’s liabilities that cannot be satisfied out of its assets.

Under Luxembourg law, the imposition of civil liability on the general partner for deficiencies in the performance of its duties as the general partner of Accenture SCA to Accenture SCA, to its shareholders and to third parties for deficiencies in its performance of its role as manager of Accenture SCA’s business and other duties as described in the articles of association could be considered to be a matter of public policy. It is possible that Luxembourg courts would declare void an explicit or even implicit contractual limitation on Accenture plc’s liability as the general partner to Accenture SCA. However, Accenture SCA may, subject to the fulfillment of certain conditions, validly indemnify the general partner against the consequences of liability actions brought by third parties, including shareholders, if such shareholders have suffered a damage which is independent of and distinct from the damage caused to Accenture SCA.

Accenture Holdings’ articles of association provide that no director shall be prevented by his or her office from contracting with Accenture Holdings, provided that he or she has declared the nature of his or her interest in the contract and the contract or transaction has been approved by a majority of the disinterested directors.

Accenture Holdings’ articles of association contain indemnification and expense advancement provisions for persons who are not directors, secretary or assistant secretaries of Accenture Holdings. Accenture Holdings’ articles of association also confer a more limited indemnity on its directors, secretary and assistant secretaries for certain costs and discharge the liability of such director, secretary or assistant secretary where judgment is given in their favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director, secretary or assistant secretary acted honestly and reasonably and ought fairly to be excused.

Any provision which seeks to have the company indemnify a director, secretary or assistant secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director and the company. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

	Accenture SCA	Accenture Holdings
Annual Meetings of Shareholders

Under the Luxembourg Companies Act, Accenture SCA is required to hold an annual general meeting of shareholders within six months following the end of each financial year of Accenture SCA for the purpose of approving Accenture SCA’s annual accounts.

According to Accenture SCA’s articles of association, the annual general meeting of shareholders is held each year on 15 November or, if such day falls on a day which is not a business day in Luxembourg, on the next following business day.

As a matter of Irish law, Accenture Holdings will be required to hold an annual general meeting within 18 months of incorporation (Accenture Holdings was incorporated on April 10, 2015) and at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Accenture Holdings’ fiscal year end.

Quorum for General Meetings	No minimum quorum is required to pass ordinary resolutions.	The articles of association of Accenture Holdings provide that no business shall be transacted at any general meeting (i.e., an annual general meeting or an extraordinary general meeting) unless a quorum is present. A quorum requires the presence of at least one person holding or representing by proxy (whether or not such holder actually exercises his voting rights in whole, in part or at all at the meeting) more than 50% of the total issued voting rights of ordinary shares of Accenture Holdings. Abstentions will be counted as present for purposes of determining whether there is a quorum.

Quorum for Extraordinary General Meetings

A quorum of half of Accenture SCA’s issued and outstanding Class I Common Shares (under the Luxembourg Companies Act, such quorum is not required in the context of a second shareholder meeting which is convened after a quorum could not be reached at a first meeting) issued and outstanding and entitled to vote is necessary to pass extraordinary resolutions, such as resolutions in respect of:

(1)    an amendment of Accenture SCA’s articles of association and assimilated matters such as mergers and demergers;

(2)    a dissolution and liquidation of Accenture SCA;

(3)    the setting the authorized share capital and granting the authorization to the general partner to increase Accenture SCA’s share capital within the limits of the authorization;

(4)    a decrease of Accenture SCA’s share capital; and

(5)    the sale of all or substantially all of Accenture SCA’s assets.

The quorum for any general meetings, including extraordinary general meetings, is the same. See “—Quorum for General Meetings.”

	Accenture SCA	Accenture Holdings
New Business Proposals by Shareholders

Only matters submitted with the consent of the general partner of Accenture SCA may be voted on at any meeting of shareholders.

As a general matter of the Luxembourg Companies Act, it is possible for a shareholder or a shareholder group representing at least 10% of a company’s outstanding share capital to request that an agenda item or matter be put to a resolution of the shareholders. In such case, the general partner has the obligation to convene a shareholder meeting to be held within one month.

The Irish Companies Acts provide that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering shareholder proposals.

Voting Rights	Holders of Class I Common Shares are entitled to one vote for each share held on all matters submitted to a vote of shareholders.	Under Accenture Holdings’ articles of association, each Accenture Holdings shareholder is entitled to one vote for each ordinary shares of Accenture Holdings that he or she holds as of the record date for the meeting. The holders of Accenture Holdings deferred shares are not entitled to a vote. Accenture Holdings may not exercise any voting rights in respect of any shares held as treasury shares. The shares held by subsidiaries of Accenture Holdings will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares.

Under the Luxembourg Companies Act, shareholder action can generally be taken by a simple majority of shares present or represented, without regard to any minimum quorum requirements. The following matters, however, require a quorum of at least 50% of Accenture SCA’s issued and outstanding Class I Common Shares and the approval of two-thirds vote of those shares, voting as a single class, represented and voting at the meeting:

(1)    an amendment of Accenture SCA’s articles of association;

(2)    a dissolution and liquidation (special majority requirements may apply if a company’s share capital will be lost to an extent of 75% or more) of Accenture SCA;

(3)    the setting of the authorized share capital and granting the authorization to the general partner to increase Accenture SCA’s share capital within the limits of the authorization;

Irish law distinguishes between “ordinary business” and “special business.” Most matters are deemed “special” with the exception of declaring a dividend, the consideration of the statutory financial statements and the reports of the directors and auditors, the review by the shareholders of the company’s affairs, the fixing of the remuneration of auditors and the election of directors, all of which are deemed to be “ordinary business.”

Accenture Holdings’ articles of association provide that, except where a greater majority is required by the Irish Companies Acts (such as any matters that require special resolutions of the shareholders as described in “Description of Ordinary Share Capital of Accenture Holdings—Voting”), any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

Accenture SCA	Accenture Holdings

(4) a decrease of Accenture SCA’s share capital; and (5) the sale of all or substantially all of Accenture SCA’s assets.

The following matters require a unanimous resolution of all the shareholders of Accenture SCA:

(1)    the redomestication of Accenture SCA (i.e., its migration) by the change of the nationality of Accenture SCA; and

(2)    the assessment of the shareholders (which means an increase of the shareholders’ original commitments).

There are no matters for which unanimous resolution of all shareholders would be required.
The approval of Accenture SCA’s general partner is also required for all matters subject to a vote of the shareholders.	At any meeting of Accenture Holdings, all resolutions will be decided on a poll. Every shareholder entitled to vote has one vote for each share held unless otherwise provided in Accenture Holdings’ articles of association. Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with Accenture Holdings’ articles of association.

Holders of Class I Common Shares, other than in respect of shares held by Accenture plc, generally also hold the same number of Class X ordinary shares of Accenture plc entitling them to vote, along with holders of Class A ordinary shares of Accenture plc, on matters submitted to a vote of Accenture plc shareholders. A corresponding number of Class X ordinary shares of Accenture plc may be redeemed at par value upon any redemption of Class I Common Shares.

Holders of ordinary shares of Accenture Holdings, other than in respect of shares held by Accenture plc and any of Accenture Holdings’ subsidiaries, will continue to hold, with effect from the Merger the same number of Class X ordinary shares of Accenture plc held prior to the Merger entitling them to vote, along with holders of Class A ordinary shares of Accenture plc, on matters submitted to vote of Accenture plc shareholders. A corresponding number of Class X ordinary shares of Accenture plc may be redeemed at par value upon any redemption of ordinary shares of Accenture Holdings.

Neither Irish law nor any constitutional document of Accenture Holdings places limitations on the right of non-resident or foreign owners to vote or hold ordinary shares of Accenture Holdings.

	Accenture SCA	Accenture Holdings
Inspection of Books and Records	The public has the right to inspect the public documents of a company available at the office of the Luxembourg Trade and Companies Register and on the internet site of the Luxembourg Trade and Companies Register. Certain publications of, amongst others, articles of association and amendments thereto are in addition published in the Luxembourg official gazette. Fifteen calendar days prior to the annual general meeting of shareholders, the shareholders have the right to inspect at Accenture SCA’s registered office certain documents, such as the balance sheet, the profit and loss statement and any reports of the general partner or the external auditor.	Under Irish law, Accenture Holdings’ shareholders have the right to: (1) receive a copy of the memorandum and articles of association of Accenture Holdings and any act of the Irish Government that alters the memorandum and articles of association of Accenture Holdings; (2) inspect and obtain copies of the minutes of general meetings and resolutions of Accenture Holdings; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Accenture Holdings; (4) receive copies of balance sheets and directors’ and auditors’ reports of Accenture Holdings that have previously been made available to shareholders prior to an annual general meeting; and (5) receive balance sheets of any subsidiary of Accenture Holdings that have previously been made available to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Accenture Holdings will also have the right to inspect all books, records and vouchers of Accenture Holdings. The auditors’ report must be made available to the shareholders with Accenture Holdings’ financial statements prepared in accordance with Irish law, 21 clear days before the annual general meeting and must be read to the shareholders at Accenture Holdings’ annual general meeting.

Appraisal Rights	Shareholders of Accenture SCA have no appraisal rights under Luxembourg law.	Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the Irish Regulations, which govern the merger of an Irish company limited by shares and a company incorporated in the EEA, which includes all member states of the European Union, Norway, Iceland and Liechtenstein, and where the other company is the surviving entity, a shareholder (1) of the non-surviving company who voted against the resolution approving the transaction or (2) of a company in which 90% of the shares are held by the other party to the transaction, has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the acquisition agreement

	Accenture SCA	Accenture Holdings
Disclosure of Interests in Shares	As Accenture SCA is not a public company, no disclosure requirements apply as a matter of Luxembourg law.

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. An Accenture Holdings shareholder therefore must make such a notification to Accenture Holdings if, as a result of a transaction, the shareholder will be interested in 5% or more of the relevant share capital of Accenture Holdings, or if, as a result of a transaction, a shareholder who was interested in 5% or more of the relevant share capital of Accenture Holdings ceases to be so interested. Where a shareholder is interested in 5% or more of the relevant share capital of Accenture Holdings (i.e., voting shares), any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Accenture Holdings. The 5% disclosure thresholds described above will be reduced to 3% under the Irish Companies Act 2014.

The Irish Companies Acts require that any reference to an “interest” in shares in a company be read as including a reference to any interest of any kind whatsoever in shares and accordingly there shall be disregarded any restraints or restrictions to which the exercise of any right attached to the interests is or may be subject.

The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of ordinary share capital of Accenture Holdings. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures should be notified to the company within five calendar days of the alteration of the shareholder’s interests that give rise to the requirement to notify.

In addition to these disclosure requirements, Accenture Holdings, under the Irish Companies Acts and also under its articles of association, may by notice in writing require a person whom Accenture Holdings

Accenture SCA	Accenture Holdings

knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Accenture Holdings’ relevant share capital (1) to indicate whether or not it is the case and (2) where such person holds or has during that time held an interest in the shares of Accenture Holdings, to give such further information as may be required by Accenture Holdings, including particulars of such person’s own past or present interests in ordinary shares of Accenture Holdings. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Accenture Holdings on a person who is or was interested in shares of the company and that person fails to give the company any of the requested information within the reasonable time specified, Accenture Holdings may apply to the Irish High Court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(1)    any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(2)    no voting rights shall be exercisable in respect of those shares;

(3)    no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(4)    no payment shall be made of any sums due from Accenture Holdings on those shares, whether in respect of capital or otherwise.

The Irish High Court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

	Accenture SCA	Accenture Holdings
Anti-takeover Provisions	No Luxembourg or European Union takeover provisions apply to Accenture SCA because it is not a company listed on an EEA regulated market.	No Irish or European Union takeover provisions will apply to Accenture Holdings as Accenture Holdings is not listed on a “recognized stock exchange” or “regulated market” within the meaning of Irish law.

Shareholder Suits	Under Luxembourg law, a partnership may institute a suit against its general partner in respect of a loss suffered by the company upon a shareholder resolution being taken to that effect. As a rule, shareholders may not institute individual proceedings against a general partner unless the shareholders have suffered a loss which is distinct and separate from the loss suffered by the company.

In Ireland, the decision to institute proceedings is generally taken by a company’s board of directors who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of Accenture Holdings. In deciding whether a minority shareholder may be permitted to bring a derivative action, an Irish court will consider whether, unless the action is brought, a wrong committed against Accenture Holdings would otherwise go un-redressed.

The shareholders of Accenture Holdings may also bring proceedings against Accenture Holdings where the affairs of Accenture Holdings are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct which is burdensome, harsh or wrong. The conduct must relate to the internal management of Accenture Holdings. This is an Irish statutory remedy, and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

Shareholder Action by Written Consent	Shareholders may not act by written consent.

The Irish Companies Acts provide that shareholders may approve a resolution without a meeting if (1) all shareholders sign the written resolution and (2) the company’s articles of association permit written resolutions of shareholders. Accenture Holdings’ articles of association provide shareholders with the right to take action by unanimous written consent as permitted by Irish law.

	Accenture SCA	Accenture Holdings
Amending Governing Documents	Amendments to Accenture SCA’s articles of association must be approved by the general partner of Accenture SCA and by a two-thirds majority (including shares held by the general partner) vote of Class I Common Shareholders, represented and voting at a meeting at which a quorum of at least 50% of Accenture SCA’s issued and outstanding Class I Common Shares is present or represented.	Irish companies may only alter their memorandum and articles of association by the passing of a special resolution of shareholders. See “—Pre-emption Rights” for more information on a special resolution.

Rights on Liquidation	Upon any liquidation of Accenture SCA, each holder of Class I Common Shares would be entitled, to the extent of the availability of funds or assets in sufficient amount, to the repayment of the nominal share capital amount and any other excess liquidation proceeds corresponding to the holder’s share holdings on a pro rata basis.

Accenture Holdings’ duration is unlimited. Accenture Holdings may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. See “—Pre-emption Rights” for more information on a special resolution. Accenture Holdings may also be dissolved by way of court order on the application of a creditor or by the Companies Registration Office (the official public registry for companies in Ireland) as an enforcement measure where Accenture Holdings has failed to file certain returns. The Director of Corporate Enforcement in Ireland may also seek to have Accenture Holdings wound-up where the affairs of Accenture Holdings have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that Accenture Holdings should be wound up.

Accenture Holdings’ articles of association provide that the ordinary shareholders of Accenture Holdings are entitled to participate pro rata in a winding-up.

THE EXTRAORDINARY GENERAL MEETING

Class I Common Shareholders are being asked to approve at the Extraordinary General a proposal to submit the Merger and related proposals that will result in you owning ordinary shares of Accenture Holdings, an Irish company, instead of Class I Common Shares of Accenture SCA, a Luxembourg company. Accenture plc, which held 95% of Class I Common Shares entitled to vote as of the record date, will vote all of the shares that it holds in favor of approving the proposals on behalf of both Accenture SCA and Accenture Holdings. Therefore, the proposals will be passed at the Extraordinary General Meeting.

The general partner and manager of Accenture SCA is not asking you for a proxy in connection with the Extraordinary General Meeting.

General

The Extraordinary General Meeting will be conducted in accordance with the articles of association of Accenture SCA.

Time, Place and Date

The Extraordinary General Meeting is scheduled to be held at 12:00 p.m., local time, on June 26, 2015, at the offices of Allen & Overy s.c.s. at 33, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

Purpose of the Extraordinary General Meeting

At the meeting, Accenture plc, the general partner and manager of Accenture SCA, will ask Class I Common Shareholders to vote on the following proposals:

1.	the approval of the Common Draft Terms of Merger. Upon the approval thereof, and assuming the other conditions to the Merger are satisfied, Class I Common Shareholders (other than Accenture SCA itself) will receive, on a one-for-one basis, ordinary shares of Accenture Holdings;

2.	the acknowledgement that all the legal formalities prescribed by the Luxembourg Companies Act in respect of the proposed Merger and namely the provisions of article 267 of the Luxembourg Companies Act have been duly accomplished with respect to Accenture SCA and Accenture Holdings;

3.	the acknowledgement of the expiration of the mandate of the general partner and manager of Accenture SCA on the effective date of the Merger and authorization of the discharge (quitus) of the general partner and manager of Accenture SCA in respect of the performance of its duties; and

4.	the transaction of such other business as may properly come before the Extraordinary General Meeting and any adjournment thereof.

Accenture plc, the general partner and manager of Accenture SCA, recommends that Class I Common Shareholders vote “FOR” each of the proposals at the Extraordinary General Meeting.

Voting Rights; Vote Required for Approval

Voting rights. Holders of Class I Common Shares as of the record date, other than Accenture SCA and its direct and indirect subsidiaries, are entitled to one vote per share held on all matters submitted to a vote of shareholders.

Vote required for approval. Each of the proposals must be approved at the Extraordinary General Meeting by the affirmative vote of two-thirds of the Class I Common Shares represented and voting at the Extraordinary General Meeting, with each holder of Class I Common Shares of record, other than Accenture SCA and its direct and indirect subsidiaries, being entitled to one vote per share, and with a quorum of at least 50% of the outstanding Class I Common Shares issued and outstanding and entitled to vote. Abstentions and null votes will not be counted for the determination of such threshold.

How You Can Vote

You may vote your shares either by voting in person at the Extraordinary General Meeting or by a proxy designated by you, which must be received by 11:59 p.m., local time, on June 24, 2015 at the registered and principal office of Accenture SCA at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

BENEFICIAL OWNERSHIP

Beneficial Ownership of More than Five Percent

As of April 22, 2015, the only person known by Accenture SCA to be a beneficial owner of more than 5% of Class I Common Shares was as follows:

	Class I Common Shares
Name and Address of Beneficial Owner	shares beneficially owned		% of shares beneficially owned
Accenture plc 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland	638,777,161	(1)	95	%(1)

(1)	In addition, Accenture plc may be deemed to beneficially own 375,040,674 Class I Common Shares held by Accenture SCA and wholly-owned subsidiaries of Accenture SCA. Under Luxembourg law, shares of Accenture SCA held by Accenture SCA or any of its direct or indirect subsidiaries may not be voted at meetings of the shareholders of Accenture SCA.

Beneficial Ownership of Directors and Executive Officers of Accenture plc

The following beneficial ownership table sets forth, as of April 22, 2015, information regarding the beneficial ownership of Class I Common Shares, Class A ordinary shares of Accenture plc and Class X ordinary shares of Accenture plc held by each of Accenture plc’s directors and named executive officers, and all of Accenture plc’s directors and executive officers as a group. Accenture plc’s named executive officers include Martin I. Cole, who retired from the company effective August 31, 2014, and who is required under SEC rules to be included in the following beneficial ownership table. To our knowledge, except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 calendar days after April 22, 2015. For purposes of computing the percentage of outstanding Class I Common Shares, Class A ordinary shares of Accenture plc and/or Class X ordinary shares of Accenture plc held by each person or group of persons named below, any shares that such person or group of persons has the right to acquire within 60 calendar days after April 22, 2015 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group of persons.

	Class I Common Shares			Class A ordinary shares of Accenture plc			Class X ordinary shares of Accenture plc			Percentage of the total number of Class A and Class X ordinary shares beneficially owned
Name(1)	shares beneficially owned	% shares beneficially owned		shares beneficially owned	% shares beneficially owned		shares beneficially owned	% shares beneficially owned
Pierre Nanterme(2)	91,597	*	%	261,475	**	%	91,597	***	%	****	%
Jaime Ardila	—	—		5,107	**		—	—		****
Dina Dublon	—	—		43,091	**		—	—		****
Charles H. Giancarlo	—	—		28,512	**		—	—		****
William L. Kimsey	—	—		11,640	**		—	—		****
Marjorie Magner	—	—		18,994	**		—	—		****
Blythe J. McGarvie	—	—		17,223	**		—	—		****
Gilles C. Pélisson	—	—		6,951	**		—	—		****
Paula A. Price(3)	—	—		2,315	**		—	—		****
Wulf von Schimmelmann	—	—		21,839	**		—	—		****
Frank K. Tang(4)	—	—		3,186	**		—	—		****
David P. Rowland	—	—		21,231	**		—	—		****
Stephen J. Rohleder	—	—		95,205	**		—	—		****
Richard Lumb	—	—		133,042	**		—	—		****
Martin I. Cole(5)	—	—		41,585	**		—	—		****
All directors and executive officers as a group (23 persons)(2)(6)	240,640	*		1,181,119	**		214,004	***		****

*	Less than 1% of Class I Common Shares outstanding.
**	Less than 1% of Class A ordinary shares of Accenture plc outstanding.
***	Less than 1% of Class X ordinary shares of Accenture plc outstanding.
****	Less than 1% of the total number of Class A ordinary shares and Class X ordinary shares of Accenture plc outstanding.
(1)	Address for all persons listed is c/o Accenture, 161 N. Clark Street, Chicago, IL 60601, USA.
(2)	Subject to the provisions of its articles of association, Accenture SCA is obligated, at the option of the holder of such shares and at any time, to redeem any outstanding Class I Common Shares. Accenture SCA has the option to pay this redemption price with cash or by delivering Class A ordinary shares of Accenture plc on a one-for-one basis as provided for in the articles of association of Accenture SCA. Each time a Class I Common Share is redeemed, Accenture plc has the option to, and intends to, redeem a Class X ordinary share of Accenture plc from that holder for a redemption price equal to the par value of the Class X ordinary share of Accenture plc, or $0.0000225.
(3)	Includes 2,315 restricted share units that could be delivered as Class A ordinary shares of Accenture plc within 60 days from April 22, 2015.
(4)	Includes 3,186 restricted share units that could be delivered as Class A ordinary shares of Accenture plc within 60 days from April 22, 2015.
(5)	Mr. Cole retired from Accenture, effective August 31, 2014.
(6)	Includes 5,727 restricted share units that could be delivered as Class A ordinary shares of Accenture plc within 60 days from April 22, 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of Accenture SCA and its subsidiaries as of August 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended August 31, 2014, incorporated by reference in this information statement, and the effectiveness of internal control over financial reporting as of August 31, 2014, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing in Accenture SCA’s Form 10-K for the year ended August 31, 2014, which is incorporated by reference in this information statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this information statement will be borne by us, including expenses in connection with the preparation and mailing of this information statement and all documents that now accompany or may after supplement it.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy materials that we have filed with the SEC, at the following location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, information statements and other information regarding issuers, including Accenture SCA, who file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information filed with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC and are considered a part of this information statement, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Extraordinary General Meeting (excluding any information “furnished” but not “filed”). These filings contain important information about Accenture SCA:

•	Accenture SCA’s Annual Report on Form 10-K for the year ended August 31, 2014 (including the portions of Accenture plc’s Definitive Proxy Statement on Schedule 14A that were deemed filed with the SEC on December 15, 2014);

•	Accenture SCA’s Quarterly Reports on Form 10-Q for the quarters ended November 30, 2014 and February 28, 2015;

•	Accenture SCA’s Current Reports on Form 8-K filed on September 4, 2014, November 18, 2014 and May 4, 2015;

•	Form of Articles of Association of Accenture SCA, updated as of November 15, 2010 (which were filed as Exhibit 10.1 to Accenture plc’s Quarterly Report on Form 10-Q for quarter ended November 30, 2010); and

•	Accenture SCA’s Amendment No. 3 to Form 10 filed on September 3, 2002.

These documents are available to any person, including any beneficial owner, without charge and upon request directed to our Investor Relations Group by telephone in the United States and Puerto Rico at +1 877-ACN-5659 (+1 877-226-5659) and outside the United States and Puerto Rico at +353 1 407-8203, by e-mail at investor.relations@accenture.com, or by mail at Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA. To ensure timely delivery of these documents, any request should be made by June 24, 2015. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this information statement.

We have not authorized anyone to give any information or make any representation about the Merger or about us that differs from or adds to the information in this information statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this information statement or in the documents incorporated by reference.

The information contained in this information statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

ANNEX A: COMMON DRAFT TERMS OF MERGER

DATED 18 MAY 2015

COMMON DRAFT TERMS OF MERGER

IN RESPECT OF THE PROPOSED MERGER OF

ACCENTURE HOLDINGS PLC

AND

ACCENTURE SCA

FOR THE PURPOSES OF REGULATION 5 OF THE EUROPEAN COMMUNITIES (CROSS-BORDER MERGERS) REGULATIONS 2008 OF IRELAND AND ARTICLE 261 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES (AS AMENDED)

THESE COMMON DRAFT TERMS OF MERGER were authorised by a unanimous resolution of the board of directors of Accenture Holdings plc (“IrishCo”) dated 16 April 2015 and a unanimous resolution of the members of the Accenture SCA General Partner Committee of Accenture plc in its capacity as the general partner and manager (the “SCA Committee”) of Accenture SCA (“LuxCo” and together with IrishCo, the “Merging Companies”) dated 28 April 2015.

BETWEEN:

(A)	ACCENTURE HOLDINGS PLC, a public company with limited liability incorporated under Irish law, having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland which address is also expected to be the registered office immediately after the Merger (as defined below) and having company registration number 560222; and

(B)	ACCENTURE SCA, a Luxembourg partnership limited by shares (société en commandite par actions) registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) under the number B 79874, with registered and principal executive offices at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

1.	INTRODUCTION

1.1	As described in greater detail in Clause 5, it is proposed by the board of directors of IrishCo and the SCA Committee that a cross-border merger of IrishCo and LuxCo will be effected pursuant to the Irish Regulations (as defined below) and the Luxembourg Law (as defined below), and in compliance with Directive 2005/56/EC of the European Parliament and of the Council of 26 October 2005 on cross-border mergers.

1.2	The Merger should come within the scope of Council Directive 2009/133/EC (the “2009 Directive”) as it is a merger (as defined for the purposes of the 2009 Directive) involving only companies from Member States of the European Union (“Member States”), being companies that:

(a)	take one of the forms listed in Annex I, Part A of the 2009 Directive;

(b)	according to the laws of a Member State are considered to be resident in that Member State for tax purposes, and under the terms of a double taxation agreement concluded with a third country, are not considered to be resident for tax purposes outside of the Community (as such term is defined for the purposes of the 2009 Directive); and

(c)	are subject to one of the taxes listed in Annex I, Part B to the 2009 Directive without the possibility of an option or of being exempt, or to any other tax which may be substituted for any of those taxes.

2.	DEFINITIONS AND INTERPRETATION

2.1	Unless the context otherwise requires, in these Common Draft Terms (as defined below):

“Accenture plc” means Accenture plc, a public company with limited liability incorporated under Irish law and having company registration number 471706;

“Accounting Statement” has the meaning given to that term in Clause 5.2(e);

“Common Draft Terms” means these common draft terms of merger (projet de fusion), as such common draft terms may be amended from time to time by agreement between the Merging Companies, and which have been drawn up and adopted by the board of directors of IrishCo and the SCA Committee of LuxCo;

“Effective Date” means the date and time specified in the Order on which the consequences of the Merger as set out in Regulation 19(1) of the Irish Regulations are to have effect, which is expected to be at 00.01 am on 26 August 2015;

“Exchange Ratio” has the meaning given to the term in Clause 5.3(a);

“holder” means a registered holder and includes any person(s) entitled by transmission;

“Incorporation Shares” has the meaning given to the term in Clause 4.2(a);

“Independent Expert” means the independent expert admitted to practice as an external auditor appointed by the Irish High Court in accordance with the provisions of the Irish Regulations for the purposes of producing the report required by Regulation 7 of the Irish Regulations and Article 266 of the Luxembourg Law in connection with the Merger and which report will be made available to (i) the LuxCo Shareholders at the registered office of LuxCo at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and the employees (if any) at least one month prior to the LuxCo Special Meeting, and (ii) IrishCo’s Shareholders at the registered office of IrishCo at least one month prior to the passing of the IrishCo Shareholder Resolution;

“IrishCo Incorporation Shareholders” means the holders of the Incorporation Shares;

“IrishCo Shareholders” means holders of IrishCo Shares;

“IrishCo Shares” has the meaning given to that term in Clause 4.2(f);

“Irish High Court” means the High Court of Ireland;

“Irish Regulations” means the European Communities (Cross-Border Mergers) Regulations 2008 (S.I. 157 of 2008), as amended;

“IrishCo Shareholder Resolution” means the special resolution to be passed by way of unanimous written resolution of the IrishCo Incorporation Shareholders in accordance with Regulation 10(5) of the Irish Regulations;

“LuxCo Shareholders” means holders of LuxCo Shares other than LuxCo Shares held by LuxCo itself;

“LuxCo Shares” means the limited Class I common shares (actions de commanditaires) of €1.25 each and the unlimited Class I common share (action de commmandité) of €1.25 in the capital of LuxCo;

“LuxCo Special Meeting” means the extraordinary general meeting of LuxCo Shareholders (or any adjournment thereof) to be held on 26 June 2015 at the offices of Allen & Overy, société en commandite simple, at 33, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg to approve, inter alia, these Common Draft Terms;

“Luxembourg Law” means the Luxembourg Law Governing Commercial Companies of 10 August 1915, as amended;

“Merger” means the proposed cross-border merger of the Merging Companies to be effected by way of a “merger by acquisition” pursuant to the provisions of the Irish Regulations and the Luxembourg Law;

“Merger Cut-off Time” means immediately prior to the Effective Date;

“Order” means the order of the Irish High Court pursuant to Regulation 14(1) of the Irish Regulations confirming scrutiny of the legality of the Merger and the determination of the fairness of the terms and conditions of the Merger, setting the Effective Date and granting such other orders as the Irish High Court in its discretion deems fit;

“Registrar of Companies” means the Registrar of Companies, Ireland; and

“Transfer Agent” means Computershare Limited and its affiliates.

2.2	In these Common Draft Terms, unless otherwise specified:

(a)	references to Clauses are to clauses of these Common Draft Terms;

(b)	a reference to any statute or statutory provision or statutory instrument shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, or re-enacted;

(c)	references to time are to Irish time;

(d)	references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

(e)	use of any gender includes the other gender;

(f)	headings to Clauses are for convenience only and do not affect the interpretation of these Common Draft Terms;

(g)	the Appendices form part of these Common Draft Terms and shall have the same force and effect as if expressly set out in the body of these Common Draft Terms;

(h)	the rule known as the edjusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matter or things; and

(i)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

3.	INFORMATION ON LUXCO

3.1	Form and registered office

LuxCo is a Luxembourg partnership limited by shares (société en commandite par actions) incorporated under and governed by the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) under the number B 79874 and having its registered and principal executive offices at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

3.2	Share capital

(a)	As at 11 May 2015, LuxCo had an issued and outstanding nominal share capital of €1,311,290,080 divided into one unlimited share (action de commmandité) held by Accenture plc as the general partner of LuxCo and 1,049,032,063 limited shares (actions de commanditaires) held by limited shareholders, of which 28,829,820 are held by LuxCo as treasury shares. Both the unlimited share and the limited shares, referred to as LuxCo Shares, have a par value of €1.25 each.

(b)	The issued share capital of LuxCo is fully paid up.

4.	INFORMATION ON IRISHCO

4.1	Form and registered office

IrishCo is a public company with limited liability incorporated under and governed by Irish law, having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland and having company registration number 560222.

4.2	Share capital

(a)	As at the date of these Common Draft Terms, IrishCo’s authorised share capital is €40,000 divided into 40,000 ordinary shares (mandatorily convertible into deferred shares on the Effective Date (the “Incorporation Shares”) of €1.00 each.

(b)	As at the date of these Common Draft Terms, IrishCo’s issued share capital is €40,000 ordinary shares of €1.00 each.

(c)	IrishCo’s sole beneficial shareholder is Accenture plc. It is a requirement of Irish law that a public limited company such as IrishCo must have seven shareholders and, consequently, legal title to one Incorporation Share is held by each of AC Administration Services Limited, Arthur Cox Nominees Limited, Arthur Cox Registrars Limited, Arthur Cox Trust Services Limited, DIJR Nominees Limited and Fand Limited, in each case on trust for Accenture plc.

(d)	On the Effective Date, the Incorporation Shares in issue will mandatorily be converted to deferred shares with no voting rights, no rights to income and only nominal rights on a return of capital such that they will be of negligible economic value.

(e)	The issued share capital of IrishCo is fully paid up.

(f)	As at the Effective Date, IrishCo’s authorised share capital will be €44,000 divided into 40,000 Incorporation Shares and 4,000,000,000 ordinary shares of €0.000001 each (“IrishCo Shares”).

5.	THE MERGER

5.1	Details of the Merger

The Merger is intended to be a “merger by acquisition” for the purposes of the Irish Regulations (as defined in Regulation 2 of the Irish Regulations) and a “merger by acquisition” for the purposes of the Luxembourg Law, such that, on the Effective Date, LuxCo will transfer the entirety of its assets and liabilities to IrishCo and LuxCo will immediately thereafter be dissolved without going into liquidation.

5.2	Conditions of the Merger

The Merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

(a)	the Common Draft Terms are published in the Luxembourg official gazette (Journal Officiel du Grand-Duché de Luxembourg, Mémorial C, Recueil des Sociétés et Associations) at least one month prior to the LuxCo Special Meeting;

(b)	the Merger is approved by the IrishCo Incorporation Shareholders by passing the IrishCo Shareholder Resolution;

(c)	the Merger is approved by the LuxCo Shareholders with rights to vote (the LuxCo Shares held by LuxCo and, under certain conditions, its direct or indirect subsidiaries are not permitted to vote) at the LuxCo Special Meeting recorded as a deed by a civil law notary in Luxembourg in accordance with the Luxembourg Law;

(d)	the Independent Expert produces the report required by Regulation 7 of the Irish Regulations and Article 266 of the Luxembourg Law on the fairness of the Exchange Ratio;

(e)	from a date that is at least one month prior to the date of the LuxCo Special Meeting, the Common Draft Terms, the Luxembourg statutory accounts and related management reports of LuxCo for the fiscal years ended 31 August 2014, 2013 and 2012, the accounting statement covering the period from 1 September 2014 to 31 March 2015 drawn up by LuxCo in accordance with Regulation 11(3) of the Irish Regulations and Article 267(1)(c) of the Luxembourg Law (the “Accounting Statement”), the management report of LuxCo, the IrishCo directors’ explanatory report and the report of the Independent Expert are made available to LuxCo Shareholders at the registered and principal office of LuxCo at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg between 10.00 am and 4.30 pm (Luxembourg time) on any day other than a Saturday, Sunday or public holiday in Luxembourg;

(f)	pursuant to the Luxembourg Law, a Luxembourg civil law notary issues a merger certificate confirming that LuxCo has completed the pre-merger requirements;

(g)	the minutes of the LuxCo Special Meeting are published in the Luxembourg official gazette (Journal Officiel du Grand-Duché de Luxembourg, Mémorial C, Recueil des Sociétés et Associations);

(h)	pursuant to Regulation 14 of the Irish Regulations, the Irish High Court makes an Order approving the Merger, including a determination of the fairness of the terms and conditions of the Merger to LuxCo Shareholders, and fixing the Effective Date;

(i)	there is no threatened, pending or effective decree, order, injunction or other legal restrain prohibiting the consummation of the Merger; and

(j)	all consents and governmental authorisations that are necessary, desirable or appropriate in connection with the Merger are obtained on terms acceptable to LuxCo, Accenture plc and/or IrishCo, and are in full force and effect.

5.3	Exchange Ratio

(a)	The exchange ratio is one (1) IrishCo Share for every one (1) LuxCo Share in issue at the Merger Cut-off Time other than LuxCo Shares held by LuxCo itself (the “Exchange Ratio”).

(b)	No cash payment shall be made by IrishCo to LuxCo Shareholders in respect of (i) their LuxCo Shares or (ii) the transfer of LuxCo’s assets and liabilities to IrishCo pursuant to the Merger.

5.4	The Effect of the Merger

(a)	On the Effective Date:

(i)	all of the assets and liabilities of LuxCo will be transferred to IrishCo;

(ii)	each LuxCo Shareholder whose name appeared in the register of members of LuxCo at the Merger Cut-off Time will receive one (1) IrishCo Share for every one (1) LuxCo Share held at the Merger Cut-off Time;

(iii)	LuxCo will be dissolved without going into liquidation;

(iv)	all legal proceedings pending by or against LuxCo shall be continued with the substitution, for LuxCo, of IrishCo as a party;

(v)	every contract, agreement or instrument to which LuxCo is a party shall be construed and have effect as if:

(A)	IrishCo had been a party thereto instead of LuxCo;

(B)	for any reference (however worded and whether express or implied) to LuxCo there was substituted a reference to IrishCo; and

(C)	any reference (however worded and whether express or implied) to the managers, directors, officers or representatives or employees of LuxCo or any of them, were, respectively, a reference to the managers, directors, officers, representatives or employees of IrishCo or to such manager, director, officer, representative or employee of IrishCo as IrishCo nominates for that purpose or, in default of nomination, to the manager, director, officer, representative or employee of IrishCo who corresponds as nearly as may be to the first-mentioned manager, director, officer, representative or employee;

(vi)	every contract, agreement or instrument to which LuxCo is a party will become a contract, agreement or instrument between IrishCo and the counterparty with the same rights, and subject to the same obligations, liabilities and incidents (including rights of set-off), as would have been applicable thereto if that contract, agreement or instrument has continued in force between LuxCo and the counterparty, and any money due and owing (or payable) by or to LuxCo under or by virtue of any such contract, agreement or instrument shall become due and owing (or payable) by or to IrishCo instead of LuxCo; and

(vii)	an offer or invitation to treat made to or by LuxCo before the Effective Date shall be construed and have effect, respectively, as an offer or invitation to treat made to or by IrishCo.

(b)	It is proposed that the Merging Companies will apply to the Irish High Court to have the Effective Date (being the date and time as from which the consequences listed in Clause 5.4(a) will from a legal perspective take effect) set as 00.01 am on 26 August 2015. However, the Merging Companies recognise that the Irish High Court may prescribe any other date as the Effective Date. On the Effective Date, all transactions of LuxCo will be deemed for accounting purposes to have been carried out for the account of IrishCo with effect from the Effective Date. All assets and liabilities of LuxCo as at the Effective Date will be transferred to IrishCo pursuant to the Merger on the Effective Date and recorded in the accounts of IrishCo for accounting purposes with effect from the Effective Date.

5.5	The terms relating to the allotment and issue of the IrishCo Shares

(a)	At the Effective Date, IrishCo shall allot and issue IrishCo Shares credited as fully paid to and amongst the LuxCo Shareholders at the Merger Cut-off Time as of the Effective Date on the basis of the Exchange Ratio and otherwise on the terms and conditions set out in these Common Draft Terms.

(b)	No IrishCo Shares will be issued in respect of LuxCo Shares (if any) which at the Merger Cut-off Time are:

(i)	held by LuxCo or held by a nominee for LuxCo; or

(ii)	held by or on behalf of IrishCo.

(c)	The IrishCo Shares will rank pari passu as regards each other and will rank ahead of the Incorporation Shares in all respects other than the right of the holders of Incorporation Shares to receive the nominal value paid up on each such share in a return of capital, which right will rank pari passu to the rights of the holders of IrishCo Shares in a return of capital.

(d)	The issuance of the IrishCo Shares shall be effected by the Transfer Agent and/or the Company Secretary of IrishCo causing the interests of LuxCo Shareholders in IrishCo Shares to be noted in the register of members of IrishCo. In addition, the Transfer Agent will be instructed to close the LuxCo register of members.

5.6	The date from which the holding of IrishCo Shares will entitle holders to participate in profits

(a)	The IrishCo Shares will, when issued, be fully paid and rank pari passu in all respects with all other IrishCo Shares in issue on the Effective Date, including, where the record date for determining entitlements is on or after the date of issue of the IrishCo Shares, the right to all dividends and other distributions (if any) declared, made or paid by IrishCo on the IrishCo Shares.

(b)	No special rights or conditions will affect the entitlement of the IrishCo Shares (or the holders thereof) in respect of dividends or distributions made, paid or declared on IrishCo Shares where the record date for determining the entitlement to such dividends or distributions is on or after the Effective Date. The IrishCo Shares shall have no right to any dividends or other distributions (if any) declared, made or paid by IrishCo on the IrishCo Shares where the record date for determining entitlements is before the date of issue of the IrishCo Shares.

5.7	The likely repercussions of the Merger for employees

(a)	Neither IrishCo nor LuxCo has any employees. Therefore, there will be no repercussions of the Merger on employment or employees.

(b)	Furthermore, neither of the Merging Companies have a system of employee participation in force. Accordingly, Part 3 (Employee Participation) (including Regulation 23) of the Irish

Regulations and Article 257 of the Luxembourg Law which relate to participation of employees in a transferee company of a cross-border merger, will not apply to the Merger.

5.8	The date from which the transactions of LuxCo are to be treated for accounting purposes as transactions of IrishCo

Transactions of LuxCo will be treated as transactions of IrishCo for accounting purposes with effect from the Effective Date.

5.9	Shares or other securities in LuxCo to which special rights or restrictions attach

(a)	All of the LuxCo Shares rank pari passu and accordingly:

(i)	no LuxCo Shares, and no holder of LuxCo Shares, is subject to special rights or restrictions; and

(ii)	no measures are proposed under the Merger concerning LuxCo or LuxCo Shareholders subject to any special rights or restrictions.

(b)	The one unlimited Class I common share of LuxCo which is held by Accenture plc, the parent company of the Merging Companies, in its capacity as the general partner of LuxCo, is subject to certain additional rights and obligations. Such rights and obligations are necessary by reference to LuxCo’s status as a partnership limited by shares (société en commandite par actions) and do not need to be replicated in IrishCo. It is therefore determined that one (1) IrishCo Share be issued to Accenture plc in exchange for the unlimited Class I common share as part of the Merger.

5.10	Details of any special advantages granted to the Independent Expert

The Independent Expert has not been, nor is it intended that the Independent Expert will be, granted any special advantages.

5.11	Details of any amount or benefit or other special advantages paid, given or granted or intended to be paid, given or granted to any IrishCo or LuxCo director/manager, and the consideration for it

No amount or benefit or other special advantages have been or will be paid, given or granted to any director of IrishCo or to the general partner and manager of LuxCo or to any member of the administrative, management, supervisory or controlling organ of IrishCo or LuxCo, in either case, as a consequence of or in connection with the Merger.

5.12	IrishCo’s Articles of Association

A copy of the memorandum and articles of association of IrishCo in effect as at the date of these Common Draft Terms is attached to these Common Draft Terms as Appendix I. The form of IrishCo’s memorandum and articles of association substantially as those documents will be in effect from and after the Effective Date is attached to these Common Draft Terms as Appendix II and these may be amended or replaced from time to time in accordance with Irish law.

5.13	Evaluation of the assets and liabilities of LuxCo to be transferred to IrishCo

As LuxCo currently does, IrishCo will prepare consolidated group accounts in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Under U.S. GAAP, the Merger represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost. Accordingly for U.S. GAAP purposes, the assets and liabilities of IrishCo will be reflected at their carrying amounts in the accounts of LuxCo at the Effective Date.

5.14	Dates of the Merging Companies’ accounts used to prepare these Common Draft Terms

(a)	The Accounting Statement was used for the purposes of preparing these Common Draft Terms.

(b)	As IrishCo has not conducted any business since its incorporation (other than matters in connection with or ancillary to its incorporation and the consummation of the Merger) its only assets and liabilities are in respect of its paid-up share capital of €40,000 and it has not yet prepared any accounts or financial statements.

5.15	Creditors

(a)	The creditors of LuxCo shall be entitled, within two months from the date of publication in accordance with Article 273 of the Luxembourg Law of the approval by LuxCo Shareholders with rights to vote (the LuxCo Shares held by LuxCo and its subsidiaries are not permitted to vote) of the Merger at the LuxCo Special Meeting recorded as a deed by a civil law notary in Luxembourg in the Luxembourg official gazette (Journal Officiel du Grand-Duché de Luxembourg, Mémorial C, Recueil des Sociétés et Associations), to apply to the Chamber of the Tribunal d’Arrondissement dealing with commercial matters for the district where the debtor company has its registered office for safeguards in accordance with Article 268 of the Luxembourg Law. Further information may be obtained free of charge at the registered office of LuxCo at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

(b)	In accordance with Regulation 15 of the Irish Regulations, any creditor of IrishCo who, at the date of publication of the notice of the filing of these Common Draft Terms and the Form CBM1 with the Registrar of Companies, is entitled to any debt or claim against IrishCo, shall be entitled to be heard in relation to the confirmation by the Irish High Court of the Merger under Regulation 14 of the Irish Regulations. Further information may be obtained free of charge at the registered office of IrishCo by contacting the IrishCo’s Company Secretary at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland.

6.	SEVERABILITY

If a provision of these Common Draft Terms is or becomes invalid or does not contain a required provision, the validity of the other provisions of these Common Draft Terms shall not be effected thereby. The invalid provision shall be replaced and the omission remedied by a legally valid arrangement that corresponds as closely as possible with the intentions of the parties or to what the intention of the parties would have been, in accordance with their aim and purpose in agreeing these Common Draft Terms, if they had not been aware of the omission.

7.	MODIFICATION

IrishCo and LuxCo may modify these Common Draft Terms with the consent of, or otherwise with the approval of, the Irish High Court.

IN WITNESS WHEREOF, the undersigned have caused these Common Draft Terms to be signed by the respective officers thereunto duly authorised as of the date first written above.

SIGNED for and on behalf of
ACCENTURE HOLDINGS PLC

By /s/ Brian Connolly

Name: Brian Connolly

Title: Assistant Secretary

SIGNED for and on behalf of

ACCENTURE SCA

Represented by the general partner and manager of Accenture SCA itself represented by the Accenture SCA General Partner Committee

By /s/ Joel Unruch

Name: Joel Unruch

Title: Associate General Counsel & Assistant Secretary of Accenture plc

ANNEX B: FORM OF ACCENTURE HOLDINGS PLC MEMORANDUM AND ARTICLES OF ASSOCIATION AND DEED POLL

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

of

ACCENTURE HOLDINGS PUBLIC LIMITED COMPANY

Incorporated the 10th day of April 2015

Arthur Cox

Earlsfort Centre

Earlsfort Terrace

Dublin 2

Cert. No.: 560222

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

of

ACCENTURE HOLDINGS PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

(as amended by Special Resolution dated                     2015, effective                      2015)

1.	The name of the Company is Accenture Holdings public limited company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:

3.1	To carry on business as a holding company and to acquire and hold shares, stocks, debenture stock, bonds, mortgages, obligations and securities and interests of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, whether in Ireland or elsewhere, and to vary, transpose, dispose of or otherwise deal with, from time to time as may be considered expedient, any of the Company’s investments for the time being.

3.2	To acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

3.3	To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of, and to act as financial advisers and consultants to, any company or companies now or hereafter incorporated or acquired which may be or may become a group company (which expression, in this and the next following paragraph, means a company, wherever incorporated, which is or becomes a holding company or a subsidiary of, or affiliated with, the Company within the meanings respectively assigned to those terms in the Companies Acts) or to any company or companies now or hereafter incorporated or acquired (which are not group companies) with which the Company may be or may become associated.

3.4	To provide financing and financial investment, management and advisory services to any group company, which shall include but not be limited to granting or providing credit and financial accommodation, lending and making advances with or without interest to any group company and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such group company by such bank.

3.5	To lease, acquire by purchase or otherwise and hold, sell, dispose of and deal in real property and in personal property of all kinds wheresoever situated.

3.6	To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

3.7	To acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the Company is authorized to carry on.

3.8	To apply for, register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights.

3.9	To enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the Company is authorized to carry on or engage in or any business or transaction capable of being conducted so as to benefit the Company.

3.10	To take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the Company or carrying on any business capable of being conducted so as to benefit the Company.

3.11	To lend money to any employee or to any person having dealings with the Company or with whom the Company proposes to have dealings or to any other body corporate any of whose shares are held by the Company.

3.12	To apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto and to enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them.

3.13	To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

3.14	To incorporate or cause to be incorporated any one or more subsidiaries of the Company (within the meaning of the Companies Acts) for the purpose of carrying on any business.

3.15	To establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors and/or consultants or former employees, directors and/ or consultants of the Company or its predecessors or any of its subsidiary or associated companies, or the dependants or connections of such employees, directors and/or consultants or former employees, directors and/or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes, enabling employees, directors and/or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

3.16	To establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company’s employees or the employees of any of its subsidiary or associated companies and to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

3.17	To grant bonuses to any person or persons who are or have been in the employment of the Company or any of its subsidiary or associated companies or any person or persons who are or have been directors of, or consultants to, the Company or any of its subsidiary or associated companies.

3.18	To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company of shares in the Company.

3.19	To subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects.

3.20	To promote any company for the purpose of acquiring or taking over any of the property and liabilities of the Company or for any other purpose that may benefit the Company.

3.21	To purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the Company considers necessary or convenient for the purposes of its business.

3.22	To construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.

3.23	To construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the Company and contribute to, subsidize or otherwise assist or take part in the construction, improvement, maintenance, working, management and carrying out of control thereof.

3.24	To raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person.

3.25	To borrow or raise or secure the payment of money (including money in a currency other than the currency of Ireland) in such manner as the Company shall think fit and in particular by the issue of debentures or any other securities, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its uncalled capital and to purchase, redeem or pay off any such securities.

3.26	To engage in currency exchange, interest rate and/or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars, commodity or index linked swaps and any other foreign exchange, interest rate or commodity or index linked arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions.

3.27	To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

3.28	To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments.

3.29	To sell, lease, exchange or otherwise dispose of the undertaking of the Company or any part thereof as an entirety or substantially as an entirety for such consideration as the Company thinks fit.

3.30	To sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the Company in the ordinary course of its business.

3.31	To adopt such means of making known the products of the Company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations.

3.32	To cause the Company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.

3.33	To allot and issue fully-paid shares of the Company in payment or part payment of any property purchased or otherwise acquired by the Company or for any past services performed for the Company.

3.34	To distribute among the members of the Company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the Company, but not so as to decrease the capital of the Company unless the distribution is made for the purpose of enabling the Company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful.

3.35	To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting strike, movement or organisation, which may be thought detrimental to the interests or opposing any of the Company or its employees and to subscribe to any association or fund for any such purposes.

3.36	To establish agencies and branches.

3.37	To take or hold mortgages, hypothecations, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the Company of whatsoever kind sold by the Company, or for any money due to the Company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge.

3.38	To pay all costs and expenses of or incidental to the incorporation and organization of the Company.

3.39	To invest and deal with the moneys of the Company not immediately required for the objects of the Company in such manner as may be determined.

3.40	To do any of the things authorized by this memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others.

3.41	To do all such other things as are incidental or conductive to the attainment of the objects and the exercise of the powers of the Company.

4.	The liability of the members is limited.

5.	The share capital of the Company is €44,000 divided into 40,000 Deferred Shares of €1.00 each and 4,000,000,000 Ordinary Shares of €0.000001 each.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

Companies Act 2014

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

ACCENTURE HOLDINGS PUBLIC LIMITED COMPANY

(as adopted by Special Resolution dated                     2015, effective                      2015)

PRELIMINARY

The following Regulations shall apply to the Company:

1.	The provisions set out in these articles shall constitute the whole of the regulations applicable to the Company and no “optional provision” as defined by section 1007(2) of the Companies Act (with the exception of sections 83 and 84) shall apply to the Company.

2.	In these articles, unless the context otherwise requires:

“Accenture plc” means Accenture plc, a public company with limited liability incorporated under Irish law and having company registration number 471706;

“address” includes, without limitation, any number or address used for the purposes of communication by way of electronic mail or other electronic communication;

“Assistant Secretary” means any person appointed by the Secretary from time to time to assist the Secretary;

“Average Price Per Share” as of any day shall equal the average of the high and low sales prices of Class A Ordinary Shares as reported on the NYSE (or such other stock exchange as the Class A Ordinary Shares may be listed from time to time), net of customary brokerage and similar transaction costs as determined with respect to the Company and by the Company;

“Board” means the board of directors for the time being of the Company;

“Class A Ordinary Shares” means class A ordinary shares of nominal value US$0.0000225 per share (or such other nominal value as may result from a reorganisation of capital) in the capital of Accenture plc, having the rights and being subject to the limitations set out in Accenture plc’s articles of association from time to time;

“clear days” means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

“Companies Act” means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;

“Companies Acts” means the Companies Act, all statutory instruments which are to be read as one with or construed or read together as one with the Companies Act and every statutory modification and re-enactment thereof for the time being in force;

“Company” means the company whose name appears in the heading to these articles;

“Director” means a director for the time being of the Company;

“Encumbrance” means any adverse claim or right or third party right or interest, any equity option or right of pre-emption or right to acquire or restrict, any mortgage, charge, assignment, hypothecation, pledge, lien or security interest or arrangement of whatsoever nature, any reservation of title, any hire purchase, lease or instalment purchase agreement and any other encumbrance, priority or security interest or similar arrangement of whatever nature;

“EUR”, “E” and “euro” means the currency of Ireland;

“Deferred Shares” means deferred shares of nominal value €1.00 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles;

“Group Company” means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company;

“Interest” means:

(a)	any direct or indirect ownership of any type whatsoever including whether held through one or more intermediary persons;

(b)	any legal, beneficial or derivative interest;

(c)	any option, contract for difference or contingent interest;

(d)	any standing or general power of attorney; or

(e)	any undertaking or arrangement to exercise any rights or powers in respect of any of the foregoing in accordance with the instructions of another party;

“Market Price of a Class A Ordinary Share” as of any day shall equal the Average Price Per Share as of such day, unless Accenture plc sells (i.e. trade date) shares of its Class A Ordinary Shares on such day for cash other than in a transaction with any employee or an affiliate and other than pursuant to a pre-existing obligation; in which case the “Market Price of a Class A Ordinary Share” as of such day shall be the weighted average sale price per share, net of brokerage and similar costs;

“NYSE” means the New York Stock Exchange;

“Ordinary Resolution” means an ordinary resolution of the Shareholders within the meaning of the Companies Acts;

“Ordinary Shares” means ordinary shares of nominal value €0.000001 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles;

“Paid Up” means paid up or credited as paid up;

“Person entitled by Transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a Shareholder or of any other event giving rise to its transmission by operation of law has been noted in the Register;

“Redeemable Shares” means redeemable shares in accordance with the Companies Acts;

“Register” means the register of shareholders of the Company;

“Registered Office” means the registered office for the time being of the Company;

“Seal” means the common seal of the Company and includes any duplicate seal;

“Secretary” means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes a deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the secretary;

“Share” means any share in the capital of the Company;

“Shareholder” means in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares;

“Special Resolution” means a special resolution of the Shareholders within the meaning of the Companies Acts;

“Subsidiary” and “holding company” have the same meanings as in the Companies Acts, except that references in the relevant sections of the Companies Acts to a company shall include any body corporate or other legal entity, whether incorporated or established in Ireland or elsewhere;

“Transfer” shall mean (i) any sale, transfer, pledge, hypothecation, redemption or other disposition, whether direct or indirect, of a legal, beneficial or other Interest, whether or not for value, including short sales of securities of the Company, option transactions (whether physical or cash settled) with respect to securities of the Company, use of equity or other derivative financial instruments relating to securities of the Company and other hedging arrangements with respect to securities of the Company or, as the case may be, (ii) any act of selling, transferring, pledging, hypothecating, redeeming, disposing in any of the circumstances set out under item (i);

“United States Business Day” shall mean a day other than a Saturday, Sunday or United States federal holiday and shall consist of the time period from 12:01 a.m. through 12:00 midnight (Eastern time);

“United States Trading Day” shall mean a day on which Class A Ordinary Shares are traded on the NYSE or any other exchange on which they may be listed from time to time; and

“US dollars” or “US$” means United States dollars; and

“Valuation Ratio” at any time shall equal 1.00, provided that the Valuation Ratio shall be subject to adjustment from time to time as follows:

If Accenture plc:

(a)	pays a dividend or makes a distribution on its Class A Ordinary Shares in Class A Ordinary Shares,

(b)	subdivides its outstanding Class A Ordinary Shares into a greater number of shares,

(c)	combines its outstanding Class A Ordinary Shares into a smaller number of shares,

(d)	makes a distribution on its Class A Ordinary Shares in shares of its share capital other than Class A Ordinary Shares, or

(e)	issues by reclassification of its Class A Ordinary Shares any shares of its share capital,

then the Valuation Ratio in effect immediately prior to such action shall be adjusted so that the holder of Ordinary Shares thereafter redeemed may receive the number of Class A Ordinary Shares, as the case may be, which it would have owned immediately following such action if it had Transferred immediately prior to such action (after taking into account any corresponding action taken by the Company).

In the event of any business combination, amalgamation, restructuring, recapitalisation or other extraordinary transaction directly or indirectly involving Accenture plc or any of its securities or assets as a result of which the holders of Class A Ordinary Shares shall hold voting securities of an entity other than Accenture plc, the terms “Class A Ordinary Shares” and “Accenture plc” where used in these articles shall refer to such voting securities formerly representing or distributed in respect of Class A Ordinary Shares and such entity, respectively.

3.	For the purposes of these articles, unless the context otherwise requires:

(a)	a company shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these articles, is present;

(b)	words importing only the singular number include the plural number and vice versa;

(c)	words importing only one gender include the other gender;

(d)	references to a company include any body corporate or other legal entity, whether incorporated or established in Ireland or elsewhere;

(e)	references to a person include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Ireland or elsewhere;

(f)	references to writing include typewriting, printing, lithography, photography, electronic mail and other modes of representing or reproducing words in a legible and non-transitory form;

(g)	a reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means, as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

(h)	references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

(i)	references to a dividend include any dividend or distribution, in cash or by the distribution of assets, paid or distributed to Shareholders out of the profits of the Company available for distribution;

(j)	any words or expressions defined in the Companies Acts, if not otherwise defined in or given a particular meaning by these articles, have the same meaning in these articles;

(k)	any reference to any statute or statutory provision (whether of Ireland or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force; and

(l)	references to shares carrying the general right to vote at general meetings of the Company are to those shares (of any class or series) carrying the right to vote, other than shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred).

REGISTERED OFFICE

4.	The Registered Office shall be at such place in Ireland as the Board from time to time decides.

SHARE CAPITAL

5. (a)	The authorised share capital of the Company at the date of adoption of these articles is €44,000 divided into 40,000 Deferred Shares of €l.00 each and 4,000,000,000 Ordinary Shares of €0.000001 each.

(b)	Ordinary Shares

The Ordinary Shares shall entitle the holders thereof to the following rights:

(i)	as regards dividend:

the Company shall apply any profits or reserves which the Directors resolve to distribute in paying such profits or reserves to the holders of the Ordinary Shares in respect of their holdings of such shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

(ii)	as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Ordinary Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities in respect of their holdings of Ordinary Shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

(iii)	as regards voting in general meetings:

subject to the right of the Company to set record dates for the purpose of determining the identity of Shareholders entitled to notice of and/or vote at a general meeting, the holders of the Ordinary Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Ordinary Shares present in person or by proxy shall have one vote for each Ordinary Share held by him;

(iv)	as regards redemption:

(A)	An Ordinary Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire Ordinary Shares, or an Interest in Ordinary Shares, from the relevant third party. In these circumstances, the acquisition of such shares by the Company shall constitute the redemption of a Redeemable Share in accordance with the Companies Acts.

(B)	Subject to the requirements of the Companies Acts and to any contractual restrictions on Transfer by a holder set forth in any contract or agreement to which the Company or any other Group Company is a party, the Ordinary Shares shall be redeemable for cash at the instance of the holder by giving irrevocable notice of an election for redemption to the Company.

(C)	At the option of the Board, the Company is hereby authorised to redeem any Ordinary Shares for Class A Ordinary Shares if the Company receives a satisfactory opinion from an internationally recognised counsel or professional tax adviser that such redemption should be tax-free with respect to the holder of such Ordinary Shares.

(D)	Notwithstanding the foregoing, at the option of the Board, the redemption price payable to any Shareholder in connection with any redemption under this article 5 may be paid in cash or in kind and notably, without limitation, in Class A Ordinary Shares and any Shareholder, including, for the avoidance of doubt, Accenture plc, and the Company may agree that the Company may redeem such Shareholder’s or part of such Shareholder’s Ordinary Shares for different consideration or for consideration determined differently.

(E)	On the occurrence of the death of a Shareholder that is a natural person, the Company shall be deemed to have immediately redeemed all of the Ordinary Shares held by that holder for a consideration of US $1 in cash, such sum held by the Company on trust as bare trustee for the benefit of the Shareholder’s estate, as determined in accordance with articles 45 to 48 below. The Company may separately make arrangements for a cash payment to be made, or for Class A Ordinary Shares to be delivered through the facilities of the Depository Trust Company or other similar depositary, in each case, to the Shareholder’s estate to reflect the value of the number of Ordinary Shares redeemed.

(F)	The redemption price for an Ordinary Share to be paid in Class A Ordinary Shares shall equal a number of Class A Ordinary Shares equal to the Valuation Ratio.

(G)

The redemption price for an Ordinary Share to be paid in cash shall equal the Valuation Ratio multiplied by the Market Price of a Class A Ordinary Share as of either (i) the United States Trading Day on which the Company receives the notice of an election for redemption with respect to such Ordinary Share (the “Redemption Notice”) if such notice is received prior to the close of trading of Class A Ordinary Shares on the NYSE or any other stock exchange on which they may be listed from time to time, or (ii) the United States Trading Day immediately following the United States Trading Day on which the Company receives a Redemption Notice if such notice is received after the close of trading of Class A Ordinary Shares on the NYSE or any other stock exchange on which they may be listed from time to time.

(H)	Notwithstanding any other provision of these articles, a holder of Ordinary Shares shall not be entitled to have Ordinary Shares redeemed or Transferred to the Company or to Accenture plc or any subsidiary thereof, and the Company shall have the right to refuse to honour any request for redemption of Ordinary Shares:

(I)	at any time or during any period, including, without limitation, a “blackout period”, if the Company determines, based on the advice of counsel (which may be inside counsel of the Company or Accenture plc), that there is material non-public information that may affect the Average Price Per Share at such time or during such period;

(II)	if such redemption would be prohibited under applicable law or regulation (in each case regardless of whether the redemption price is payable in Class A Ordinary Shares, cash or other consideration); or

(III)	from the date of the announcement of a tender offer by the Company or any of its affiliates for Ordinary Shares, or any securities convertible into, or exchangeable or exercisable for, Ordinary Shares, until the expiration of ten United States Business Days after the termination of such tender offer, provided that nothing in this article 5(b)(iv)(H)(III) shall preclude any holder of Ordinary Shares from tendering Ordinary Shares in any such tender offer.

(v)	as regards certificates:

unless the Board resolves otherwise (either generally or in any particular case or cases) holders of Ordinary Shares will not be entitled to receive a share certificate in respect of any Ordinary Shares; and

(vi)	as regards Transfer:

(A)	Except for a transfer taking the form of a redemption made pursuant to article 5(b)(iv) or a Transfer to a Group Company, Ordinary Shares are not transferable by their holders, unless the Ordinary Shareholder has received the prior consent of the Board to the proposed Transfer to the proposed transferee.

(B)	A holder of Ordinary Shares who wants to Transfer all or part of its Ordinary Shares or all or part of the rights attached thereto, in any form whatsoever, must submit a prior application to the Board by any means approved by the Board. A Transfer application shall specify the name of the proposed transferee, the proposed sale price or consideration as well as any other information required by the Board.

(C)	Upon receipt of an application in accordance with article 5(b)(vi)(B), the decision of the Board will be communicated to the applicant as soon as reasonably practicable after it shall have been taken by any means approved by the Board.

(D)	Any Transfer of Ordinary Shares not made in compliance with the terms of this article 5(b)(vi) shall, with respect to the Company, be null and void.

(c)	Deferred Shares

The Deferred Shares shall entitle the holders thereof to the following rights and will be subject to the following restrictions:

(i)	The holders of the Deferred Shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the Shareholders of the Company. On a return of assets, whether on liquidation or otherwise, the Deferred Shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the share capital paid up on the Ordinary Shares plus the payment of US$5,000,000 on each of the Ordinary Shares then in issue and the holders of the Deferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.

(ii)	The special resolution passed on the date of adoption of these articles (the “Adoption Date”) shall be deemed to confer irrevocable authority on the Company at any time after the Adoption Date:

(A)	to acquire all or any of the fully paid Deferred Shares otherwise than for valuable consideration in accordance with the Companies Act and without obtaining the sanction of the holder(s) thereof;

(B)	to appoint any person to execute on behalf of the holders of the Deferred Shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;

(C)	to cancel any acquired Deferred Shares; and

(D)	pending such acquisition and/or transfer and/or cancellation to retain the certificate (if any) for such Deferred Shares.

(iii)	Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Deferred Shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with this article 5(c) shall constitute a variation or abrogation of the rights or privileges attached to the Deferred Shares, and accordingly the Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the holders of the Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

SHARE RIGHTS

6.	Without prejudice to the special rights conferred on the holders of any existing shares or class of shares and subject to the provisions of the Companies Acts, any Share may be issued with such rights or restrictions as the Company may by Ordinary Resolution determine.

7. (a)	Subject to the provisions of the Companies Acts and the other provisions of this article the Company may:

(i)	pursuant to the Companies Acts, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as may be determined by the Company in general meeting on the recommendation of the Directors; or

(ii)	pursuant to the Companies Acts, convert any of its shares into Redeemable Shares.

(b)	Subject to any requirement to obtain the approval of Shareholders under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)	The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two.

VARIATION OF RIGHTS

8. (a)	Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being in issue may, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up), be altered or abrogated with the consent in writing of the holders of not less than 75 per cent of all of the votes capable of being cast at the relevant time at a separate general meeting of the holders of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of shares of that class.

(b)	All the provisions of these articles relating to general meetings of the Company shall apply mutatis mutandis to any separate general meeting of any class of Shareholders, except that the necessary quorum shall be two or more Shareholders present in person or by proxy together holding or representing a majority of the issued shares of the relevant class; provided that, if the relevant class of Shareholders has only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

9.	The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered or abrogated by (i) the creation or issue of further shares ranking pari passu with them, (ii) the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them or (iii) the purchase or redemption by the Company of any of its own shares.

SHARES

10.	Subject to the Acts and the other provisions of these articles, the unissued shares of the Company (whether forming part of the original share capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options or other rights over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and generally on such terms and conditions as the Board may from time to time determine but so that no share shall be issued at a discount to nominal value save in accordance with the Companies Acts, and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon. To the extent permitted by the Companies Acts, in addition to the Directors, new shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors.

11.	The Board may, in connection with the issue of any shares, exercise all powers of paying commissions and brokerages conferred or permitted by law.

12.	Subject to the Companies Acts, the Company may, without prejudice to any relevant special rights attached to any class of shares pursuant to the Companies Acts, purchase any of its own shares whether in the market, by tender or by private agreement, at such prices (whether at nominal value or above or below nominal value) and otherwise on such terms and conditions as the Board may from time to time determine including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Shareholders or Shareholders of the same class, (the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts) and may cancel any Shares so purchased or hold them as treasury shares (as defined in the Companies Acts) and may reissue any such shares as shares of any class or classes.

13.	Except only as otherwise provided in these articles, as ordered by a court of competent jurisdiction or as otherwise required by law, the Company shall be entitled to treat the registered holder of any share as the absolute owner of it and accordingly no person shall be recognised by the Company as holding any share upon trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future or partial interest or other right in any share except an absolute right to the entirety of the share in the registered holder of it.

INCREASE OF CAPITAL

14.	The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such nominal value as such Ordinary Resolution shall prescribe.

15.	The Company may, by the Ordinary Resolution increasing the authorised share capital, direct that the new shares or any of them shall be offered in the first instance either at nominal value or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

16.	The new shares shall be subject to all the provisions of these articles with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

17. (a)	The Company may from time to time by Ordinary Resolution:

(i)	divide its shares into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(ii)	consolidate and divide all or any of its share capital into shares of larger nominal value than any of its existing shares;

(iii)	sub-divide its shares or any of them into shares of smaller nominal value than is fixed by its memorandum of association, subject to the Companies Acts so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(iv)	make provision for the issue and allotment of shares which do not carry any voting rights;

(v)	cancel shares which, at the date of the passing of the relevant Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its authorised share capital by the amount of the shares so cancelled; and

(vi)	subject to applicable law, change the currency denomination of its share capital.

(b)

Where any difficulty arises in regard to any division, consolidation or sub-division under this article 17, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Shareholders who would have been entitled to the fractions, except that any proceeds in respect of any holding which are less than a sum fixed by the Board may be retained for the benefit of the Company. For the purpose of any such sale the Board may authorise some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

REDUCTION OF CAPITAL

18.	Subject to the Companies Acts and to any confirmation or consent required by law or these articles, the Company may from time to time by Special Resolution authorise the reduction in any manner of its issued share capital (but not to a sum less than the minimum share capital prescribed by its memorandum), and any undenominated capital.

19.	In relation to any such reduction, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including, in the case of a reduction of part only of a class of shares, those shares to be affected.

CERTIFICATES

20. (a)	Shares shall be issued in registered form. Unless otherwise provided by the rights attaching to or by the terms of issue of any particular shares or letters and to the extent required by any stock exchange, depositary, or any operator of any clearance or settlement system or by law, no Shareholder shall, upon becoming the holder of any share, be entitled to a share certificate for the shares of each class held by him (nor, on transferring a part of his holding, to a certificate for the balance).

(b)	Share certificates, if issued, shall be in such form as the Board may from time to time prescribe, subject to the requirements of the Companies Acts. No fee shall be charged by the Company for issuing a share certificate. In the case of a share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders shall be sufficient delivery to all.

21.	If a share certificate is worn-out or defaced, or alleged to have been lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of wearing-out or defacement, on delivery of the certificate to the Company. The Board may require any such indemnity to be secured in such manner as the Board may think fit.

22. (a)	All certificates for shares (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms of issue of any shares otherwise provide, be issued under the Seal or a facsimile of it. Each certificate shall be signed by such person or persons as the Board may from time to time decide, but the Board may determine that certificates for shares or for particular shares need not be signed by any person.

(b)	The Board may also determine, either generally or in any particular case, that any signatures on certificates for shares (or certificates or agreements or other documents evidencing the issue by the Company of awards under any share option, share incentive or other form of employee benefits plan adopted by the Company from time to time) need not be autographic but may be affixed to such certificates, agreements or other documents by some mechanical means or may be facsimiles printed on such certificates, agreements or other documents. If any person who has signed, or whose facsimile signature has been used on, any such certificate, agreement or other document ceases for any reason to hold his office, such certificate, agreement or other document may nevertheless be issued as though that person had not ceased to hold such office.

23.	Nothing in these articles shall preclude (i) title to a share being evidenced or transferred otherwise than in writing to the extent permitted by applicable law and otherwise as may be determined by the Board from time to time or (ii) the Board from recognising the renunciation of the allotment of any share by the allottee in favour of some other person on such terms and subject to such conditions as the Board may from time to time decide.

LIEN

24.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently due or not, called or payable in respect of such share. The Company’s lien on a share shall extend to all dividends payable on it. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.

25. (a)	The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently due nor until the expiration of 14 clear days after a notice, stating and demanding payment of the sum presently due and giving notice of the intention to sell in default of such payment, has been served on the Shareholder for the time being of the share or the person entitled by transmission to it.

(b)	The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is due, and any residue shall (subject to a like lien for debts or liabilities not presently due as existed upon the share prior to the sale) be paid to the holder of, or the person entitled by transmission to, the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share to the purchaser. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

(c)	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by any Shareholders or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any Shares registered as mentioned above or for or on account or in respect of any Shareholder and whether in consequence of:

(i)	the death of such Shareholder;

(ii)	the non-payment of any income tax or other tax by such Shareholder;

(iii)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

(iv)	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(i)	the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

(ii)

the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Register as held either jointly or solely by such Shareholder for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Shareholder under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(iii)	the Company may recover as a debt due from such Shareholder or his executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

(iv)	the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any Shares by any such Shareholder or his executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of shares, nothing in this article 25(c) will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Shareholder as referred to above (and, his executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

26. (a)	The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue of the shares made payable at a date fixed by or in accordance with their terms of issue and each Shareholder shall (subject to the Company serving on him at least 14 clear days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

(b)	A call may be made payable by instalments and shall be deemed to be made at the time when the resolution of the Board authorising the call is passed.

(c)	A person on whom a call is made shall (in addition to the transferee) remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

27.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

28.	If a sum called in respect of a share is not paid before or on the day appointed for its payment, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment to the time of actual payment at such rate as the Board may determine, but the Board may waive payment of such interest, wholly or in part.

29.	Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal value of the share or by way of premium, shall for all purposes of these articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable, and, in case of non-payment, all the relevant provisions of these articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

30.	The Board may, on the issue of any shares, differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

31.	The Board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the Shareholder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the Board and the Shareholder paying the sum in advance.

FORFEITURE OF SHARES

32.	If a Shareholder fails to pay any call or instalment of a call on the day appointed for its payment, the Board may at any time while any part of such call or instalment remains unpaid serve on him a notice requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued. The notice shall state a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited.

33.	The Board may accept the surrender of any share liable to be forfeited, and, in any such case, references in these articles to forfeiture include surrender.

34.	If the requirements of any notice given under article 32 are not complied with, any share in respect of which the notice was given may, at any time before payment of all calls or instalments and interest due in respect of it is made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not actually paid before the forfeiture.

35.	When any share has been forfeited, notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share or the person entitled by transmission to it, but no forfeiture shall be invalidated by any omission to give such notice.

36.	A forfeited share shall become the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder of, or entitled to, the share or to any other person, on such terms and in such manner as the Board thinks fit. At any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

37.	A person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, together with interest at such rate as the Board may determine from the date of forfeiture until payment and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

38.	An affidavit to the effect that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on its sale, re-allotment or disposition, and the Board may authorise some person to transfer the share to the person to whom it is sold, re-allotted or disposed of. That person shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS

39. (a)	The Register shall be kept in the manner prescribed by the Companies Acts at the Registered Office or at such other place in Ireland as may be authorised by the Board from time to time.

(b)	The Register may be closed at such times and for such periods as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

(c)	No Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share, and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any provisions of these articles.

REGISTER OF DIRECTORS AND SECRETARY

40.	The Secretary shall maintain a register of the Directors and Secretary of the Company as required by the Companies Acts. The register of Directors and Secretary shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

TRANSFER OF SHARES

41.	Subject to the Companies Acts and to such of the restrictions contained in these articles (including, without limitation, article 5(b)(vi)) as may be applicable, any Shareholder may transfer all or any of his shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate.

42. (a)	The instrument of transfer of a share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. All instruments of transfer may be retained by the Company.

(b)	The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the Shareholders in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Companies Acts. The transferor shall be deemed to remain the Shareholder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(c)	The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(d)	The Board may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer if:

(i)	the instrument of transfer is not duly stamped, if required, and lodged at the Registered Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of more than one class of share;

(iii)	the instrument of transfer is in favour of more than four persons jointly;

(iv)	it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained;

(v)	it is not satisfied that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject; or

(vi)	the provisions of article 5(b)(vi) have not been complied with.

(e)	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under article 42(e) and articles 41 and 43.

43. (a)	If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

(b)	No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

RESTRICTIONS ON TRANSFER OF COVERED SHARES

44.	Each Shareholder who is an employee of the Company or any of its subsidiary or associated companies will comply with any restrictions on transfer relating to Ordinary Shares imposed by the Company and notified to such person from time to time pursuant to the Company’s insider trading policies from time to time.

TRANSMISSION

45.	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint Shareholder, or the estate representative, where he was sole Shareholder, shall be the only person or persons recognised by the Company as having any title to the consideration paid by the Company on redemption of that Shareholder’s Ordinary Shares on their death in accordance with article 5(b)(iv)(E) above (the “Estate Redemption Consideration”). In this article, estate representative means the person to whom probate or letters of administration or confirmation as executor has or have been granted under the laws applicable to the estate of the deceased Shareholder or, failing such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this article.

46.	In the case of a person becoming entitled to the Estate Redemption Consideration in consequence of the death of a Shareholder or otherwise by operation of applicable law, the Board may require the production to the Company of such evidence of his entitlement as is prescribed by the Companies Acts or, to the extent that no such evidence is prescribed, as may from time to time be required by the Board.

47. (a)	Any person entitled by transmission to Estate Redemption Consideration may, by notice in writing to the Company, nominate a bank account for the Estate Redemption Consideration to be transferred to.

(b)	The Board may at any time give notice requiring a person entitled by transmission to, by notice in writing to the Company, nominate a bank account for the Estate Redemption Consideration to be transferred to, and if the notice is not complied with within 60 days, the Board may deem the Estate Redemption Consideration to have been forfeited.

48.	Subject to any directions of the Board from time to time in force, the Secretary or Assistant Secretary may exercise the powers and discretions of the Board under articles 45, 46 and 47.

GENERAL MEETINGS

49.	The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies Acts.

50.	The Board may, whenever it thinks fit, and shall, on the requisition in writing of Shareholders holding such number of shares as is prescribed by, and made in accordance with, the Companies Acts, convene a general meeting in the manner required by the Companies Acts. All general meetings other than annual general meetings shall be called extraordinary general meetings.

51.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to the Companies Acts, all general meetings may be held outside of Ireland.

52.	Each general meeting shall be held at such time and place as specified in the notice of meeting.

NOTICE OF GENERAL MEETINGS

53.	Subject to the provisions of the Companies Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a special resolution, shall be called by at least twenty-one clear days notice and all other extraordinary general meetings shall be called by at least fourteen clear days notice. The notice of a general meeting shall specify the place, day and time of the meeting (including any satellite meeting place arranged for the purposes of article 62) and, in the case of an extraordinary general meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these articles to all Shareholders (other than those who, under the provisions of these articles or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director and to the auditors.

54.	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting. A Shareholder present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

55.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also that is transacted at an annual general meeting with the exception of:

(a)	the consideration of the company’s statutory financial statements and the report of the directors and the report of the statutory auditors on those statements and that report;

(b)	the review by the members of the company’s affairs;

(c)	the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the directors;

(d)	the authorisation of the directors to approve the remuneration of the statutory auditors; and

(e)	the election and re-election of directors.

56. (a)	The chairman of the Board or, in his absence, the president of the Board shall preside as chairman at every general meeting of the Company or of any class of Shareholders. If there is no such chairman or president, or if at any meeting neither the chairman nor the president is present within 5 minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall appoint one of those Directors who is willing to act as chairman or, if only one Director is present, he shall preside as chairman, if willing to act. If none of the Directors present is willing to act as chairman, the Director or Directors present may appoint any other executive of the Company who is present and willing to act as chairman. In default of any such appointment, the persons present and entitled to vote shall elect any executive of the Company who is present and willing to act as chairman or, if no executive of the Company is present or if none of the executives of the Company present is willing to act as chairman, one of their number to be chairman.

(b)	Except in the case of the removal of auditors or Directors and subject to the Companies Acts, anything which may be done by resolution in general meeting of all or any class or Shareholders may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or any class thereof or their proxies (or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder) being all of the Shareholders of the Company or any class thereof, who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the Companies Acts. Such resolution in writing may be signed in as many counterparts as may be necessary.

(c)	For the purposes of any written resolution under article 56(b), the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

(d)	A resolution in writing made in accordance with article 56(b) is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these articles.

57. (a) No	business shall be transacted at any general meeting or adjourned meeting unless a quorum is present when the meeting proceeds to business. Except as otherwise provided by the Companies Acts or these articles, one Shareholder present in person or by proxy and having the right to attend and vote at the meeting and holding shares representing more than 50 per cent of the votes that may be cast by all Shareholders at the relevant time shall be a quorum.

(b)	If within 5 minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for a meeting a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. If within 15 minutes after the time appointed for a meeting, no shareholders are present, the meeting shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine. The Company shall give not less than 5 days notice of any meeting adjourned through want of a quorum and such notice shall state the quorum requirement from the adjourned meeting under article 57(a). If within 5 minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for any adjourned meeting a quorum is not present, the meeting may be further adjourned to such other day and such other time and place as the chairman of the meeting may determine, but otherwise the meeting shall be dissolved. A meeting may not be adjourned under this article 57(b) to a day which is more than 90 days after the day originally appointed for the meeting.

(c)	If it appears to the chairman of a general meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to communicate simultaneously and instantaneously with the persons present at the place of the meeting, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.

58. (a)	Subject to the Companies Acts, a meeting of the Shareholders or of any class of Shareholders may be held by such electronic means as the Board may from time to time approve and which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(b)	The Board may resolve to enable persons entitled to attend a general meeting of the Company or of any class of Shareholders to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Shareholders attending at all the meeting places are able to:

(i)	communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities; and

(ii)	have access to all documents which are required by the Companies Acts and these articles to be made available at the meeting.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

59.	Each Director shall be entitled to attend and speak at any general meeting of the Company or of any class of Shareholders.

60.	The Board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company or of any class of Shareholders including, without limitation, arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted, and any person who fails to comply with any such arrangements may be refused entry to the meeting.

61. (a)	Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

(i)	it is proposed by or at the direction of the Board; or

(ii)	it is proposed at the direction of the Court; or

(iii)	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with the Companies Acts; or

(iv)	the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)	No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(c)	If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

62.	The chairman of the meeting may, with the consent of any meeting at which a quorum is present, adjourn the meeting from time to time (or sine die) and from place to place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Board.

63.	When a meeting is adjourned for three months or more or sine die, not less than 10 clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Except as expressly provided by these articles, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting from which the adjournment took place.

VOTING

64.	Except where a greater majority is required by the Companies Acts or these articles, any question proposed for consideration at any general meeting of the Company or of any class of Shareholders shall be decided by an Ordinary Resolution and all resolutions put to the Shareholders will be decided on a poll.

65.	Subject to any rights or restrictions for the time being attached to any class of shares, on any vote each Shareholder present in person or by proxy shall, have one vote for each share held by him.

66.	The Board may, before any meeting of Shareholders, determine the manner in which the poll is to be taken and the manner in which votes are to be counted, which may include provision for votes to be cast by electronic means by persons present in person or by proxy at the meeting and for the appointment of scrutineers. To the extent not so determined by the Board, such matters shall be determined by the chairman of the meeting. A person appointed to act as a scrutineer need not be a Shareholder.

67.	Votes may be cast on the poll either personally or by proxy. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

68.	The result of the poll shall be deemed to be the resolution of the meeting.

69.	In the case of an equality of votes at a general meeting, the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

70.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined, by the order in which the names stand in the Register in respect of the joint holding.

71.	Subject to article 72, a Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court in Ireland (or elsewhere having jurisdiction) for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

72.	Evidence to the satisfaction of the Board of the authority of any person claiming the right to vote under article 71 shall be produced at the Registered Office (or at such other place as may be specified for the deposit of instruments of proxy) not later than the last time by which an instrument appointing a proxy must be deposited in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

73.	No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting of the Company or of any class of Shareholders in respect of any share held by him unless all calls or other sums presently payable by him in respect of that share have been paid.

74.	No objection may be raised to the qualification of any voter or to the counting of, or failure to count, any vote except at the meeting at which the vote objected to is tendered. Any objection so raised shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that it may have affected the decision of the meeting. The decision of the chairman on any such matter shall be final and conclusive. Except as otherwise decided by the chairman, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid.

PROXIES AND CORPORATE REPRESENTATIVES

75. (a)	A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder.

(b)	A Shareholder which is a corporation may appoint any person (or two or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same power on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder.

(c)	A Shareholder which is a corporation may appoint more than one such corporate representatives (with or without appointing any persons in the alternative) at any such meeting provided that such appointment specifies the number of shares in respect of which each such appointee is authorised to act as representative, not exceeding in aggregate the number of shares held by the appointor and carrying the right to attend and vote at the relevant meeting.

(d)	The appointment of a proxy or a corporate representative in relation to a particular meeting shall, unless the contrary is stated, be valid for any adjournment of the meeting.

76.	A Shareholder may appoint a standing proxy, with or without the power of substitution, or (if a corporation) a standing representative by delivery to the Registered Office (or at such other place as the Board may from time to time specify for such purpose) of evidence of such appointment. The appointment of such a standing proxy or representative shall be valid for every general meeting and adjourned meeting until such time as it is revoked by notice to the Company, but:

(a)	the appointment of a standing proxy or representative may be made on an irrevocable basis in which case the Company may recognise the vote of the proxy or representative given in accordance with the terms of the appointment, to the exclusion of the vote of the Shareholder, until such time as the appointment ceases to be effective in accordance with its terms;

(b)	(subject to article 76(a)) the appointment of a standing proxy or representative shall be deemed to be suspended at any meeting or poll taken subsequently to any meeting at which the Shareholder is present or in respect of which the Shareholder has specifically appointed another proxy or representative; and

(c)	the Board may from time to time require such evidence as it deems necessary as to the due execution and continuing validity of the appointment of any standing proxy or representative and, if it does so, the appointment of the standing proxy or representative shall be deemed to be suspended until such time as the Board determines that it has received the required evidence or other evidence satisfactory to it.

77. (a)	A proxy may be appointed by an instrument in writing in any common form or in such other form as the Board may approve, such instrument being executed under the hand of the appointor or of his attorney or agent authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A proxy may also be appointed in such other manner as the Board may from time to time approve.

(b)	Any instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative), together with such evidence as to its due execution as the Board may from time to time require, shall be delivered to the Registered Office (or to such other place or places as may be specified in the notice convening the meeting or in any notice of an adjourned meeting or, in either case, in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting or adjourned meeting) by such time or times as may be specified in the notice of meeting or adjourned meeting or in any such other information (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Companies Acts, if not so delivered (but subject to article 81) the appointment shall not be treated as valid.

(c)	Subject to article 81 and subject as mentioned in this article, an instrument or other form of communication appointing or evidencing the appointment of a standing proxy or corporate representative shall not be treated as valid until 24 hours after the time at which it, together with such evidence as to its due execution as the Board may from time to time require, is delivered to the Registered Office (or to such other place or places as the Board may from time to time specify for the purpose).

(d)	If the terms of appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these articles relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

78.	The appointment of a proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be deemed, unless the contrary is stated, to confer authority to vote on any amendment of a resolution and on any other resolution put to a meeting for which it is valid in such manner as the proxy thinks fit.

79.	A vote given by proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the appointment of the proxy or of the authority under which it was executed, unless notice of such death, insanity or revocation was received by the Company at the Registered Office (or at any other place as may be specified for the delivery of instruments or other forms of communication appointing or evidencing the appointment of proxies in the notice convening the meeting or in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting) before the commencement of the meeting or adjourned meeting at which the vote is given or by such later time as the Board may decide, either generally or in any particular case.

80.	Notwithstanding the preceding provisions of these articles, the Board may decide, either generally or in any particular case, to treat an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative as properly delivered for the purposes of these articles if a copy or facsimile image of the instrument is sent by electronic means to the Registered Office (or to such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any other information sent by or on behalf of the Board in relation to the meeting or adjourned meeting).

81.	Subject to the Companies Acts, the Board may also at its discretion waive any of the provisions of these articles relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative or any ancillary matter (including, without limitation, any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at any general meeting.

APPOINTMENT AND REMOVAL OF DIRECTORS

82.	Subject to articles 88 and 89, any Director will retain office until the close of the meeting at which he retires.

83. (a)	Subject to the Companies Acts, no person shall be appointed a Director, unless, in the case of an annual or extraordinary general meeting, such person is recommended by the Board.

(b)	A Director need not be a Shareholder.

(c)	All Directors, upon election or appointment (but not on re-appointment), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within 30 days of their appointment.

84.	The number of Directors from time to time shall be not less than 2 nor more than 10.

85.	The Company may from time to time by Ordinary Resolution increase or reduce the minimum or maximum number of Directors.

86.	The Directors shall be individuals appointed as follows:

(a)	subject to article 83, the Company by Ordinary Resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose may appoint any eligible person as a Director;

(b)	the Board may, by a resolution passed with the approval of a majority of the Directors then in office, appoint any persons as additional Directors (but so as not to exceed the maximum number of Directors permitted by these articles);

(c)	by notice in writing to the Company from Shareholders representing 50% or more of the Company’s Ordinary Shares then in issue; or

(d)	so long as there remains in office a sufficient number of Directors to constitute a quorum of the Board in accordance with article 108(a), the Board may, by a resolution passed with the approval of a majority of the Directors then in office, appoint any person as a Director to fill any vacancy occurring in the Board.

ALTERNATE DIRECTORS

87. (a)	Any Director may appoint by writing (whether in electronic form or otherwise) under his hand any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors. Any such authority may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed, facsimile, electronic or advanced electronic signature of the Director giving such authority.

(b)	An alternate Director shall be entitled to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

(c)	Save as otherwise provided in these articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

(d)	A Director may revoke at any time the appointment of any alternate appointment by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine.

(e)	If a Director retires but is re-appointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

(f)	Any appointment or revocation by a Director under this article 87 shall be effected by notice in writing (whether in electronic form or otherwise) given under his hand to the Secretary or deposited or received at the Office or in any other manner approved by the Directors.

RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTORS

88.	The office of a Director shall be vacated:

(a)	if he resigns his office, on the date on which notice of his resignation is delivered to the Registered Office or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

(b)	on his being prohibited by law from being a Director;

(c)	on his ceasing to be a Director by virtue of any provision of the Companies Acts;

(d)	if he is requested to resign in writing by not less than three quarters of the other Directors; or

(e)	if he is required to resign by notice in writing from Shareholders representing 50% or more of the Company’s Ordinary Shares then in issue.

89.	The Company may, by Ordinary Resolution, of which notice has been given in accordance with the Companies Acts, remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

DIRECTORS’ REMUNERATION AND EXPENSES

90.	Each Director (other than a Director who is also an employee of a Group Company) shall be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine. Directors who are also employees of a Group Company will not be paid any such fees by the Company in addition to their remuneration as an employee. Each Director shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director, including (but without limitation) his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or any committee of the Board or general meetings.

91.	The Board may from time to time determine that, subject to the requirements of the Companies Acts, all or part of any fees or other remuneration payable to any non-employee Director of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

DIRECTORS’ INTERESTS

92. (a)	A Director may hold any other office or place of profit with the Company (except that of auditor) in addition to his office of Director for such period and upon such terms as the Board may determine and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, in addition to any remuneration or other amounts payable to a Director pursuant to any other article.

(b)	A Director is expressly permitted (for the purposes of section 228(1)(d) of the Companies Act) to use the property of the Company pursuant to or in connection with: the exercise or performance of his or her duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

(c)	As recognised by section 228(1)(e) of the Companies Act, the Directors may agree to restrict their power to exercise an independent judgment but only where this has been expressly approved by a resolution of the Board.

93.	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

94. (a)	Subject to the Companies Acts, a Director notwithstanding his office (i) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested and (ii) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company or other person promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company or other person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise of votes in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company or person or voting or providing for the payment of remuneration to any such Directors as the directors or officers of such other company or person.

(b)	A Director who is in any way, whether directly or indirectly, to his knowledge interested in a contract or proposed contract with the Company or any other Group Company shall declare the nature of his interest at the first opportunity at a meeting of the Board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested in accordance with section 231 of the Companies Act.

(c)	Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors or Secretary by a Director declaring that he has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

(d)	A copy of every declaration made and notice given under this article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or Shareholder of the Company at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(e)	So long as, where it is necessary, he declares the nature of his interest in accordance with article 94(b), a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these articles allow him to be appointed or from any transaction or arrangement in which these articles allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

POWERS OF THE BOARD

95.	Subject to the provisions of the Companies Acts and these articles, the Board shall manage the business and affairs of the Company and may exercise all the powers of the Company as are not required by the Companies Acts or by these articles to be exercised by the Company in general meeting. No alteration of these articles shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this article shall not be limited by any special power given to the Board by these articles and, except as otherwise expressly provided in these articles, a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretion for the time being vested in or exercisable by the Board. So long as the Director acts honestly and in good faith with a view to the best interests of the Company in taking any action, including action that may involve or relate to a change or potential change in the control of the Company, a Director may consider, among other things, both the long-term interests of the Company and its Shareholders and the effects that the Company’s actions may have in the short term or long term upon any one or more of the following matters:

(a)	the prospects for potential growth, development, productivity and profitability of the Company;

(b)	the employees, including “partner” level employees, of the Company and its subsidiaries;

(c)	the retired former partners and “partner” level employees of the Accenture group of businesses (as constituted prior to the adoption of these articles);

(d)	the customers and creditors of the Company and its subsidiaries;

(e)	the ability of the Company and its subsidiaries to contribute to the communities in which they do business; and

(f)	such other additional factors as a Director may consider appropriate in such circumstances.

Nothing in this article 95 shall create any duty owed by any Director to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his consideration to the foregoing matters. No such employee, retired former partner of Accenture, former employee, beneficiary, customer, creditor or community or member thereof shall have any rights against any Director under this article 95.

96.	The Board may exercise all the powers of the Company to borrow or raise money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Companies Acts, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other person.

97.	The Company may have an official seal for use abroad. The Company may exercise the powers conferred by the Companies Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

98.	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

99.	The Board may (subject to article 90) exercise all the powers of the Company to grant or procure the grant or provision of benefits, including pensions, annuities or other allowances, to or for any person, including any Director or former Director, who has held any executive office or employment with, or whose services have directly or indirectly been of benefit to, the Company or any company which is or has been a subsidiary of the Company or otherwise associated with any of them or a predecessor in business of the Company or of any such other company, and to or for any relation or dependant of any such person, and to contribute to any fund and pay premiums for the purchase or provision of any such benefit, or for the insurance of any such person.

100.	The Board may from time to time appoint one or more of its body to hold any executive office with the Company for such period and on such terms as the Board may determine and may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration, if any (whether by way of salary, commission, participation in profits or otherwise), as the Board may (subject to article 92) determine.

TAX ELECTIONS

101.	The Board may, in its sole discretion, make any tax elections with respect to the Company, provided the Board reasonably determines that any such election would not have an adverse impact on any Shareholder.

DELEGATION OF THE BOARD’S POWERS

102.	The Board may by power of attorney or otherwise (including by a duly passed resolution) appoint any person, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company and may delegate to such person any of the Board’s powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation. Any such power of attorney or resolution or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

103.	The Board may entrust to and confer upon any executive any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation.

104. (a)	The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether Directors or not) as it thinks fit. The Board may make any such delegation on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary such delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretion so delegated, conform to any regulations which may be imposed on it by the Board. The power to delegate to a committee extends to all the powers, authorities and discretions of the Board generally (including, but without limitation, those conferred by article 96) and shall not be limited by the fact that in certain provisions of these articles, but not in others, express reference is made to a committee or to particular powers, authorities or discretions being exercised by the Board or by a committee of the Board.

(b)	The meetings and proceedings of any committee of the Board consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the Board so far as they are capable of applying and are not superseded by any regulations imposed by the Board except that, unless otherwise determined by the Board, the quorum necessary for the transaction of business at any committee meeting shall be two members.

PROCEEDINGS OF THE BOARD

105.	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Except where a greater majority is required by these articles, questions arising at any meeting shall be determined by a majority of the votes cast. In the case of an equality of votes the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

106.	A meeting of the Board may at any time be summoned by the Chairman or, if there is no Chairman, by the chief executive officer, if he is a Director. The Secretary shall also summon a meeting of the Board on the requisition of any two or more of the Directors for the time being in office.

107.	Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, facsimile or other electronic means at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retroactively or at the meeting in question.

108. (a)	The quorum necessary for the transaction of business at any meeting of the Board shall be two Directors or a majority of the Directors then in office, whichever is the higher number, but in determining the majority of the Directors then in office for the purpose of ascertaining a quorum for the transaction of any particular business at a meeting there shall be disregarded any Director who is not permitted to vote on that business.

(b)	A Director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

(c)	Subject to article 108(b), a Director who has in accordance with article 94(b) disclosed his interest in a contract or arrangement with the Company, or in which the Company is otherwise interested, may vote (and be counted in the quorum at any meeting) in respect of any resolution concerning such contract or arrangement.

(d)	If any question arises at any meeting as to the entitlement of any Director (including the chairman of the meeting) to vote and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the decision of a vote of the other Directors present at the meeting (for which purpose the interested Director shall be counted in the quorum but shall not vote on the matter) and their ruling in relation to the Director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned, so far as known to him, has not been fairly disclosed.

(e)	The Company may by Ordinary Resolution suspend or relax the provisions of this article 108 to any extent or ratify any transaction not duly authorised by reason of a contravention of it.

109.	So long as at least two Directors remain in office, the continuing Directors may act notwithstanding any vacancy in the Board, but, if less than two Directors remain in office, the continuing Director may act only for the purposes of calling a general meeting for such purposes as he or they think fit and of nominating a person or persons for appointment to the Board.

110.	The chairman of the Board or, in his absence, any Director holding the office of president shall preside as chairman at every meeting of the Board. If there is no such chairman or president, or if at any meeting the chairman or the president is not present within 5 minutes after the time appointed for holding the meeting or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

111.	A resolution in writing signed or approved by all the Directors shall be as valid and effectual as a resolution passed at a meeting of the Board duly called and constituted. Such a resolution may be contained in one document or in several documents in like form each signed or approved by one or more of the Directors.

112.	A meeting of the Board may be held by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting will be deemed to take place where the largest group of those participating in the meeting are physically present together or, if there is no such group, where the chairman of the meeting then is.

113.	All acts done in good faith by the Board or by any committee or by any person acting as a Director or member of a committee or any person authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS

114. (a)	The Company may have such officers in addition to the Directors and the Secretary, as the Board may from time to time determine. Without limiting the foregoing, such officers may include a chairman and deputy chairman or a president and one or more vice-presidents. A person appointed to any such other office need not be a Director and the same person may hold more than one office.

(b)

Any person elected or appointed pursuant to this article 114 shall hold office for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of a majority of the Directors then in office. Any such revocation or variation shall be without prejudice to any claim for damages that such officer may have against the

Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office becomes vacant for any reason, the vacancy may be filled by the Board.

(c)	Except as provided in the Companies Acts or these articles, the powers and duties of any officer elected or appointed pursuant to this article 114 shall be such as are determined from time to time by the Board.

MINUTES

115. (a)	The Board shall cause minutes to be made and books kept for the purpose of recording all the proceedings at meetings of the Board and of any committee of the Board and at general meetings of the Company and of any class of Shareholders of the Company.

(b)	The minutes of general meetings of the Company and of any class of Shareholders of the Company (but not minutes of meetings of the Board or any committee of it) shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

SECRETARY

116.	The Secretary shall be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary so appointed may be removed by the Board.

117.	The duties of the Secretary shall be those prescribed by the Companies Acts, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Shareholders and the Board of the Company, and committees, and the authentication of records of the Company.

118.	A provision of the Companies Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

119. (a)	The Seal shall consist of a circular metal device with the name of the Company around its outer margin and the details of its registration across its centre. The Company may also have for use in any territory outside Ireland one or more additional Seals, each of which shall be a duplicate of the Seal except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities”.

(b)	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee of the Board. Subject to the Companies Acts and except as provided in article 22, any instrument to which a Seal is affixed may be signed by any person who has been authorised by the Board either generally or specifically to attest to the use of a Seal.

DIVIDENDS AND OTHER PAYMENTS

120. (a)	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

(b)	The Directors may from time to time declare and pay such interim dividends to the Shareholders as appear to the Directors to be justified by the profits of the Company.

121.	Except insofar as the rights attaching to, or the terms of issue of, any shares otherwise provide:

(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this article 121 as paid up on the share; and

(b)	dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

122.	The Board may deduct from any dividend or other moneys payable to a Shareholder (either alone or jointly with another) by the Company on or in respect of any shares all sums of money (if any) due from him (either alone or jointly with another) to the Company on account of calls or otherwise in respect of shares of the Company.

123.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company, unless the terms of issue of that share otherwise expressly provide.

124. (a)	Any dividend or other sum payable in cash to the holder of a share may be paid by cheque, warrant or other means approved by the Board and, in the case of a cheque or warrant, may be sent through the post addressed to the holder at his address in the Register (or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the share at his registered address as appearing in the Register) or addressed to such person at such address as the holder or joint holders may in writing direct.

(b)	Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of one or more of the holders and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

(c)	In addition, any dividend or other sum payable to the holder of a share may be paid by a bank or other funds transfer system or by such other means as may be approved by the Board and to or through such person as the holder or joint holders may direct in writing, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or when it has acted on any such direction.

(d)	Any one of two or more joint holders may give an effectual receipt for any dividend or other moneys payable or property distributable in respect of the shares held by such joint holders.

125. (a)	If (i) a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person or (ii) such a payment is left uncashed or returned to the Company on two consecutive occasions, the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

(b)	Any dividend or other distribution in respect of a share which is unclaimed for a period of 6 years from the date on which it became payable shall be forfeited and shall revert to the Company. The payment by the Company of any unclaimed dividend or other distribution payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

126.

The Board may direct payment or satisfaction of any dividend or other distribution wholly or in part by the distribution of specific assets and, in particular, of fully or partly paid up shares or debentures of any other company; and, where any difficulty arises in regard to such dividend or distribution, the Board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions, or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets, and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Board.

RESERVES

127.	The Board may, before declaring any dividend or other distribution, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such manner as the Board lawfully determines. The Board may also without placing the same to reserves carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF RESERVES

128. (a)	The Board may, at any time and from time to time, resolve that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled to it if distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully-paid amongst such Shareholders, or partly in one way and partly in the other; provided that, for the purpose of this article, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully-paid and provided further than any sum standing to the credit of a share premium account may only be applied in crediting as fully-paid shares of the same class as that from which the relevant share premium was derived.

(b)	Where any difficulty arises in regard to any distribution under this article 128, the Board may settle the same as it thinks expedient and, in particular, may make such provisions as it thinks fit in the case of securities becoming distributable in fractions (including provision for the whole or part of the benefit of fractional entitlements to accrue to the Company) and may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in lieu of any fractional entitlements, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect to it, and such appointment shall be effective and binding upon the Shareholders.

129. (a)	Whenever the Board decides to make a capitalisation issue of shares under article 128 it may, subject to the rights attached to any particular class of shares, also decide to offer any Shareholder the right to elect to forego his entitlement to receive additional shares under such capitalisation issue (or such part of his entitlement as the Board may determine) and to receive instead a payment in cash (a “cash option”) in accordance with the following provisions of this article 129.

(b)	The amount payable under and all other terms of the cash option shall be decided by the Board, which may fix a limit on the extent to which an election for the cash option shall be effective (whether by reference to a part of any Shareholder’s total entitlement to additional shares or to the total number of additional shares in respect of which all such elections may be made on any occasion).

(c)	The Board shall give notice to the Shareholders of their rights of election in respect of the cash option and shall specify the procedure to be followed in order to make an election.

(d)	Payments to those Shareholders who elect to receive cash instead of their entitlement to further shares under such a capitalisation issue (“cash electors”) may be made either (i) out of profits or reserves of the Company available for the payment of dividends or (ii) out of the net proceeds of sale of the shares to which the cash electors would have been entitled under such capitalisation issue but for their election to receive cash, or partly in one way and partly in the other, as the Board determines, To the extent that the Board determines that payment is to be made as in (ii) above, the Board shall be entitled to sell the additional shares to which the cash electors would have been entitled, to appoint some person to transfer those shares to the purchaser (who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale). The net proceeds of sale shall be applied in or towards payment of the amounts due to cash electors in respect of their cash entitlement and, to the extent that they exceed that entitlement, may be retained by the Company for its benefit.

(e)	The Board may decide that Shareholders resident in territories where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous if those Shareholders were to receive additional shares, shall be deemed to have exercised rights of election to receive cash.

(f)	The Board may determine that any sums due in respect of a cash option to all or some of those Shareholders whose registered addresses are in a particular territory shall be paid in a currency or currencies other than US dollars and; if it does the Board may fix or otherwise determine the basis of conversion into the other currency or currencies and payment of that converted amount in that currency shall be in full satisfaction of the entitlement to such sum.

130. (a)	The Board may, subject to the rights attached to any particular class of shares, offer any Shareholder the right to elect to receive further shares, credited as fully paid, instead of cash in respect of all (or some part) of any dividend (a “scrip dividend”) in accordance with the following provisions of this article 130.

(b)	The basis of allotment of the further shares shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid. For these purposes the value of the further shares shall be calculated in such manner as may be determined by the Board, but the value shall not in any event be less than the nominal value of a share.

(c)	The Board shall give notice to the Shareholders of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(d)	The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to not less than the aggregate nominal value of, nor more than the aggregate “value” (as determined under article 130(b)) of, the shares to be allotted, as the Board may determine out of such sums available for the purpose as the Board may consider appropriate.

(e)	The Board may decide that the right to elect for any scrip dividend shall not be made available to Shareholders resident in any territory where, in the opinion of the Board, compliance by the Company with local laws or regulations would be unduly onerous.

(f)	The Board may do all acts and things considered necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article 130, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the Shareholders concerned.

(g)	The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article 130 is offered, elect to receive further shares in lieu of such dividend on the terms of such mandate.

RECORD DATES

131. (a)	Notwithstanding any other provision of these articles, the Company by Ordinary Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings of the Company or of any class of Shareholders or other documents. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice or other document is dispatched.

(b)	In relation to any general meeting of the Company or of any class of Shareholders or to any adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a “record date”) which is not more than 60 days before the date fixed for the meeting (the “meeting date”) and, notwithstanding any provisions in these articles to the contrary, in any such case:

(i)	each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (a “record date holder”) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his name at the record date; and

(ii)	accordingly, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant shares at that meeting.

ACCOUNTING RECORDS

132.	The Directors shall cause the Company to keep adequate accounting records, which are sufficient to —

(a)	correctly record and explain the transactions of the Company;

(b)	enable, at any time, the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(c)	enable the Directors to ensure that any financial statements of the Company and any directors’ report, required to be prepared under the Companies Acts, comply with the requirements of the Companies Acts and, where applicable, Article 4 of the IAS Regulation; and

(d)	enable those financial statements of the Company to be audited.

Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year in accordance with the Companies Acts.

133.	The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit; provided that, if the records of account are kept at some place outside Ireland, there shall be kept at an office of the Company in Ireland such records as are required by the Companies Acts to be so kept.

The records of account shall at all times be open to inspection by the Directors. No Shareholder shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Ordinary Resolution.

134.	The Board shall procure that financial statements of the Company are prepared and audited in respect of each year or other period from time to time fixed by the Board and that those financial statements, profit and loss accounts, balance sheets, group accounts and reports as are required by the Companies Acts are made available to Shareholders and laid before the Company in general meeting in accordance with the requirements of the Companies Acts.

135.	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditor’s report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one clear days before the date of the annual general meeting, to every person entitled under the provisions of the Companies Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

AUDITORS

136.	Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

UNTRACED SHAREHOLDERS

137.	The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a Shareholder or the shares to which a person is entitled by transmission if and provided that:

(a)	during a period of 6 years no dividend in respect of those shares has been claimed and at least 3 cash dividends have become payable on the shares in question;

(b)	on or after expiry of that period of 6 years the Company has inserted an advertisement in a newspaper circulating in the area of the last-registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these articles and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares;

(c)	during that period of 6 years and the period of 3 months following the publication of such advertisement the Company has not received any communication from such Shareholder or person entitled by transmission; and

(d)	if so required by the roles of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

The Company’s power of sale shall extend to any share which, on or before the date or first date on which any such advertisement appears, is issued in right of a share to which article 137(a) applies.

To give effect to any such sale the Board may authorise some person to transfer the shares to the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former Shareholder or person entitled by transmission in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

SERVICE OF NOTICES AND OTHER DOCUMENTS

138.	Any notice or other document (except for share certificates, which may only be delivered under paragraphs (a) to (c) of this article) may be sent to, served on or delivered to any Shareholder by the Company by any of the following means:

(a)	personally;

(b)	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to the Shareholder at his address as appearing in the Register;

(c)	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

(d)	subject to each Shareholders’ individual consent to electronic communications being sent to them by the Company, by, where applicable, sending it by email or other electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

(e)	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs (a) to (d) of this article.

139.	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company:

(a)	if sent by personal delivery, at the time of delivery;

(b)	if sent by post, 48 hours after it was put in the post;

(c)	if sent by courier, 24 hours after sending;

(d)	if sent by email or other electronic means, 12 hours after sending; or

(e)	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, or, as the case may be, published on a website in accordance with and the provisions of these articles, or sent by courier, email or by other electronic means, as the case may be, in accordance with these articles. Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these articles, by virtue of its holding or its acquisition and holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

140.	Any requirement in these articles for the consent of a Shareholder in regard to the receipt of such Shareholder of electronic mail or other means of electronic communications approved by the Board, including the receipt of the Company’s audited accounts and the Directors’ and Auditor’s reports thereon shall be deemed to have been satisfied where the Company has written to the Shareholder informing him of its intention to use electronic communication for such purposes and the Shareholder has not within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Shareholder has given, or is deemed to have given, his consent to the receipt of such Shareholder of electronic mail or other means of electronic communications approved by the Board, he may revoke such consent at any time by requesting the Company to communicate with him in documented form; provided however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

141.	If at any time, by reason of the suspension or curtailment of postal services within Ireland or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

142.	In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

143.	In the case of a person entitled by transmission to a share, any notice or other document shall be served on or delivered to him as if he were the holder of that share and his address noted in the Register were his registered address. In any other case, any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these articles shall, notwithstanding that the Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder.

DESTRUCTION OF DOCUMENTS

144. (a)	The Board may authorise or arrange the destruction of documents held by the Company as follows:

(i)	at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the Register;

(ii)	at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

(iii)	at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address;

(iv)	at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques; and

(v)	at any time after the expiration of one year from the general meeting at which it last could be used, any form of proxy.

(b)	It shall conclusively be presumed in favour of the Company that:

(i)	every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

(ii)	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(iii)	every share certificate so destroyed was a valid certificate duly and properly cancelled;

(iv)	every other document mentioned in article 144(a) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

(v)	every paid dividend warrant and cheque so destroyed was duly paid.

(c)	The provisions of article 144(b) shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

(d)	Nothing in this article 144 shall be construed as imposing on the Company or the Board any liability in respect of the destruction of any document earlier than as stated in article 144(a) above or in any other circumstances in which liability would not attach to the Company or the Board in the absence of this article 144.

(e)	References in this article 144 to the destruction of any document include references to its disposal in any manner.

WINDING UP

145.	If the Company is wound up, the liquidator may, subject to any sanction required under applicable law:

(a)	divide among the Shareholders in cash or in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and for such purposes set such value as he deems fair on any property to be so divided and determine how such division shall be carried out as between the Shareholders or different classes of Shareholders; and

(b)	vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

146.	If the Company shall be wound up and the assets available for distribution among the Shareholders as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively.

147.	In case of a sale by the liquidator under section 601 of the Companies Act, the liquidator may by the contract of sale agree so as to bind all the Shareholders for the allotment to the Shareholders directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Shareholders conferred by the said section.

148.	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNIFICATION

149. (a)	Subject always to article 149 (c), 149 (d) and 149 (e), every Indemnified Person shall be indemnified out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) arising out of the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office (including but not limited to liabilities attaching him and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company or any subsidiary of the Company).

(b)	The Board shall have power to purchase and maintain insurances for the benefit of any persons who are or were at any time Indemnified Persons or employees of the Company, or any other company which is its holding company or of any other company which is a subsidiary of the Company or such holding company or in which the Company or such holding company has any direct or indirect interest, including (without limitation) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other company.

(c)	The provisions for indemnity contained in these articles shall have effect to the fullest extent permitted by law, but shall not extend to any matter which would render it void pursuant to the Companies Acts.

(d)	To the extent that any person is entitled to claim an indemnity pursuant to these articles in respect of an amount paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

(e)	The rights to indemnification and reimbursement of expenses provided by these articles are in addition to any other rights to which a person may be entitled.

(f)	In this article 149, (i) the term “Indemnified Person” means a Director, Secretary or other person appointed pursuant to article 114, a member of a committee constituted under article 104, and any person acting as an office holder or committee member in the reasonable belief that he that he has been so appointed or elected notwithstanding any defect in such appointment or election, and (ii) where the context so admits, references to an Indemnified Person include the estate and personal representatives of a deceased Indemnified Person or any such other person, but does not include the office of auditor of the Company.

ALTERATION OF ARTICLES

150.	The Company may by Special Resolution amend or alter these articles of association.

Names, addresses and descriptions

of subscribers

For and on behalf of

Accenture public limited company

1 Grand Canal Square

Grand Canal Harbour, Dublin 2.

Corporate Body

For and on behalf of

AC Administration Services Limited

Arthur Cox Building, Earlsfort Terrace, Dublin 2

Corporate Body

For and on behalf of

Arthur Cox Nominees Limited

Arthur Cox Building, Earlsfort Terrace, Dublin 2

Corporate Body

For and on behalf of

Arthur Cox Registrars Limited

Arthur Cox Building, Earlsfort Terrace, Dublin 2

Corporate Body

For and on behalf of

Arthur Cox Trust Services Limited

Arthur Cox Building, Earlsfort Terrace, Dublin 2

Corporate Body

For and on behalf of

DIJR Nominees Limited

Arthur Cox Building, Earlsfort Terrace, Dublin 2

Corporate Body

For and on behalf of

Fand Limited

Arthur Cox Building, Earlsfort Terrace, Dublin 2

Corporate Body

Dated the 27th day of March 2015

Witness to the above signatures:

Emma Hickey

Arthur Cox Building

Earlsfort Terrace

Dublin 2

DATED                      2015

ACCENTURE HOLDINGS PLC

DEED POLL

IN RELATION TO THE

CASH PAYMENT, OR DELIVERY OF CLASS A ORDINARY SHARES OF ACCENTURE

PLC THROUGH THE DEPOSITORY TRUST COMPANY (OR SIMILAR PROVIDER

OF DEPOSITARY SERVICES), TO THE ESTATES OF DECEASED HOLDERS OF

ORDINARY SHARES OF ACCENTURE HOLDINGS PLC

DEED POLL

OF

ACCENTURE HOLDINGS PLC

The purpose of this Deed Poll is to create a contractually binding obligation of Accenture Holdings plc, a company incorporated under the laws of Ireland with its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland and with registered number 560222 (“Holdings”) to pay cash, which debt, at the sole option of Holdings, may be satisfied by delivery of class A ordinary shares of a nominal value of US$0.0000225 each (“Class A Ordinary Shares”) in the capital of Accenture plc, a company incorporated under the laws of Ireland with its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland and with registered number 471706 (“PLC”), through The Depository Trust Company or similar provider of depositary services (“DTC”), in accordance with the terms of this Deed Poll. Capitalized terms used and not defined herein have the meanings given to them under the articles of association of Holdings (the “Articles”).

BACKGROUND

WHEREAS, the Articles provide that on the occurrence of the death of a Shareholder of ordinary shares of a nominal value of €0.000001 each in the capital of Holdings (“Ordinary Shares”) that is a natural person (a “Deceased Shareholder”), Holdings shall be deemed to have immediately redeemed all of the Ordinary Shares held by that Deceased Shareholder for an aggregate consideration of US$1.00 in cash (the “Redemption Consideration”), such sum being held by Holdings on trust as bare trustee for the benefit of the Deceased Shareholder’s estate.

WHEREAS, for good and valuable consideration, the receipt of which is hereby acknowledged, Holdings wishes to contractually bind itself pursuant to, and subject to, the terms of this Deed Poll to make a further cash payment which debt it may satisfy by delivery of Class A Ordinary Shares, in each case, to the estate of the Deceased Shareholder to reflect the value of the Ordinary Shares redeemed.

NOW THIS DEED POLL WITNESSES AS FOLLOWS:

1.	Holdings hereby declares, undertakes and agrees for the benefit of each Shareholder of Ordinary Shares that is a natural person, their respective estate, successors and assigns, that on the death of a Shareholder of Ordinary Shares:

1.1	Holdings shall make a cash payment to the estate of the Deceased Shareholder in an amount equal to the amount that would have been paid (less US$1.00, being an amount equal to the Redemption Consideration) under article 5(b)(iv)(G) of the Articles had all of the Deceased Shareholder’s Ordinary Shares not been redeemed in accordance with article 5(b)(iv)(E) of the Articles, but instead were redeemed on the date of death of the Deceased Shareholder pursuant to article 5(b)(iv)(B) of the Articles.

1.2	at the sole election of the Board of Directors (the “Board”) of Holdings (which election may be made at any time on or prior to the date of death of a Shareholder of Ordinary Shares) in its absolute discretion and in full satisfaction of any debt due pursuant to paragraph 1.1 above, Holdings may cause to be delivered such number of Class A Ordinary Shares, through DTC, as is equal to the Valuation Ratio for the number of Ordinary Shares that were redeemed upon the death of a Shareholder of Ordinary Shares in accordance with article 5(b)(iv)(E) of the Articles.

2.	For the purposes of this Deed Poll, the survivor or survivors, where the Deceased Shareholder was a joint shareholder or the estate representative, where the Deceased Shareholder was a sole shareholder, shall be the only person or persons recognised by Holdings as having any right or title to the cash payment or delivery of shares described in paragraphs 1.1 or 1.2 above, respectively. The Board may in its absolute discretion determine the identity of such person to be recognised by Holdings for the purposes of this Deed Poll.

3.	In the case of a person becoming entitled to the cash payment or delivery of shares described in paragraphs 1.1 or 1.2 above, respectively, in consequence of the death of a Shareholder of Ordinary Shares or otherwise by operation of applicable law, the Board may require the production to Holdings of such evidence of that person’s entitlement pursuant to this Deed Poll as will enable the Board to reasonably make a determination that such person has such entitlement.

4.	Any person entitled to the cash payment or delivery of shares described in paragraphs 1.1 or 1.2 above, respectively, may, by notice in writing to Holdings, nominate a bank account and (if shares are to be delivered) a DTC broker account for any such cash payment or delivery of shares to be transferred to, or delivered to, respectively. The Board may at any time nominate a bank account or DTC broker account for any such cash payment to be paid to, or shares be delivered to, which cash or shares shall be held for the account of such person.

5.	This Deed Poll may only be varied in writing (excluding electronic methods of writing) at the instance of the Board, provided that it has obtained the approval by written consent of the Shareholders of Ordinary Shares (including, without limitation, PLC) and, to the extent such amendment has an adverse impact thereon, the estates of any Deceased Shareholder that have not yet received a cash payment or delivery of shares pursuant to this Deed Poll, representing not less than 75% of the Ordinary Shares in issue, acting as a single class, and for the purposes of this paragraph 5, the representatives of the estate of the Deceased Shareholder shall be deemed to hold the same number of Ordinary Shares as were held by the Deceased Shareholder immediately prior to their death.

6.	Until such time as Holdings has made a cash payment or delivery of shares described in paragraphs 1.1 or 1.2 above, it will continue to pay or reserve for payment an amount or amounts equal to all dividends (i) paid on the Ordinary Shares or (ii) declared for payment but not yet paid, on the Ordinary Shares, in each case, equal to the amount that would have been paid on the Ordinary Shares of the Deceased Holder, as if such Ordinary Shares had not been redeemed pursuant to article 5(b)(iv)(E) of the Articles. Holdings shall make a cash payment equal to the amount reserved for payment to the estate of the Deceased Holder at the same time as the cash payment or delivery of shares described in paragraphs 1.1 or 1.2 above in the case of clause (i) of the preceding sentence and at the time of payment to holders of Ordinary Shares in the case of clause (ii) of the preceding sentence. The procedures set out in paragraphs 2 to 4 above shall apply equally to any payment under this paragraph 6.

7.	All purported dividends incorrectly paid on an Ordinary Share that was redeemed in accordance with article 5(b)(iv)(E) of the Articles but in respect of which the share register was not updated shall be repayable by the Deceased Holder’s estate, but an amount equal to such purported dividends shall be set off against amounts due to such Deceased Holder’s estate in accordance with paragraph 6.

8.	This Deed Poll is executed as a deed in accordance with Irish law and its validity and formation as a deed shall be governed by Irish law. Any dispute (including non-contractual disputes or claims) arising out of or in connection with this Deed Poll (other than in respect of its validity and formation as a deed) shall be governed by and construed in accordance with the laws of the State of New York.

9.	The U.S. federal and New York state courts in the Borough of Manhattan in The City of New York are to have exclusive jurisdiction in any suit or proceeding arising out of or relating to this Deed Poll or the transactions contemplated hereby. Final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon Holdings and the estate, successors and assigns of any Deceased Shareholder, as applicable, and may be enforced in any court to the jurisdiction of which Holdings and the estate, successors and assigns of any Deceased Shareholder, as applicable, is subject by a suit upon such judgment.

IN WITNESS WHEREOF this Deed Poll has been executed by way of DEED POLL on the date first mentioned above.

EXECUTED and DELIVERED by way of
DEED POLL
by ACCENTURE HOLDINGS PLC acting by	Authorised Representative

in the presence of:

(Signature of Witness):

(Name of Witness):

(Address of Witness):

(Occupation of Witness):

ANNEX C: EXEMPT TERRITORIES

Albania

Armenia

Australia

Austria

Bahrain

Belarus

Belgium

Bosnia & Herzegovina

Botswana

Bulgaria

Canada

Chile

China

Croatia

Cyprus

Czech Republic

Denmark

Egypt

Estonia

Ethopia

Finland

France

Georgia

Germany

Greece

Hong Kong

Hungary

Iceland

India

Israel

Italy

Japan

Korea

Kuwait

Latvia

Lithuania

Luxembourg

Macedonia

Malaysia

Malta

Mexico

Moldova

Montenegro

Morocco

Netherlands

New Zealand

Norway

Pakistan

Panama

Poland

Portugal

Qatar

Romania

Russia

Saudi Arabia

Serbia

Singapore

Slovak Republic

Slovenia

South Africa

Spain

Sweden

Switzerland

Thailand

Turkey

Ukraine

United Arab Emirates

United Kingdom

USA

Uzbekistan

Vietnam

Zambia

C-1

ANNEX D: MANAGEMENT REPORT OF ACCENTURE SCA

DATED 18 MAY 2015

Accenture SCA

Management Report

MANAGEMENT REPORT

As approved by the general partner and manager of Accenture SCA (LuxCo).

1.	Definitions

Terms not defined in this management report (the Report) shall have the meaning given to such terms in the Common Draft Terms of Merger (Common Draft Terms) (attached hereto as Schedule 1).

2.	Introduction

This Report comprises the general partner’s and manager’s explanatory report in respect of the Merger, prepared in accordance with the provisions of article 265 of the Luxembourg Law Governing Commercial Companies of 10 August 1915, as amended from time to time (the LSC).

3.	The Merger

3.1	Details of the Merger

The Merger is intended to be a “merger by acquisition” for the purpose of the Irish Regulations (as defined in Regulation 2 of the Irish Regulations) and a “merger by acquisition” for the purpose of the LSC, such that, on the Effective Date, LuxCo will transfer the entirety of its assets and liabilities to Accenture Holdings plc, an Irish public limited liability company, having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland, and registered with the Irish registrar of companies under registration number 560222 (IrishCo) and LuxCo will upon the Merger be dissolved without going into liquidation.

3.2	Conditions of the Merger

The Merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

(a)	the Common Draft Terms are published in the Luxembourg official gazette (Journal Officiel du Grand-Duché de Luxembourg, Mémorial C, Recueil des Sociétés et Associations) at least one month prior to the LuxCo Special Meeting;

(b)	from a date that is at least one month prior to the date of the LuxCo Special Meeting, the Report, the IrishCo directors’ explanatory report, the report of the Independent Expert, the Common Draft Terms, the Luxembourg statutory accounts for the three last company years (including the management reports thereto) as well as the Accounting Statement will be available for inspection by the shareholders of LuxCo at LuxCo’s registered and principal office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, between 10:00 a.m. and 4:30 p.m. (Luxembourg time) on any day other than a Saturday, Sunday or public holiday in Luxembourg;

(c)	the Merger is approved by the IrishCo Incorporation Shareholders by passing the IrishCo Shareholder Resolution;

(d)	the Merger is approved by the LuxCo Shareholders with rights to vote (the LuxCo Shares held by LuxCo and, under certain conditions, its direct or indirect subsidiaries are not permitted to vote) at the LuxCo Special Meeting recorded as a deed by a civil law notary in Luxembourg in accordance with the LSC;

(e)	the Independent Expert produces the report required by Regulation 7 of the Irish Regulations and Article 266 of the LSC on the fairness of the Exchange Ratio;

(f)	the minutes of the LuxCo Special Meeting are published in the Luxembourg official gazette (Journal Officiel du Grand-Duché de Luxembourg, Mémorial C, Recueil des Sociétés et Associations);

(g)	pursuant to the LSC, the civil law notary in Luxembourg issues a merger certificate confirming that LuxCo has completed the pre-merger requirements;

(h)	there is no threatened, pending or effective decree, order, injunction or other legal restrain prohibiting the consummation of the Merger;

(i)	all consents and governmental authorisations that are necessary, desirable or appropriate in connection with the Merger are obtained on terms acceptable to LuxCo, Accenture plc and/or IrishCo, and are in full force and effect; and

(j)	pursuant to Regulation 14 of the Irish Regulations, Irish High Court makes an Order approving the Merger (including a determination of the fairness of the terms and conditions of the Merger to the shareholders of Luxco) and fixing the Effective Date.

3.3	Exchange Ratio

(a)	The exchange ratio is one (1) IrishCo Share for every one (1) LuxCo Share in issue at the Merger Cut-off Time other than LuxCo Shares held by LuxCo itself (the Exchange Ratio).

(b)	No cash payment shall be made by IrishCo to LuxCo Shareholders in respect of (i) their LuxCo Shares or (ii) the transfer of LuxCo’s assets and liabilities to IrishCo pursuant to the Merger.

4.	Legal grounds for the Common Draft Terms

4.1	This Report has been drawn up in accordance with the LSC. The LSC implements Council Directive No 2005/56/EC of 26 October 2005 on cross-border mergers of limited liability companies (the Directive), which provides a set of procedures for the merger of companies from different states within the European Economic Area (EEA). While a directive is binding in respect of the ends it must achieve, each EEA state has a degree of autonomy regarding the means with which it will implement a directive domestically.

4.2	As noted in paragraph 3.1 above, the Merger is to be structured as a “merger by acquisition” under the LSC, the result of which is that all the assets of LuxCo will be acquired by IrishCo and all the liabilities of LuxCo will be assumed by IrishCo and LuxCo will be dissolved without going into liquidation.

4.3	Under the LSC and the Irish Regulations, certain requirements must be met before the Merger can occur. These requirements include the adoption of the Common Draft Terms and explanatory reports by the management bodies of each of the Merging Companies.

Filing of Documents and Publication of Notices

In Ireland, IrishCo is obliged to file a copy of the Common Draft Terms, together with a notice in the form of a Form CBM1, with the Registrar of Companies. Notice of delivery of these documents to the Registrar of Companies must be published in two national daily newspapers and the Irish companies registration office gazette maintained by the Registrar of Companies at least one month before the passing of the IrishCo Shareholder Resolution.

4.4	The notice published shall include:

(a)	the date of delivery of the documentation to the Registrar of Companies;

(b)	the matters specified in the Form CBM1;

(c)	a statement that copies of the Common Draft Terms and the Irish directors’ explanatory report are available for inspection at IrishCo’s registered office; and

(d)	a statement that the Common Draft Terms may be obtained from the Registrar of Companies or from IrishCo.

4.5	In Luxembourg, LuxCo is obliged to file a copy of the Common Draft Terms with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés de Luxembourg) (the RCS). The Common Draft Terms must be published in the Luxembourg official gazette (Journal Officiel du Grand-Duché de Luxembourg, Mémorial C, Recueil des Sociétés et Associations) at least one month before the LuxCo Special Meeting.

Inspection

4.6	A copy of this Report, the IrishCo directors’ explanatory report, the Common Draft Terms, the Luxembourg statutory accounts for the three last company years (including the management reports thereto) as well as the interim Luxembourg accounts dated 31 March 2015 and the Independent Expert’s report (see below) are available to the shareholders of LuxCo at LuxCo’s registered and principal office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

Independent Expert

4.7	An Independent Expert’s report is required by Regulation 7 of the Irish Regulations and Article 266 of the LSC in connection with the Merger and which report will be made available to (i) the LuxCo Shareholders at the registered office of LuxCo at least one month prior to the LuxCo Special Meeting and (ii) IrishCo’s Shareholders at the registered office of IrishCo at least one month prior to the passing of the IrishCo Shareholder Resolution.

4.8	On the application of both IrishCo and LuxCo, the Irish High Court has appointed the joint Independent Expert for each of IrishCo and LuxCo in accordance with Regulation 7(2)(b) of the Irish Regulations and Article 266 of the LSC.

Shareholder Approval

4.9	The proposal to approve the Common Draft Terms and effect the Merger will be put to the LuxCo Shareholders at the LuxCo Special Meeting for approval, as required by the LSC.

4.10	The proposal to approve the Common Draft Terms and effect the Merger will be approved by IrishCo’s Shareholders by the passing of the IrishCo Shareholder Resolution, as required by the Irish Regulations.

Pre-merger certificates

4.11	Once LuxCo has complied with the requirements applicable to it under the LSC, it will apply to the civil law notary in Luxembourg for the issue of a pre-merger certificate confirming compliance with those requirements.

4.12	Once IrishCo has complied with the requirements applicable to it under the Irish Regulations, it will apply to the Irish High Court for a pre-merger certificate confirming compliance with those requirements.

Final Order and scrutiny of the Merger

4.13	Pursuant to Recital 7 and Article 12 of the Directive, the monitoring of the completion and legality, as well as the timing of the effectiveness, of a cross-border merger is determined by the national law that is applicable to the surviving company. Accordingly, the monitoring of the completion and legality, as well as the timing of the effectiveness, of the Merger is governed by Irish law because the surviving company, IrishCo, is a limited liability company incorporated under Irish law.

4.14	Therefore, following the issue of the pre-merger certificates described above, the Merging Companies will make a joint application to the Irish High Court for the Order which will specify the Effective Date of the Merger in accordance with Regulation 14 of the Irish Regulations.

5.	The Effect of the Merger

In Luxembourg, the Merger will have the following effects on the Effective Date:

(a)	all of the assets and liabilities of LuxCo will be transferred to IrishCo;

(b)	each LuxCo Shareholder, other than LuxCo itself, whose name appeared in the register of members of LuxCo at the Merger Cut-off Time will receive one (1) IrishCo Share for every one (1) LuxCo Share held at the Merger Cut-off Time;

(c)	LuxCo will be dissolved without going into liquidation;

(d)	all legal proceedings pending by or against LuxCo shall be continued with the substitution, for LuxCo, of IrishCo as a party;

(e)	every contract, agreement or instrument to which LuxCo is a party shall be construed and have effect as if:

(i)	IrishCo had been a party thereto instead of LuxCo;

(ii)	for any reference (however worded and whether express or implied) to LuxCo there was substituted a reference to IrishCo; and

(iii)	any reference (however worded and whether express or implied) to the managers, directors, officers or representatives or employees of LuxCo or any of them, were, respectively, a reference to the managers, directors, officers, representatives or employees of IrishCo or to such manager, director, officer, representative or employee of IrishCo as IrishCo nominates for that purpose or, in default of nomination, to the manager, director, officer, representative or employee of IrishCo who corresponds as nearly as may be to the first-mentioned manager, director, officer, representative or employee;

(f)	every contract, agreement or instrument to which LuxCo is a party will become a contract, agreement or instrument between IrishCo and the counterparty with the same rights, and subject to the same obligations, liabilities and incidents (including rights of set-off), as would have been applicable thereto if that contract, agreement or instrument has continued in force between LuxCo and the counterparty, and any money due and owing (or payable) by or to LuxCo under or by virtue of any such contract, agreement or instrument shall become due and owing (or payable) by or to IrishCo instead of LuxCo; and

(g)	an offer or invitation to treat made to or by LuxCo before the Effective Date shall be construed and have effect, respectively, as an offer or invitation to treat made to or by IrishCo.

6.	Economic Grounds for the Common Draft Terms

LuxCo and IrishCo believe that the Merger will simplify the Accenture group’s structure, reduce administrative burdens, result in economic efficiencies and further consolidate the Accenture group in Ireland, where LuxCo’s and IrishCo’s parent company, Accenture plc, is incorporated.

7.	Implications of the Merger

7.1	For shareholders

(a)	If the Merger becomes effective, on the Effective Date:

(i)	the shareholders of LuxCo will be issued one (1) IrishCo Share for every one (1) LuxCo Share held at the Merger Cut-off Time other than LuxCo Shares held by LuxCo itself; and

(ii)	the Incorporation Shares in issue will mandatorily be converted to deferred shares with no voting rights, no rights to income and only nominal rights on a return of capital such that they will be of negligible economic value.

(b)	The IrishCo Shares will, when issued, be fully paid and rank pari passu in all respects with all other IrishCo Shares in issue on the Effective Date, including, where the record date for determining entitlements is on or after the date of issue of the IrishCo Shares, the right to all dividends and other distributions (if any) declared, made or paid by IrishCo on the IrishCo Shares.

(c)	No special rights or conditions will affect the entitlement of the IrishCo Shares (or holders thereof) in respect of dividends or distributions made, paid or declared on IrishCo Shares where the record date for determining the entitlement to such dividends or distributions is on or after the Effective Date. The IrishCo Shares shall have no right to any dividends or other distributions (if any) declared, made or paid by IrishCo on the IrishCo Shares where the record date for determining entitlements is before the date of issue of the IrishCo Shares.

(d)	The one unlimited Class I common share of LuxCo which is held by Accenture plc, the parent company of the Merging Companies, in its capacity as the general partner of LuxCo, is subject to certain additional rights and obligations. Such rights and obligations are necessary by reference to LuxCo’s status as a partnership limited by shares (société en commandite par actions) and do not need to be replicated in IrishCo. It is therefore determined that one (1) IrishCo Share be issued to Accenture plc in exchange for the unlimited Class I common share as part of the Merger.

7.2	For creditors

Creditors of LuxCo whose claims predate the date of publication of the deed recording the Merger, notwithstanding any agreement to the contrary, are entitled to obtain adequate safeguard of collateral for any matured or non-matured debts in accordance with Article 268 of the LSC, if they file their claim with the judge presiding the chamber of the Tribunal d’Arrondissement in Luxembourg dealing with commercial matters within two months following the publication of the resolutions of the LuxCo Special Meeting approving the Merger, and subject to the creditors substantiating that due to the Merger the satisfaction of their claims is at stake and that no adequate safeguards have been obtained from LuxCo.

7.3	For employees

LuxCo is expected to have no employees at the time the Common Draft Terms are published, and IrishCo does not have any employees. Accordingly, the Merger will have no effects on any employees or employee representation bodies.

8.	Inspection of Documents

From a date that is at least one month prior to the date of the LuxCo Special Meeting:

8.1	this Report, the IrishCo directors’ explanatory report, the report of the Independent Expert, the Common Draft Terms, the Luxembourg statutory accounts for the three last company years (including the management reports thereto) as well as interim Luxembourg accounts dated 31 March 2015 will be available for inspection by the shareholders of LuxCo at LuxCo’s registered and principal office at 46A, avenue J.-F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, between 10:00 a.m. and 4:30 p.m. (Luxembourg time) on any day other than a Saturday, Sunday or public holiday in Luxembourg; and

8.2	copies of this Report, the IrishCo directors’ explanatory report, the report of the Independent Expert, the Common Draft Terms, the Luxembourg statutory accounts for the three last company years (including the management reports thereto) as well as interim Luxembourg accounts dated 31 March 2015 may be obtained by the shareholders of LuxCo free of charge on request by contacting Investor Relations Group by telephone in the United States and Puerto Rico at +1 877-ACN-5659 (+1 877-226-5659) and outside the United States and Puerto Rico at +353 1 407-8203, by e-mail at investor.relations@accenture.com, or by mail at Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA.

For and on behalf of Accenture plc, acting in its capacity as General Partner and manager of Accenture SCA

/s/ Joel Unruch
Represented by: the Accenture SCA General Partner Committee

by Joel Unruch
Title: Associate General Counsel & Assistant Secretary of Accenture plc